Exhibit 2.2






                           SALE AND PURCHASE AGREEMENT


         THIS SALE AND PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 15, 1996, is between Hercules Incorporated (herein "HERCULES"), Hercules Nederland BV (herein "HOLDCO") and HISPAN Corporation (herein "HISPAN"), each and all as sellers, and Hexcel Corporation (herein "HEXCEL"), as buyer. Sometimes herein, HERCULES, HOLDCO, HISPAN and HEXCEL are referred to individually as a "PARTY" and collectively as the "PARTIES". Sometimes herein, HERCULES, HISPAN and HOLDCO are referred to individually as a "SELLER" and collectively as the "SELLERS".

         WHEREAS, HEXCEL had expressed an interest in a possible transaction concerning the CPD BUSINESS and pursuant to such interest, the PARTIES held discussions;

         WHEREAS, the PARTIES have previously entered into the CONFIDENTIALITY AGREEMENT under which HERCULES provided HEXCEL with confidential or proprietary information about the CPD BUSINESS;

         WHEREAS, the PARTIES desire to enter into this AGREEMENT pursuant to which, upon the terms and subject to the conditions contained in the DEFINITIVE AGREEMENTS, the TRANSACTIONS will be effectuated;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the PARTIES agree as follows:

                                    ARTICLE I

                                      TERMS


     1.1 CERTAIN DEFINITIONS. For all purposes of this AGREEMENT, the following capitalized terms shall have the respective meanings set forth below:

          1.1.1 "AFFILIATE" of any specified PERSON means any other PERSON directly or indirectly controlling or controlled by or under direct or indirect common control with such specified PERSON. For the purposes of this definition, "control" when used with respect to any specified PERSON (A) means the power to direct the management and policies of such PERSON, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and (B) shall be presumed if a PERSON has the direct or indirect power to appoint or have elected more than fifty percent (50%) of the governing body (e.g., board of directors) of such PERSON or has direct or indirect ownership of more than fifty percent (50%) of the voting shares or securities of such PERSON.
 .

          1.1.2 "AGREEMENT" means this Sale And Purchase Agreement, including the ENVIRONMENTAL ANNEX, the HUMAN RESOURCES ANNEX, the TAX ANNEX, and each and all of the other annexes, exhibits and schedules attached hereto or thereto.

          1.1.3 "ANCILLARY DOCUMENTS" means, collectively, the BACCHUS POND AGREEMENT, the CPD TECHNICAL CENTER LEASE, the TECHNICAL SERVICES AGREEMENT, the PRODUCT AGREEMENT, the TRANSITION SERVICES AGREEMENT, and all other documents and certificates delivered by any PARTY at the CLOSING.

          1.1.4     "ASSUMED LIABILITIES" has the meaning set forth in Section
2.4 but excludes the EXCLUDED LIABILITIES.

          1.1.5 "AUTHORITY" means any foreign, national, federal, state, local or other governmental, judicial, administrative, arbitral, or regulatory body or agency or authority or panel within or without the United States having requisite jurisdiction over any PARTY, the CPD BUSINESS or any part of the TRANSACTIONS.

          1.1.51    "BACCHUS POND AGREEMENT" has the meaning set forth in
Section 2.11.

          1.1.6 "BID" means any quotation, bid or proposal of any nature whatsoever, whether written or oral, and including all modifications and amendments thereof and supplements thereto, that if accepted or awarded would lead to a CONTRACT with any PERSON for the development, design, manufacture and/or sale of products or the provision of services by the CPD BUSINESS.

          1.1.7 "BUSINESS DAY" means any day other than a Saturday, Sunday or federal or state holiday or day on which banks in Delaware or New York are required or permitted by law to be closed.

          1.1.8 "CLAIM" shall mean any and all damages, deficiencies, demands, debts, obligations, losses, claims, assessments, remediation, product liability claims, actions, suits, arbitrations, proceedings, liabilities, damages, fines, penalties, assessments, judgments, costs and expenses (including legal expenses, settlement payments, investigation expenses and reasonable fees of counsel or other experts) of every kind (whether absolute, accrued, contingent or other) and however and wherever arising (whether foreign, domestic or other). CLAIM shall also include a material diminution in value of a PURCHASED ASSET where such PURCHASED ASSET can be reasonably demonstrated to have suffered a permanent loss in value to the CPD BUSINESS from the corresponding value of such PURCHASED ASSET on the CLOSING DATE. The foregoing described items include those incurred by a PERSON seeking indemnification (the "INDEMNITEE") hereunder from a PERSON providing indemnification (the "INDEMNITOR").

          1.1.9     "CLOSING" has the meaning set forth in Section 4.1.

          1.1.10    "CLOSING DATE " has the meaning set forth in Section 4.1.

          1.1.11 "CONFIDENTIALITY AGREEMENT" means that confidentiality agreement, dated January 26, 1994, between the PARTIES.

          1.1.12 "CONSENT" shall mean any and all consents, approvals, novations, waivers, and the like; and provided that to the greatest extent practicable each of the same shall be in writing and if given verbally, shall be confirmed in writing as soon as practicable after having been so given. "AUTHORITY CONSENT" shall mean any and all CONSENT of any AUTHORITY. "THIRD PERSON CONSENT" shall mean any and all CONSENT of any THIRD PERSON other than an AUTHORITY.

          1.1.13 "CONTRACT" means any lease, sales order, purchase order, assignment, agreement (including distribution and agency agreements) or other contract, agreement, arrangement, understanding or commitment of any nature whatsoever, whether written or oral, and including all modifications and amendments thereof and supplements thereto; provided however, all items or matters relating to insurance or to funding or providing employee benefits pursuant to those plans listed on the annexes, exhibits or schedules to the HUMAN RESOURCES ANNEX are excluded from this definition.

          1.1.14 "CPD" means the Composite Products Division of HERCULES, which Division includes the Carbon Fibers and Carbon Fiber Prepreg Business Units.

          1.1.15 "CPD BUSINESS" means the business and related activities of CPD in the research, development, manufacture, distribution, and sale of (A) polyacrylonitrile precursor and related materials used in the manufacture of carbon fiber; (B) carbon fiber and related materials; (C) carbon fiber and related materials consumed internally to manufacture carbon fiber prepregs; and
(D) prepregs and related materials. However, nothing herein is intended to or shall include any business, activity or interest in the composite structures business and activities whether past, present or future, including (i) HERCULES' interest in TAEMA, or (ii) HERCULES' interest in TECHSYSTEMS, or (iii) any of the EXCLUDED ITEMS.

          1.1.16 "CPD BUSINESS ITEMS" means individually and collectively the PURCHASED ASSETS and the ASSUMED LIABILITIES and, except as otherwise provided in any of the DEFINITIVE AGREEMENTS, the assets and liabilities of HAESA.

          1.1.17 "CPD FINANCIAL STATEMENTS" means individually and collectively the financial statements described in Section 2.7 hereof.

          1.1.18 "CPD INTELLECTUAL PROPERTY" means any and all INTELLECTUAL PROPERTY owned, controlled (in the sense of having the right to license or sublicense others) or licensed (with the right to transfer or sub-license others) by HERCULES and used or held for use in the CPD BUSINESS since December 31, 1995, but excluding HERCULES NON-CPD INTELLECTUAL PROPERTY. CPD INTELLECTUAL PROPERTY includes the items listed in Schedule 1.1.18.

          1.1.19 "CPD MATERIAL ADVERSE EFFECT" means any material adverse effect upon or change in (A) the business, assets, liabilities, properties, condition (financial or otherwise), operations or results of operations of the CPD BUSINESS taken as a whole; (B) HERCULES' and its AFFILIATES' ability to continue to conduct the CPD BUSINESS as it is presently being conducted; or (C) HERCULES' ability to consummate its part of the TRANSACTIONS. CPD MATERIAL ADVERSE EFFECT includes any material adverse change in the prospects of the CPD BUSINESS resulting from any event which occurs during the PRE-CLOSING PERIOD, which is beyond the control of HEXCEL or any of its AFFILIATES and which could be reasonably expected to have a material adverse effect on the ability of the CPD BUSINESS to perform as well as the performance expectations set forth in the 1996 and 1997 portions taken together of the 1996-2000 Strategic Plan of the CPD BUSINESS as such portions are described in Part I of Schedule 1.19; provided the said event does not include (i) historical, cyclical or seasonal changes in the CPD BUSINESS and (ii) matters of a general nature (whether business, political, economic, financial or other) affecting other companies engaged in business generally. Notwithstanding the foregoing, neither any matter described in Part II of Schedule 1.1.19 nor any matter approved by HEXCEL in writing from time to time as exceptions to this Section 1.1.19 shall constitute a CPD MATERIAL ADVERSE EFFECT.

          1.1.20    "CPD MATERIAL CONTRACT" has the meaning set forth in Section
5.9.

          1.1.21 "CPD MATERIALITY STANDARD" shall mean to the extent that the item or matter in question (or all such items or matters in the aggregate) could reasonably be expected to have a CPD MATERIAL ADVERSE EFFECT.

          1.1.22    "CPD TECHNICAL CENTER" has the meaning set forth in Section
2.10.1 "CPD TECHNICAL CENTER LEASE" has the meaning set forth in Section 2.10.2.

          1.1.23 "DEFINITIVE AGREEMENTS" means, individually and collectively, this AGREEMENT, the ANCILLARY DOCUMENTS and the agreements, certificates, instruments and documents specifically required in or contemplated by this AGREEMENT or any ANCILLARY DOCUMENT.

          1.1.24 "ENCUMBRANCES" means any and all liens, CLAIMS, charges, security interests, pledges, mortgages, rights-of-way, building use restrictions, exceptions, variances, reservations, easements, limitations or other encumbrances or rights or CLAIMS of others (including any options or similar rights) of any character whatsoever.

          1.1.25 "ENVIRONMENTAL ANNEX" means that Environmental Annex attached hereto as Annex One.

          1.1.26 "EXCLUDED ITEMS" has the meaning set forth in Section 2.2. "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.5.

          1.1.27 "EXON-FLORIO PROVISION" means the Exon Florio provision of the Omnibus Trade and Competitiveness Act of 1988 (P.L. 100-418, 102 Stat. 142526, codified at 50 U.S.C. app. Sec. 721) and any applicable rules and regulations promulgated thereunder or related thereto.

          1.1.28 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          1.1.29 "HAESA" means Hercules Aerospace Espana, S.A., a Spanish corporation having its principal office at Poligono Industrial "Ciudad de Parla", c/Bruselas 10-16, 28980 Parla (Madrid), Spain, and being owned 100% by HOLDCO, which is owned 100% by HERCULES.

          1.1.30    "HAESA BALANCE SHEET" has the meaning set forth in Section
2.7.4.

          1.1.31 "HERCULES" means Hercules Incorporated, a Delaware corporation, having its principal office at Hercules Plaza, Wilmington, DE 19894-0001.

          1.1.32    "HERCULES INDEMNITEES" has the meaning set forth in Section
12.3.

          1.1.33 "HERCULES INSURANCE" means any and all insurance, policies, self-insurance programs and other forms of insurance purchased, acquired, accepted or maintained by HERCULES to cover risks or losses of any CPD BUSINESS ITEM prior to the TURNOVER POINT, including insurance covering engineering services.

          1.1.34 "HERCULES NON-CPD INTELLECTUAL PROPERTY" means any and all INTELLECTUAL PROPERTY used incidentally in the CPD BUSINESS and shall not include any intellectual property used primarily in the CDP BUSINESS.

          1.1.35 "HEXCEL" means Hexcel Corporation, a Delaware corporation having its principal office at 5794 West Las Positas Boulevard, Pleasanton, California 94588.

          1.1.36    "HEXCEL INDEMNITEES" has the meaning set forth in Section
12. 2.

          1.1.37 "HEXCEL MATERIAL ADVERSE EFFECT" means any material adverse effect upon HEXCEL's ability to consummate its respective part of the TRANSACTIONS. Notwithstanding the foregoing, neither a change resulting from the DEFINITIVE AGREEMENTS, any matter described in Schedule 1.1.37, nor any other matter approved by HERCULES in writing from time to time as exceptions to this Section 1.1.37 shall constitute a HEXCEL MATERIAL ADVERSE EFFECT.

          1.1.38    [INTENTIONALLY LEFT BLANK]

          1.1.39 "HEXCEL MATERIALITY STANDARD" means to the extent that the item or matter in question (or all such items or matters in the aggregate) could reasonably be expected to have a HEXCEL MATERIAL ADVERSE EFFECT.

          1.1.40 "HISPAN" means HISPAN Corporation, a Delaware corporation having its principal office at 3300 Mallard Fox Drive, P.O. Box 2247, Decatur, Alabama 35609, and being owned 100% by HERCULES.

          1.1.41    [INTENTIONALLY LEFT BLANK]

          1.1.42 "HUMAN RESOURCES ANNEX" means that Human Resources Annex attached hereto as Annex Two.

          1.1.43    "INDEMNITEE" has the meaning set forth in Article XII.

          1.1.44    "INDEMNITOR" has the meaning set forth in Article XII.

          1.1.45 "INSTRUMENTS OF RECEIPT AND ASSUMPTION" has the meaning set forth in Section 4.3 (A).

          1.1.46    "INSTRUMENTS OF TRANSFER" has the meaning set forth in
Section 4.2 (A).

          1.1.47 "INTELLECTUAL PROPERTY" means (A) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all re-issuance, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (B) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (C) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (D) all mask works and all applications, registration, and renewals in connection therewith, (E) all know-how, trade secrets, technical information, and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, formulas, compositions, manufacturing and production processes, techniques and methods, technical data, designs, drawings, blue prints, patterns, specifications, assembly procedures, test procedures, instruction manuals, operation manuals, maintenance manuals, reliability data, quality control data, customer and supplier lists, parts lists, pricing and cost information and business and marketing plans and proposals), (F) all computer software (including data and related documentation), (G) all other proprietary rights, and (H) all copies and tangible embodiments thereof (in whatever form or medium).

          1.1.48    "INVENTORIES" has the meaning set forth in Section 2.1 (E).

          1.1.49 "LETTER OF INTENT" means, collectively, the letter of HEXCEL dated March 7, 1996, countersigned by HERCULES, and the letters of HEXCEL dated March 12, 1996 and March 28, 1996, modifying the said March 7 letter concerning the CPD BUSINESS.

          1.1.50    "NOTICE" has the meaning set forth in Section 14.6.

          1.1.51    "NOTICE OF CLAIM" has the meaning set forth in Section
12.4.1 (A).

          1.1.52 "ORDINARY COURSE" shall mean conduct or operation of a business, item, matter or activity in the ordinary course consistent with normal past practice since December 31, 1994, as to the CPD BUSINESS.

          1.1.53 "PERMITS" means all rights and incidents of interest in and to all licenses, certificates, consents, permits, approvals and other authorizations of any AUTHORITY. PERMITS include ENVIRONMENTAL PERMITS as defined in the ENVIRONMENTAL ANNEX. CPD BUSINESS PERMITS means all PERMITS necessary for the conduct of the CPD BUSINESS in the ORDINARY COURSE.

          1.1.54 "PERMITTED ENCUMBRANCES" shall mean as of any particular time:

               (A) liens for current state and local property taxes not yet due and payable;

               (B) covenants, restrictions, liens, encumbrances, servitudes, rights-of-way, easements, exceptions building use restrictions, variances, reservations and limitations, and agreements contained in instruments of record related to real property and none of which, either individually or in the aggregate (i) render the title thereto less than good and marketable, (ii) would make TITLE INSURANCE not obtainable, (iii) materially adversely affect or detract from the value of the CPD BUSINESS or any of the real properties listed in Schedule 2.1 (A), or (iv) materially inhibit the use of the CPD BUSINESS ITEMS;

               (C) covenants, restrictions, liens, encumbrances, limitations and agreements contained in instruments of record relating to personal property and none of which either individually or in the aggregate materially adversely affect the title, value or use of the PURCHASED ASSETS;

               (D) the items, if any, described in Schedule 1.1.60, that do not materially adversely affect or detract from the value of or materially inhibit the ORDINARY COURSE use of the CPD BUSINESS ITEMS; and

               (E) arrangements and agreements with TECHSYSTEMS to the extent identified in the Schedules hereto, the DEFINITIVE AGREEMENTS, or the documents described in Schedule 2.23.

          1.1.55 "PERSON" means an individual, partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate, agency or other entity.

          1.1.56 "PRE-CLOSING PERIOD" means the period from the date of this AGREEMENT through the earlier of (A) the expiration or termination of this AGREEMENT or (B) the TURNOVER POINT.

          1.1.57 "PRODUCT AGREEMENT" means the agreement set forth in Section 2.19.

          1.1.58    "PURCHASE PRICE" has the meaning set forth in Section 3.1.

          1.1.59    "PURCHASE PRICE ADJUSTMENT" has the meaning set forth in
Section 3.2.

          1.1.60 "PURCHASED ASSETS" has the meaning set forth in Section 2.1 but excludes the EXCLUDED ITEMS.

          1.1.61    "REAL PROPERTY" has the meaning set forth in Section 2.1(A).

          1.1.62    "RECORDS" has the meaning set forth in Section 2.1 (G).

          1.1.63    "RESOLUTION PANEL" has the meaning set forth in Section
13.2.

          1.1.64 "SECURITIES LAW" means any and all applicable foreign, federal, state or local laws, rules and regulations governing or applicable to securities, and applicable rules and regulations of appropriate stock exchanges, all as any of the foregoing may be in effect and as amended from time to time. Without limiting this definition, SECURITIES LAW shall include (A) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (B) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (C) the rules and regulations of any applicable stock exchange.

          1.1.65    "SECURITIES REPORTS" has the meaning set forth in Section
6.3.2.

          1.1.66 "TAEMA" means Tecnologie d'Avanguardia E Materiali Avanzati S.p.A., an Italian company, having offices in Rome, Italy, and engaged in the composite structures business. TAEMA was formed in November 1988 and is presently owned 25% by HERCULES, 45% by BAT International S.p.A., an Italian corporation, and 30% by ANR Investments N.V., a Netherlands Antilles corporation. There is outstanding a proposed transfer to the other shareholders of TAEMA of HERCULES' interest in TAEMA.

          1.1.67    "TAX ANNEX" means that Tax Annex attached hereto as Annex
Three.

          1.1.68 "TECHNICAL CENTER LEASE" means the CPD Technical Center Lease described in Section 2.10.2.

          1.1.69 "TECHNICAL SERVICES AGREEMENT" means the Technical Services Agreement described in Section 2.21.

          1.1.70 "TECHSYSTEMS" means Alliant Techsystems, Inc., a Delaware corporation, having offices at 600 Second Street N.E., Hopkins, Minnesota 55343 U.S.A., and engaged in the aerospace and defense business (including composite structures).

          1.1.71 "THIRD PERSON" means PERSON(s) other than HEXCEL, HEXCEL ESPANA, HERCULES, HISPAN, HAESA and their respective AFFILIATES (and, in the case of HEXCEL, also Ciba-Geigy AG and its subsidiaries), directors, officers, employees, agents, consultants, representatives and successors.

          1.1.72    "TITLE INSURANCE" has the meaning set forth in Section 2.25.

          1.1.73 "TRANSACTIONS" means individually and collectively the following: (A) the execution, delivery and performance of each and all of the DEFINITIVE AGREEMENTS; (B) the sale, assignment, transfer and delivery by HERCULES to HEXCEL of all right, title and interest of HERCULES and its AFFILIATES (including HAESA and HISPAN) in, to and under the PURCHASED ASSETS, free and clear of all ENCUMBRANCES other than PERMITTED ENCUMBRANCES, and the purchase, receipt and acceptance by HEXCEL of such right, title and interest;
(C) the assumption by HEXCEL of the ASSUMED LIABILITIES; (D) the payment of the PURCHASE PRICE in cash; (E) the effectuation and implementation of each and all other transactions contemplated by the DEFINITIVE AGREEMENTS; and (F) the taking of any and all action necessary to the foregoing (A) through (E).

          1.1.74 "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement described in Section 2.22.

          1.1.75 "TURNOVER POINT" means the CLOSING whereupon the CPD BUSINESS ITEMS shall be deemed to have been transferred to HEXCEL and all sales, profits, losses, and other aspects of the CPD BUSINESS after such time shall be for the account of or otherwise belong to HEXCEL.


     1.2  ANNEXES, ETC.

          1.2.1 References made to an "Annex", "Exhibit" or a "Schedule," unless otherwise specified, refer to one of the Annexes, Exhibits or Schedules attached to this AGREEMENT, and references made to an "Article" or a "Section," unless otherwise specified, refer to one of the Articles or Sections of this AGREEMENT.

          1.2.2 In referencing schedules attached to the DEFINITIVE AGREEMENTS, information is sometimes said to be "described," listed," and/or "set forth" in such schedules. The phrases of "described," "listed," and "set forth" are used synonymously and are intended to connote the same meaning in each instance.

     1.3 PLURALS, ETC. (A) The plural form of any noun shall include the singular and the singular shall include the plural, unless the context requires otherwise. (B) Each of the masculine, neuter and feminine forms of any pronoun shall include all such forms unless the context requires otherwise. (C) The terms "include", "includes", "including" and all other forms and derivations of such term shall mean including without limitation. (D) The terms "herein", "hereof", "hereunder", "hereby", "hereto", "herewith" and words of similar import shall refer to this AGREEMENT as a whole and not to any particular article, section or paragraph of this AGREEMENT. (E) The "(s)" shall mean any one or more.

     1.4 TIME OF DAY. Unless otherwise provided herein, all references to a fixed time of day shall mean Eastern Standard Time or Eastern Daylight Savings Time, whichever is in effect in Wilmington, Delaware, on the date in question.

     1.5  KNOWLEDGE.   "Known" or "knowledge" means actual personal knowledge of
or knowledge communicated in written form to an officer or employee within a PARTY'S corporate structure at or above the plant manager or comparable corporate level employee who has decision-making responsibility with regard to the business, operations, matter or asset in question or knowledge which such plant manager or corporate level employee could reasonably be expected to have as a result of reasonable inquiries to his or her direct reporting subordinates about the actual knowledge of such subordinates.

                                   ARTICLE II

                                SALE AND PURCHASE

     2.1  SALE AND PURCHASE.   Subject to the terms and conditions of this
AGREEMENT, at the CLOSING and as of the TURNOVER POINT, the SELLERS shall sell, transfer, convey, assign and deliver to HEXCEL, in all cases, free and clear of all ENCUMBRANCES other than PERMITTED ENCUMBRANCES, and HEXCEL shall purchase, acquire and accept (i) all right, title and interest of the SELLERS in and to all of the assets and properties of any nature whatsoever, wherever located, whether now owned or acquired during the PRE-CLOSING PERIOD, used or held for use in the CPD BUSINESS since December 31, 1995 (even if accounted for or carried at zero book value) (each and all of such assets and properties being referred to as the "PURCHASED ASSETS") and (ii) good and valid title to all (i.e.100%) of the outstanding capital stock of HAESA (which notwithstanding the foregoing shall be free and clear of all ENCUMBRANCES except those if any imposed in articles of incorporation or by-laws of HAESA (copies of which are set forth in Schedule 2.1 Q) and applicable provisions of Spanish law. For purposes of Article V and Section 7.7 hereof, the PURCHASED ASSETS shall include all assets owned, leased or held (with lawful right to use) by HAESA. The PURCHASED ASSETS include such rights, title to and interest in and to the items described in below Paragraphs (A) through (Q), but excluding the EXCLUDED ITEMS.

          (A) All real property, whether owned or leased, including (i) all buildings, houses, facilities and other structures and improvements thereon,
(ii) all rights, privileges, hereditaments and appurtenances appertaining thereto or to any of such buildings, facilities or other structures or improvements and (iii) to the extent constituting real property under applicable law, all fixtures, installations, equipment and other property attached thereto or located thereon (collectively, "REAL PROPERTY"); REAL PROPERTY includes the owned items described in Part I of Schedule 2.1 (A) and the leased items described in Part II of Schedule 2.1 (A).

          (B) The CPD manufacturing facility in Magna, Utah, including all real, personal and other property located thereat, thereon or therein of the CPD BUSINESS (the "BACCHUS PLANT 3") but excluding the items described in Part II of
Schedule 2.1 (B) and excluding the BACCHUS POND described in Part III of
Schedule 2.1.  The BACCHUS PLANT 3 is further described in Part I of Schedule
2.1 (B).

          (C) Subject to Section 2.10, the non-real property portion of the CPD TECHNICAL CENTER, including the non-real property items described in Schedule 2.10.1.

          (D) All machinery, equipment, fixtures, installations and other property and all other personal property, whether owned or leased, including all vehicles, furniture, tools, spare parts, supplies, items historically expensed, office and laboratory equipment, research facilities, materials, fuel, computer hardware, and other personal property not normally included in inventory (collectively, "PERSONAL PROPERTY"); PERSONAL PROPERTY includes the items described in Part I of Schedule 2.1 (D) and that production line known as "Line A" at the HISPAN plant and described in Part II of Schedule 2.1 (D).

          (E) All inventory items wherever located but subject to consumption and reasonable wear and tear (collectively "INVENTORIES"); INVENTORIES include raw materials, work in process, samples, finished goods and products and storeroom, plant and other supplies and inventories consigned or in transit; INVENTORIES include the items described in Schedule 2.1 (E).

          (F) All CONTRACTS and BIDS, including the items listed or described in Schedule 2.1 (F).

          (G) Subject to Sections 2.16, 4.4 and 8.5, all books, records and selling material of the CPD BUSINESS, including all books; records; files; strategic, marketing and other plans; blueprints; drawings; designs; specifications; computer software, data processing systems and data bases; customer, supplier and credit information; studies; surveys; reports; correspondence; sales material; and promotional literature (collectively, "RECORDS") but excluding computer software, data processing systems and data bases related to human resources and excluding items described in Schedule 2.1
(G).

          (H) Subject to Sections 4.4 and 8.5, all CPD INTELLECTUAL PROPERTY described in Schedule 1.1.18.

          (I) Subject to Section 4.4, all PERMITS but only to the extent legally transferable by HERCULES.

          (J) Subject to Section 8.6, all accounts, accounts receivable and notes receivable (including trade accounts receivable, vendor credits and accounts receivable from employees transferred to HEXCEL pursuant to the HUMAN RESOURCES ANNEX) together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto and all CLAIMS arising therefrom.

          (K) All prepaid charges and expenses, including those related to insurance premiums, salaries, leases and rentals and utilities, and excluding those related to employee benefits.

          (L) All CLAIMS in bankruptcy and choses in action, indemnification agreements with and indemnification rights against THIRD PERSONS and other CLAIMS arising solely or substantially out of the CPD BUSINESS or the CPD BUSINESS ITEMS, including the CLAIMS described in Schedule 2.1 (L).

          (M) All rights, claims, credits, causes of action or rights of set-off against THIRD PERSONS relating to the CPD BUSINESS and all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other THIRD PERSONS in connection with products or services purchased by or furnished to HERCULES or any of its AFFILIATES for use solely or substantially in the CPD BUSINESS to the extent transferable by HERCULES or any of its AFFILIATES; provided, however, that the foregoing shall be applicable only where the CPD BUSINESS ITEMS include the relevant items giving rise to such rights, CLAIMS, credits, causes of action, rights of set-off, warranties, representations and/or guarantees.

          (N) All invoices, bills of sale and other instruments and documents of title.

          (O) Subject to Sections 2.16 and 8.5, all stationery and other imprinted material, all office supplies, and all packaging and shipping materials.

          (P)  All goodwill associated with the PURCHASED ASSETS.

          (Q)   All (i.e. 100%) of the outstanding capital of HAESA.

     2.2 EXCLUDED ITEMS. Notwithstanding anything to the contrary, the PURCHASED ASSETS do not include any and all (A) cash (except such cash as may be part of the assets of HAESA at the TURNOVER POINT); (B) items not used or held for use in the CPD BUSINESS since December 31, 1995; (C) the real property portion of the CPD TECHNICAL CENTER and the personal property located at the CPD TECHNICAL CENTER set forth or described in Schedule 2.10.1; (D) HERCULES INSURANCE; (E) HERCULES NON-CPD INTELLECTUAL PROPERTY; (F) items (including accruals) either retained by HERCULES or excluded from the CPD BUSINESS ITEMS in each case pursuant to any of the DEFINITIVE AGREEMENTS, including this AGREEMENT; (G) the liabilities and obligations excluded pursuant to Section 2.5;
(H) certain real property at Magna, Utah, and at Decatur, Alabama, both of which are described in Schedule 2.2; (I) the name "HERCULES" and any trademark, trade name, logo or similar item bearing or embodying such name (and subject to Section 8.5.2, except for the acronym "HAESA"); (J) personal property (e.g., computers, office furniture, etc.) located at Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001; (K) the CLAIM known as the "D-5 Trident Missile Contract Claim" and described in Schedule 2.2; (L) the CLAIM known as the "Bacchus Building Damage Claim" and described in Schedule 2.2; and (M) any right, title and interest in and to any of the items described in the foregoing
(A) through (M).

     2.3  CPD BUSINESS ITEMS HELD BY HERCULES AFFILIATE(S).

          2.3.1 If any HERCULES AFFILIATE(S), other than HAESA, HISPAN and HOLDCO, has any right, title or interest in, or possesses any CPD BUSINESS ITEM(S), then HERCULES, at its expense, shall take or cause to be taken all such actions as may be necessary to cause in the case of property or assets such asset or property to be conveyed or transferred at the respective location(s) where such asset or property is now located. Any such CPD BUSINESS ITEMS owned, held or possessed by a HERCULES AFFILIATE(S) other than HAESA, HISPAN and HOLDCO is described in Schedule 2.3.

          2.3.2 HERCULES shall bear all cost and expense necessary to convey or transfer such CPD BUSINESS ITEMS to HEXCEL, all except as provided otherwise in this AGREEMENT.

     2.4 ASSUMPTION OF LIABILITIES. Effective as of the TURNOVER POINT, HEXCEL shall and does hereby assume and thereafter, subject to the terms and conditions of this AGREEMENT, shall pay, perform, discharge and satisfy only each and all of the liabilities and obligations described below in Paragraphs (A) through (
G) of this Section 2.4 which liabilities and obligations shall not include the EXCLUDED LIABILITIES (collectively the "ASSUMED LIABILITIES"). Such assumption by HEXCEL of the ASSUMED LIABILITIES shall be in addition to the PURCHASE PRICE paid by HEXCEL. HEXCEL and its AFFILIATES shall assume no other liabilities and HERCULES shall pay, perform, discharge and satisfy all other liabilities and obligations relating to the CPD BUSINESS.

          (A) All liabilities and obligations for accounts payable (including those under executory CONTRACTS and standard monthly accrued accounts payable, such as utilities and invoices not yet received) incurred in the ORDINARY COURSE of the CPD BUSINESS.

          (B) Except as otherwise expressly provided in the DEFINITIVE AGREEMENTS, all liabilities and obligations associated with or arising in respect of the PURCHASED ASSETS, whether or not accrued or reserved against on the CPD FINANCIAL STATEMENTS, to the extent such liability or obligation arises after the TURNOVER POINT.

          (C) All employee related liabilities and obligations assumed by HEXCEL pursuant to the HUMAN RESOURCES ANNEX.

          (D) All environmental liabilities and obligations assumed by HEXCEL pursuant to the ENVIRONMENTAL ANNEX.

          (E) All liabilities and obligations assumed by HEXCEL pursuant to any provision of the DEFINITIVE AGREEMENTS.

          (F) All CLAIMS, obligations, responsibilities and liabilities to the extent relating to or arising from or incurred in connection with the CPD BUSINESS ITEMS after the TURNOVER POINT except as otherwise provided in the DEFINITIVE AGREEMENTS, including any closure or shutdown, partial or otherwise, of the operations of the CPD BUSINESS or any of the PURCHASED ASSETS (including any arising from the TRANSACTIONS).

     2.5  EXCLUDED LIABILITIES.

          2.5.1 Except for the ASSUMED LIABILITIES, HEXCEL is not assuming or agreeing to pay, perform, discharge or satisfy, and shall have no responsibility or obligation for any liabilities or obligations of the CPD BUSINESS or of HERCULES, HISPAN, HAESA or any of their respective AFFILIATES, including the liabilities or obligations related to matters described in
Schedule 2.5, and including any liability or obligation which arises prior to the TURNOVER POINT.

          2.5.2 Except as otherwise provided in the DEFINITIVE AGREEMENTS, HERCULES shall pay, perform, discharge and satisfy, and HEXCEL shall have no responsibility for, all liabilities and obligations of HAESA arising prior to the TURNOVER POINT other than liabilities and obligations for accounts payable and obligations arising from compliance with executory contracts incurred in the ORDINARY COURSE of the CPD BUSINESS (such liabilities or obligations of HAESA to be retained by HERCULES, the "HAESA RETAINED LIABILITIES"). HERCULES shall pay, perform and satisfy when due all HAESA RETAINED LIABILITIES.

          2.5.3 The liabilities and obligations described in Sections 2.5.1 and 2.5.2 shall be collectively the EXCLUDED LIABILITIES. HERCULES shall pay, perform, discharge and satisfy the EXCLUDED LIABILITIES.

     2.6  THIRD PERSONS.   Neither the DEFINITIVE AGREEMENTS nor the
TRANSACTIONS are intended to confer on or shall enlarge any rights of any THIRD PERSON or prevent a PARTY, subject to such PARTY's obligations under ARTICLE XIII, from contesting the rights or obligations of any THIRD PERSON.

     2.7  CPD FINANCIAL STATEMENTS.

          2.7.1 "CPD FINANCIAL STATEMENTS" mean, individually and collectively, the Balance Sheet (with the exception of EXCLUDED ITEMS) of the CPD BUSINESS and the related Statements of Operations and of Cash Flows of the CPD BUSINESS.

          2.7.2 HERCULES (A) has engaged Coopers & Lybrand L.L.P. to audit the CPD FINANCIAL STATEMENTS as of December 31, 1994, and of December 31, 1995, and the three years ended December 31, 1995 (attached hereto as Schedule 2.7.2); and (B) shall engage Coopers & Lybrand to audit the CPD FINANCIAL STATEMENTS, as of the TURNOVER POINT, and for the period from January 1, 1996, through the TURNOVER POINT. HERCULES warrants that the CPD FINANCIAL STATEMENTS attached as
Schedule 2.7.2 have been, and shall cause the other CPD FINANCIAL STATEMENTS to be, prepared so that such statements comply with the requirements of Regulation S-X under the Securities Act of 1933 and with the requirements of all regulations, announcements and explanatory materials issued by the Securities and Exchange Commission with respect thereto, including, without limitation, Staff Accounting Bulletins. The fees and expenses of Coopers & Lybrand L.L.P. shall be borne by HERCULES. HERCULES shall request and use commercially reasonable efforts to encourage Coopers & Lybrand to consent in writing addressed to HEXCEL to the inclusion of the CPD FINANCIAL STATEMENTS, including the reports thereon, in any registration statement or report filed by HEXCEL or any of its AFFILIATES with the Securities and Exchange Commission and to provide, at the time of such filing, any necessary written consent to such filing.

          2.7.3     The CPD FINANCIAL STATEMENTS referred to in Section 2.7.2
(B) shall be provided to HEXCEL not later than sixty (60) days after the CLOSING.

          2.7.4     The CPD FINANCIAL STATEMENTS referred to in Section 2.7.2
(B) shall include a Balance Sheet for HAESA (the "HAESA BALANCE SHEET"). HERCULES represents, warrants and covenants that HAESA shall have no liabilities required by Generally Accepted Accounting Principles ("GAAP") to be reflected on a balance sheet, and the HAESA BALANCE SHEET will contain only liabilities incurred in the ordinary course and shall not include any intercompany debt with HERCULES or its AFFILIATES or any THIRD PERSON debt or other obligations to THIRD PERSONS, except payables included in the computation of working capital pursuant to Section 3.2.

     2.8 CPD BUSINESS ITEMS SOLD "AS IS, WHERE IS". EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR THE OTHER DEFINITIVE AGREEMENTS, THE PURCHASED ASSETS AND THE ASSUMED LIABILITIES SHALL BE SOLD, PURCHASED, CONVEYED, ASSIGNED AND TRANSFERRED "AS IS, WHERE IS" IN WHATEVER EXISTENCE AND CONDITION AS OF THE CLOSING DATE, AND WITH NO OTHER REPRESENTATIONS AND/OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     2.9  CERTAIN ACCOUNTS.   Prior to or as of  the TURNOVER POINT, HERCULES
shall eliminate all outstanding obligations (including amounts owed or owing) between the CPD BUSINESS on the one hand, and HERCULES or any of its AFFILIATES on the other hand.

     2.10 CPD TECHNICAL CENTER.

          2.10.1 The CPD BUSINESS operates a research and development facility on HERCULES' Research Center property located off Hercules Road in New Castle County, Delaware. Such operation involves the use of real and personal property in connection with analytical and development activities and certain pilot scale resin production. Such facility is further described in Schedule
2.10.1 and is known as the "CPD TECHNICAL CENTER".

          2.10.2 The real property portion of the CPD TECHNICAL CENTER (which real property portion is described in Schedule 2.10.1) shall not be part of the PURCHASED ASSETS. Such real property portion shall be leased to HEXCEL in accordance with a lease between the PARTIES to be executed and delivered at the CLOSING on terms substantially the same as those set forth in Schedule 2.10.2 (such lease being referred to herein as the "CPD TECHNICAL CENTER LEASE").

          2.10.3 The non-real property portion of the CPD TECHNICAL CENTER (which non-real property portion is described in Schedule 2.10.1) shall be part of the PURCHASED ASSETS.

     2.11 BACCHUS POND.   HERCULES shall retain ownership of Bacchus Pond
(described in Schedule 2.1 (B)) and HERCULES shall permit HEXCEL to use Bacchus Pond and HEXCEL shall provide HERCULES access thereto, all in accordance with Section J of the ENVIRONMENTAL ANNEX and the BACCHUS POND AGREEMENT between HERCULES and HEXCEL to be executed and delivered at the CLOSING on terms substantially the same as those set forth in Schedule 2.11.

     2.12 G.E. MATTERS.   Set forth in Schedule 2.27 are provisions concerning
how the PARTIES will deal with the supply relationship that the CPD BUSINESS has with General Electric Company. Set forth in Part B of Schedule 2.27 is a copy of Paragraph 8 (c) of the current Purchase Order with CFAN. Prior to CLOSING, HERCULES shall have such Purchase Order amended (in form and substance reasonably satisfactory to HEXCEL) so as to eliminate such exposure and if such amendment is not so obtained then HERCULES shall forthwith protect, defend, indemnify and hold harmless HEXCEL INDEMNITEES from and against any CLAIMS for consequential damages that may arise under such Purchase Order. Any indemnity payment made pursuant to the foregoing obligation shall not be subject to the dollar limitations in Section 12.5.

     2.13 PAN PRODUCTION.   Set forth in Schedule 2.28 are provisions concerning
how the PARTIES will deal with the PAN production aspects of the CPD BUSINESS.

     2.14 DEXTER HYSOL AGREEMENT.   On February 23, 1996, HAESA and DEXTER HYSOL
AEROSPACE, INC. entered into an agreement with the principal purpose of licensing HAESA the right to manufacture and sell in the territory of Spain Hysol's EA 9695 epoxy based thermosetting structural film adhesive for bonding and surfacing composite aircraft parts. The objective is to qualify the system in 1996 and begin production and sales in late 1996 to CASA. Because HEXCEL and DEXTER HYSOL are competitors in the field of structural film adhesives, DEXTER HYSOL may not consent to assignment of this agreement. The agreement cannot be assigned without DEXTER HYSOL'S written consent. The non-assignment of such agreement or the non-obtainment of such consent shall not be a breach of any provision, representation or warranty contained in any of the DEFINITIVE AGREEMENTS.

     2.15 ALLOCATION; TAXES; PRORATIONS. Allocation of the PURCHASE PRICE for tax purposes; treatment of taxes and assessments, including ad valorem, sale and use, real estate and transfer taxes; and items to be prorated or apportioned as of the TURNOVER POINT or the CLOSING DATE are addressed in the TAX ANNEX.

     2.16 COMMINGLED ITEMS. After the TURNOVER POINT, HEXCEL will have in its possession various CPD documents, records and other items (including the RECORDS) which contain non-public information (including Confidential Information as described in Section 8.3) relating to HERCULES, HERCULES AFFILIATES, or their respective non-CPD business and activities, and HERCULES will have in its possession various documents, records and other items which contain non-public information (including Confidential Information as described in Section 8.3) relating to the CPD BUSINESS. The PARTIES hereby acknowledge that it is impractical to separate, remove, destroy or return to the owner PARTY its part of such commingled information; therefore, the commingled information will not be separated or segregated in HEXCEL's or HERCULES' files, as the case may be, but the non-owner PARTY agrees that, subject to Section 8.3, it shall treat the owner PARTY's information as Confidential Information in accordance with Section 8.3.

     2.17 TELECOMMUNICATIONS.   The PARTIES recognize and acknowledge that (A)
CPD, as a division of HERCULES, is tied into HERCULES' corporate telecommunication system, which includes telephone numbers, facsimile numbers, electronic mail and other items, and (B) it is not possible or practical for HEXCEL to utilize such system after the TURNOVER POINT. Accordingly, any telephone numbers, facsimile numbers, electronic mail and other telecommunication items which are used solely or substantially in the CPD BUSINESS in the ORDINARY COURSE and which are NOT part of HERCULES' corporate telecommunication system, shall be transferred to HEXCEL as part of the PURCHASED ASSETS. Those items which are part of HERCULES' corporate telecommunication system shall be retained by HERCULES and are part of the EXCLUDED ITEMS.

     2.18 [INTENTIONALLY LEFT BLANK]

     2.19 PRODUCT AGREEMENT.   As of the TURNOVER POINT and for a limited period
of time thereafter, HRI-1 oligomer and 8551-7 resin shall be provided to HEXCEL in accordance with a PRODUCT AGREEMENT to be executed and delivered at CLOSING, containing terms substantially the same as those in Schedule 2.19 (the said Agreement is referred to herein as the "PRODUCT AGREEMENT").

     2.20 HERCULES CORPORATE CONTRACTS AND SERVICES.   The PARTIES recognize and
acknowledge that (A) CPD, as a division of HERCULES, was part of or enjoyed the benefit of various HERCULES corporate contracts and services (including those described in Schedule 2.20), which contracts and services will not be assigned or transferred hereunder and, therefore, the CPD BUSINESS will cease, as of the TURNOVER POINT, to be covered by or receive the benefit of such corporate contracts and services, except to the extent otherwise provided in the TRANSITION SERVICES AGREEMENT, and (B) (except as contemplated by the TECHNICAL SERVICES AGREEMENT) HEXCEL must obtain its own contracts or arrangements, effective as of the TURNOVER POINT, to replace the said HERCULES corporate contracts and services.

     2.21 TECHNICAL SERVICES AGREEMENT.   As of and after the TURNOVER POINT,
certain technical services shall be provided to HEXCEL in connection with their operation of the CPD TECHNICAL CENTER, all in accordance with a Technical Services Agreement between the PARTIES to be executed and delivered at the CLOSING containing terms substantially the same as those set forth in Schedule 2.21 (the said Agreement is referred to herein as the "TECHNICAL SERVICES AGREEMENT").

     2.22 TRANSITION SERVICES AGREEMENT.   If HEXCEL or any of its AFFILIATES
desire to obtain certain services from HERCULES for a period after the TURNOVER POINT in order to facilitate the transition of the CPD BUSINESS ITEMS from HERCULES to HEXCEL, then such services and the provision thereof shall be in accordance with a Transition Services Agreement between the PARTIES to be executed and delivered at the CLOSING containing terms substantially the same as those set forth in Schedule 2.22 (the said Agreement is referred to herein as the "TRANSITION SERVICES AGREEMENT").

     2.23 ARRANGEMENTS WITH TECHSYSTEMS.   The PARTIES recognize and acknowledge
that (A) prior to March 15, 1995, the CPD BUSINESS was part of the HERCULES division named Hercules Aerospace Company; (B) as of March 15, 1995, Hercules Aerospace Company (excluding the CPD BUSINESS) was sold to and purchased by TECHSYSTEMS; and (C) in connection with such sale and purchase, the CPD BUSINESS has now existing various arrangements and agreements with TECHSYSTEMS, including those relating to Bacchus Plant 3 and to the sale of carbon fiber and carbon prepreg. Such arrangements and agreements with TECHSYSTEMS, to the extent identified in the schedules hereto, the DEFINITIVE AGREEMENTS, or the documents described in Schedule 2.23, will be transferred by HERCULES to HEXCEL as part of the CPD BUSINESS ITEMS.

     2.24 NON-CPD INTELLECTUAL PROPERTY.

          2.24.1 As of the CLOSING, HERCULES grants to HEXCEL on irrevocable royalty free non-exclusive, non-transferable license (in all instances, except in the case of a sale by HEXCEL of all or substantially all of the CPD BUSINESS with no right to transfer or sublicense, in any part or manner, to practice HERCULES NON-CPD INTELLECTUAL PROPERTY which had been practiced incidentally by its CPD BUSINESS in the ORDINARY COURSE as a necessary part of its business prior to the CLOSING DATE but only to the extent to which such HERCULES NON-CPD INTELLECTUAL PROPERTY was practiced by the CPD BUSINESS in the ORDINARY COURSE prior to the CLOSING DATE and only for use by HEXCEL to practice within the CPD BUSINESS subsequent to the CLOSING DATE.

          2.24.2 HERCULES Research Center: During a period of six (6) months after the CLOSING, HERCULES shall provide to designated CPD employees of HEXCEL (which employees shall number no more than five (5)) limited access on reasonable terms to those portions and only those portions or at HERCULES' option shall provide copies of such portions of HERCULES Research Center items which relate to CPD INTELLECTUAL PROPERTY.

     2.25 TITLE INSURANCE: The PARTIES acknowledge that HEXCEL desires to obtain a title insurance policy from Lawyers Title Insurance Company and/or other reputable title insurance companies providing for title insurance on the owned real properties listed in Schedule 2.1 (A) and (B) subject to customary exceptions for property of like kind and nature in the respective location(s) of
such  owned real properties and subject to the PERMITTED ENCUMBRANCES.   The
title insurance companies, if other than Lawyers Title Insurance Company, shall be determined by

HEXCEL and subject to HERCULES consent, which consent shall not be unreasonably withheld. The amount(s) and allocation of such amount(s) among one or more title insurance companies shall be at the reasonable discretion of HEXCEL. All costs, fees, premiums and expenses related to title insurance shall be borne solely by HEXCEL. The title insurance described in this Section 2.25 is referred to herein as "TITLE INSURANCE".

     2.26 HAESA FILING AND PERMITS.

          2.26.1 As promptly as practicable after the date hereof, HERCULES, at its own expense, shall prepare and file all of the filings and notifications described in Part I of Schedule 2.26. All such filings and notifications shall be approved in form and substance by HEXCEL, such approval not to be unreasonably withheld or delayed.

          2.26.2 HAESA shall use commercially reasonable efforts to comply in all material respects with the permits described in Part II of Schedule 2.26.

          2.26.3 HAESA shall use commercially reasonable efforts to complete those parts of its "Project of Environmental Impact" which are necessary or reasonably required under such Project Schedule to be completed by the TURNOVER POINT. HEXCEL has received a copy and/or a briefing concerning such Project.

                                   ARTICLE III

                                 PURCHASE PRICE

     3.1  PURCHASE PRICE.   The purchase price (subject to the PURCHASE PRICE
ADJUSTMENT as described in Section 3.2 to be paid to HERCULES for the PURCHASED ASSETS (the "PURCHASE PRICE") shall be One Hundred Thirty-Five Million United States of America Dollars (U.S. $135,000,000) paid in cash at the CLOSING by bank wire transfer in immediately available funds to an account designated by HERCULES at least three (3) BUSINESS DAYS prior to the CLOSING.

     3.2  PURCHASE PRICE ADJUSTMENT.

          3.2.1 "WORKING CAPITAL OF THE CPD BUSINESS" means the difference between "Total Current Assets excluding cash" and "Total Current Liabilities" as reflected in the CPD FINANCIAL STATEMENTS. "TURNOVER WORKING CAPITAL" means the WORKING CAPITAL OF THE CPD BUSINESS as of the TURNOVER POINT, as reflected on
the CPD FINANCIAL STATEMENTS referred to in Section 2.7.2 (B).   "DEC. 95
WORKING CAPITAL" means the WORKING CAPITAL OF THE CPD BUSINESS as of December 31, 1995, as reflected on the CPD FINANCIAL STATEMENTS referred to in Section
2.7.2 (A).

          3.2.2 If the TURNOVER WORKING CAPITAL is less than the DEC. 95 WORKING CAPITAL, then HERCULES shall pay the difference to HEXCEL. If the TURNOVER WORKING CAPITAL is greater than the DEC. 95 WORKING CAPITAL, then HEXCEL shall pay the difference to HERCULES. If the difference to be paid pursuant to this Section is equal to or less than U.S. $1,000, then the PARTIES conclusively agree that such difference shall not be paid. All payments due under this Section shall be paid by bank wire transfer in immediately available funds not later than ten (10) BUSINESS DAYS after such determination.

     3.3  SPECIAL PROVISIONS RELATED TO HAESA TAX BENEFITS.


          3.3.1 For purposes of this section 3.3, (A) "HAESA TAX BENEFITS" shall mean tax credits and net operating loss carry forwards ("NOL") in HAESA in existence as of the TURNOVER POINT and not used by HAESA on or before the TURNOVER POINT; (B) "HEXCEL PAYMENT" shall mean a payment from TAXPAYER to HERCULES pursuant to this Section 3.3 and relating to use of the HAESA TAX BENEFITS; (C) "DISALLOWANCE" shall mean a disallowance (whether actual, potential or threatened) by Spanish tax authorities having requisite jurisdiction which disallows in whole or in part use of HAESA TAX BENEFITS because (i) the amount of the HAESA TAX BENEFITS (as such amount is represented by HERCULES) is not correct, (ii) the HAESA TAX BENEFITS are not valid (as such validity is represented by HERCULES) or (iii) the taxable income of TAXPAYER is not sufficient for the use of the HAESA TAX BENEFITS; or (iv) reasons similar to the foregoing (i), (ii) or (iii); and (D) "TAXPAYER" shall mean HEXCEL, Hexcel Aerospace Espana, S.A., or any Spanish AFFILIATE of HEXCEL, as the case may be.

          3.3.2 HERCULES represents and warrants that the following amounts are the true and correct amounts of the HAESA TAX BENEFITS and that each and all of the HAESA TAX

BENEFITS are valid and in existence as of the TURNOVER POINT and subject to HEXCEL'S compliance to applicable Spanish tax law and regulations, including those requiring a certain level of taxable income, are usable by TAXPAYER after the TURNOVER POINT.

               Tax Credits         9.112 million Pesetas
               NOL              409.148 million Pesetas

          3.3.3 If TAXPAYER has taxable income in Spain, then TAXPAYER shall use the HAESA TAX BENEFITS as soon as and to the fullest extent practicable. If, as and when TAXPAYER uses HAESA TAX BENEFITS from time to time, TAXPAYER shall pay HERCULES an amount (in each instance of such use) equal to the TAXPAYER's Spanish tax liability (as computed without regards to the HAESA TAX BENEFITS) minus TAXPAYER's actual Spanish tax liability. Such HEXCEL PAYMENT shall be determined in Pesetas; converted to United States of America Dollars using the Pesetas/U.S. Dollar rate of exchange published in the Wall Street Journal, Eastern Edition, on the CLOSING DATE; and paid to HERCULES in United States of America Dollars. HEXCEL payment shall be made within sixty (60) days after the final statutory audit of TAXPAYER's financial statements for the year in which it is determined by said financial statements that TAXPAYER has or will use HAESA TAX BENEFITS. All payments due or made under this Section 3.3 shall be in addition to the PURCHASE PRICE.

          3.3.4 If, unless required by law, HEXCEL materially changes the capitalization or financial structure of HAESA (e.g., material changes in transfer pricing policies or material changes in debt/equity ratios) and such changes materially impact the realization of the HAESA TAX BENEFITS, then such impact shall be disregarded on a pro forma basis (using the Hercules Plan as the basis) in determining the use of the HAESA TAX BENEFITS and the resulting HEXCEL PAYMENT pursuant to this Section 3.3.

          3.3.5 If TAXPAYER receives notice or becomes aware of a DISALLOWANCE then TAXPAYER shall notify HERCULES and provide HERCULES an opportunity (to the extent commercially reasonable) to participate with or cooperate in TAXPAYER's efforts to avoid or prevent such DISALLOWANCE. If a final determination of DISALLOWANCE is made by the relevant Spanish tax authorities then HERCULES shall pay TAXPAYER in United States of America dollars within sixty (60) days after the date of such DISALLOWANCE an amount equal to the HEXCEL PAYMENT attributable to such disallowed from use of HAESA TAX BENEFITS plus interest on such amount at the Spanish tax statutory interest rate.

          3.3.6 This Section 3.3 shall remain in effect for the life of the HAESA TAX BENEFITS. Indemnity or other payments made pursuant to this Section
3.3 shall not be subject to or covered by the dollar limitations in Section
12.5.

     3.4  PAYMENT RESOLUTION.    If there is a dispute between the PARTIES as to
the determination of a payment due under Section 3.2 or Section 3.3, then such dispute shall be conclusively and exclusively resolved as follows: (i) the PARTIES shall attempt to reach a mutually agreeable negotiated settlement; (ii) if a negotiated settlement is not reached within fifteen (15) BUSINESS DAYS after the delivery to the PARTIES of the CPD FINANCIAL STATEMENTS referred to in
Section 2.7.2 (B), then the matter shall be submitted to an independent, nationally recognized accounting firm (the "Deciding Accountant") for a final determination of such payment amount. The Deciding Accountant shall certify at the time of accepting such assignment, that it is independent with respect to each PARTY. HERCULES and HEXCEL each shall submit to the Deciding Accountant and the other PARTY its calculation of the payment amount and the basis therefor. The Deciding Accountant shall determine whether the payment amount submitted by HERCULES or the payment amount submitted by HEXCEL represents the fairer and more equitable resolution of the dispute. The Deciding Accountant shall render its determination to the PARTIES not later than fifteen (15) BUSINESS DAYS after receipt of the written request from either PARTY for such determination. The Deciding Accountant shall be Price Waterhouse & Co. L.L.P.; however, if for any reason (including an actual or potential conflict of interest) Price Waterhouse & Co. L.L.P. is unable or unwilling to make such determination, then the accounting firm of KPMG Peat Marwick, L.L.P.shall be the Deciding Accountant in lieu of Price Waterhouse & Co. L.L.P. If for any reason (including an actual or potential conflict of interest), KPMG Peat Marwick, L.L.P. is unable or unwilling to make such determination, then the PARTIES shall mutually agree upon another independent nationally recognized accounting firm to serve as the Deciding Accountant in lieu of Price Waterhouse & Co. L.L.P. and KPMG Peat Marwick, L.L.P. The PARTIES and their representatives shall promptly and fully cooperate with the Deciding Accountant. The PARTIES shall share equally the fees and expenses of the Deciding Accountant. The determination of such Deciding Accountant shall be final and binding on the PARTIES and may be judicially enforced in any court having requisite jurisdiction.

                                   ARTICLE IV

                                     CLOSING

     4.1 TIME AND PLACE. The closing of the TRANSACTIONS (the "CLOSING") shall take place at the offices of Hercules Incorporated, 1313 N. Market Street, Hercules Plaza, Wilmington, DE 19894-0001, at 10:00 AM, on the later to occur of (A) Tuesday, April 30, 1996, or (B) the satisfaction or waiver (by the PARTY entitled to waive the same) of all conditions precedent to the CLOSING, or (C) at such other place, time and date as the PARTIES may agree (the "CLOSING DATE"). Upon the completion of the CLOSING, the CPD BUSINESS shall be deemed to have been turned over to HEXCEL as of the TURNOVER POINT.

     4.2  DELIVERIES BY HERCULES.   At the CLOSING, SELLERS shall:

               (A) execute and deliver to HEXCEL such special warranty deeds, bills of sale, endorsements, assignments, licenses, instruments and documents, all of the foregoing deeds, etc. to be in form and substance reasonably satisfactory to HEXCEL, necessary or appropriate to vest in HEXCEL as of the CLOSING DATE good and marketable title to the PURCHASED ASSETS, free and clear of any ENCUMBRANCES other than PERMITTED ENCUMBRANCES and with respect to real property, sufficient to enable HEXCEL to obtain TITLE INSURANCE ("INSTRUMENTS OF TRANSFER");

               (B) execute and deliver to HEXCEL such instruments and documents to be in form and substance reasonably satisfactory to HEXCEL necessary or appropriate to vest in HEXCEL as of the CLOSING DATE good and valid title to all (i.e. 100%) of the outstanding capital stock of HAESA, free and clear of any ENCUMBRANCES;

               (C) deliver to HEXCEL all documents and certificates specifically required by the DEFINITIVE AGREEMENTS to be delivered by SELLERS at the CLOSING or necessary or appropriate to carry out the CLOSING as contemplated herein; and

               (D) simultaneously with the foregoing deliveries, HERCULES and its AFFILIATES shall take all additional reasonable steps necessary or appropriate to put HEXCEL in possession and operating control of the CPD BUSINESS ITEMS as of the TURNOVER POINT.

     4.3  DELIVERIES BY HEXCEL.  At the CLOSING, HEXCEL shall:

          (A) execute and deliver such agreements, receipts, instruments and documents, all of the foregoing agreements, etc. to be in form and substance reasonably satisfactory to HERCULES, necessary or appropriate to effectuate and evidence HEXCEL's purchase, receipt and assumption of the CPD BUSINESS ITEMS as of the TURNOVER POINT ("INSTRUMENTS OF RECEIPT AND ASSUMPTION");

          (B) pay the PURCHASE PRICE in United States dollars, by bank wire transfer of immediately available funds to an account(s) of HERCULES at a bank(s) (pursuant to bank wire instructions specified by HERCULES at least two
(2) BUSINESS DAYS prior to the CLOSING DATE);

          (C) deliver to HERCULES all documents and certificates specifically required by the DEFINITIVE AGREEMENTS to be delivered by HEXCEL at the CLOSING or necessary or appropriate to carry out the CLOSING as contemplated herein; and


          (D) simultaneously with the foregoing deliveries, HEXCEL shall take all additional reasonable steps necessary or appropriate to receive and assume possession and operating control of the CPD BUSINESS ITEMS as of the TURNOVER POINT.

     4.4  CERTAIN ASSIGNMENTS AND CONSENTS.

          4.4.1 Notwithstanding anything to the contrary and without limiting the conditions provided in Articles IX and X hereof, the DEFINITIVE AGREEMENTS shall not constitute an agreement to transfer or grant any rights in, to or under any CPD BUSINESS ITEM or CPD BUSINESS PERMIT if a purported or an actual sale, purchase, assignment, grant or transfer, without the requisite AUTHORITY CONSENT or THIRD PERSON CONSENT would constitute a breach or a default thereof, cause or permit the acceleration or termination thereof, or in any way materially and adversely affect the rights of HERCULES in respect thereof, or the right of HEXCEL to conduct all or any part of the CPD BUSINESS substantially in the manner and on the terms presently enjoyed by HERCULES.

          4.4.2 Both prior to and after the CLOSING, HERCULES shall use all commercially reasonable efforts, and HEXCEL shall cooperate with HERCULES to obtain all CONSENTS required for the transfer to HEXCEL of all CPD BUSINESS ITEMS and to the extent legally transferable, all PERMITS (or portions thereof) necessary for the operation of the CPD BUSINESS in the ORDINARY COURSE, including the CPD BUSINESS PERMITS. HERCULES shall bear, pay, discharge and satisfy all costs, expenses and considerations (other than those occurring by reason of changes in contract terms acceptable to HEXCEL, which costs shall be borne by HEXCEL) required to obtain each such CONSENT, including those required by a THIRD PERSON who is a party to such CONSENT.

          4.4.3 Described in Schedule 4.4.3 are those CONSENTS and CPD BUSINESS PERMITS which HERCULES or HEXCEL reasonably believe must be obtained by the CLOSING in order for the CPD BUSINESS to be transferred to and operated by HEXCEL or in order for HEXCEL to consummate its part of the TRANSACTIONS. Such CONSENTS or CPD BUSINESS PERMITS or individually and collectively referred to herein as a "MATERIAL CONSENT". (A) If a MATERIAL CONSENT is an AUTHORITY CONSENT, then such CONSENT shall be obtained prior to, and as a condition to, the CLOSING. (B) If a MATERIAL CONSENT is a THIRD PERSON CONSENT and is not obtained by the CLOSING and the PARTY entitled to waive the same does not waive such obtainment, then the CLOSING shall be delayed for a period of not more than thirty (30) days to allow the PARTIES to negotiate in good faith an arrangement (reasonably acceptable to the PARTIES) designed to put the PARTIES to the greatest extent practicable in the same respective positions as if such MATERIAL CONSENT had been obtained prior to the CLOSING and transferred as contemplated by this AGREEMENT. If the PARTIES reach agreement on an arrangement, then such arrangement shall remain in effect until the earlier of (i) the items giving rise to the obligation to obtain such MATERIAL CONSENT shall have been terminated or shall have expired, (ii) such MATERIAL CONSENT has been obtained or transferred, or (iii) the PARTIES have agreed that such MATERIAL CONSENT is no longer necessary. If the PARTIES have been unable to reach agreement during such period on an arrangement (i) in the case of a

THIRD PARTY CONSENT, reasonably acceptable to the PARTY not required to obtain such THIRD PERSON CONSENT, then such PARTY shall be entitled to terminate this AGREEMENT, and (ii) in the case of an AUTHORITY CONSENT reasonably acceptable to the PARTIES, then any PARTY may terminate this AGREEMENT.

          4.4.4 If a CONSENT or PERMIT, other than a MATERIAL CONSENT, is not obtained prior to the CLOSING, then the CLOSING shall be held notwithstanding such non-obtainment and the PARTIES shall enter into commercially reasonable arrangements reasonably acceptable to the PARTIES designed to put the PARTIES to the greatest extent practicable in the same respective positions as if such CONSENT or PERMIT had been obtained. Such arrangement shall remain in effect until the earlier of (A) the items giving rise to the obligation to obtain such CONSENT or to transfer such PERMIT shall have been terminated or shall have expired, (B) such CONSENT has been obtained or such PERMIT has been transferred or obtained, or (C) the PARTIES have agreed that such CONSENT or PERMIT is no longer necessary.

          4.4.5 The arrangements contemplated in Sections 4.4.3 and 4.4.4 may include (A) entering into subleases, subcontracts, sale and leasebacks, use and service agreements, supply agreements, collection efforts or other contractual arrangements, all upon terms and conditions substantially the same as those possessed by HERCULES under the CPD BUSINESS ITEM, the CPD BUSINESS PERMIT or the PERMIT in question, and (B) enforcing for the benefit of HEXCEL and its respective AFFILIATES the rights of HERCULES and its AFFILIATES in respect of such CPD BUSINESS ITEM, CPD BUSINESS PERMIT or PERMIT. The costs and expenses related to the arrangements contemplated in Sections 4.4.3 and 4.4.4 shall be borne in the case of THIRD PARTY CONSENTS by the respective PARTY required to obtain the same and in the case of an AUTHORITY CONSENT by HERCULES and HEXCEL equally; provided, however that expenses incident to the preparation of government filings (including related legal fees and filing fees) and responding to government inquiries and requests shall be borne by the PARTY incurring such costs.

          4.4.6 The PARTIES recognize and acknowledge that the items described in Schedule 4.4.6 may not be transferable (the "Non-Transferables") and that HEXCEL may have to apply for and obtain its own corresponding item(s) in lieu of the Non-Transferables. In such instances, HEXCEL agrees to promptly make such application(s) and diligently pursue the obtainment of their own corresponding item(s); provided, however, that if in making such application or in seeking such obtainment, HEXCEL seeks a benefit or position substantially greater than that presently possessed or enjoyed by HERCULES in its use of the Non-Transferables, then HERCULES shall be relieved forthwith of any obligations related to the Non-Transferables.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF HERCULES

     5.1  REPRESENTATIONS AND WARRANTIES OF HERCULES; LIMITATION.

          5.1.1 HERCULES represents and warrants to HEXCEL each of the representations and warranties set forth in Sections 5.2 through 5.28 below, as of the date hereof through and including the CLOSING DATE. Except as otherwise provided in this Article V, the representations and warranties set forth in Sections 5.2 and 5.6 shall survive the CLOSING for an unlimited period after the CLOSING, the representation and warranty in Section 5.8 shall survive the CLOSING for a period of six (6) years, the representations and warranties set forth in Sections 5.14, 5.15 and 5.16 shall survive for the periods provided in the TAX ANNEX, the ENVIRONMENTAL ANNEX, and the HUMAN RESOURCES ANNEX, respectively, and all other representations and warranties set forth in this
Article V (except for 5.1) shall survive the CLOSING for a period of eighteen
(18) months after the CLOSING. An action for indemnification with respect to a breach of any representation and warranty set forth in this Article V may be brought only if HEXCEL notifies HERCULES of such claim or communicates to HERCULES the essential facts or allegations relating to such claim during the period that such representation or warranty survives.

          5.1.2 Except for the representations and warranties specifically provided in the DEFINITIVE AGREEMENTS, HERCULES makes no representation or warranty of any kind or nature, whether express or implied, including any representation or warranty of (A) merchantability, suitability or fitness for a particular purpose, or quality, with respect to the CPD BUSINESS ITEMS, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent; or (B) that the CPD BUSINESS ITEMS or HEXCEL's ownership, possession, operation or use thereof will yield any given or stated economic, financial, profit or business result to HEXCEL or will result in HEXCEL having any given standing or position in any business (including the CPD BUSINESS), market or product.

          5.1.3 For purposes of this Article V(A), the PURCHASED ASSETS shall include the assets owned, leased or held (with lawful right to use) by HAESA and (B) any representation or warranty made by or related to HOLDCO shall be as of the CLOSING DATE.




     5.2  ORGANIZATION, GOOD STANDING AND CORPORATE POWER.

          5.2.1 Each SELLER and HAESA is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Subject to the CPD MATERIALITY STANDARD, each SELLER and HAESA is duly qualified to do business and is in good standing in each jurisdiction in which the CPD BUSINESS ITEMS or the nature of the CPD BUSINESS makes such qualification necessary.

          5.2.2 HERCULES and/or its AFFILIATES including HAESA have the requisite corporate power and authority to own, use, lease and operate the PURCHASED ASSETS and to conduct the CPD BUSINESS in the ORDINARY COURSE. Each SELLER has the requisite corporate power and authority to execute the DEFINITIVE AGREEMENTS and to consummate its part of the TRANSACTIONS. Each Seller's execution, delivery and performance of the DEFINITIVE AGREEMENTS and its part of the TRANSACTIONS have been duly authorized by its respective Board of Directors, and no other consent, approval or action of its respective stockholders or Board of Directors is required.

          5.2.3 The DEFINITIVE AGREEMENTS executed and delivered on the date hereof have, and with respect to DEFINITIVE AGREEMENTS to be executed after the date hereof, will have as of the CLOSING been duly and validly executed and delivered by SELLERS which are parties thereto, and are, or will be upon their execution will be, valid and legally binding obligation of each such SELLER, enforceable against it in accordance with their terms (subject to applicable bankruptcy, insolvency, moratorium, or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.3 AFFILIATES. Schedule 5.3 is a true and complete description of the name, location, jurisdiction of formation and nature of business of each HERCULES AFFILIATE (other than HAESA, HISPAN and HOLDCO) owning, possessing or having any other interest in, claim on or right to any of the CPD BUSINESS ITEM(S) and a description of the CPD BUSINESS ITEM(S) so owned or possessed or affected respectively by each such AFFILIATE.

     5.4  ABSENCE OF CHANGES IN THE CPD BUSINESS.

          5.4.1. Except (A) for HERCULES' adoption of a $50 million deductible on its property insurance policies; (B) HERCULES' method of accounting for pension expense; (C) as described in Schedule 5.4.1; or (D) as contemplated by the DEFINITIVE AGREEMENTS, since January 1, 1995 HERCULES has conducted (directly or through its AFFILIATES) the CPD BUSINESS in the ORDINARY COURSE. Except as described in Schedule 5.4.1, since January 1, 1995 there has not occurred any change or event which, individually or in the aggregate, has resulted in or could be reasonably expected to result in an CPD MATERIAL ADVERSE EFFECT. Except as described in the foregoing (A) through (D), since January 1, 1995, HERCULES has not taken or permitted any of its AFFILIATES to take any action with respect to the CPD BUSINESS which if taken during the PRECLOSING PERIOD would be prohibited pursuant to Section 7.2.

          5.4.2 Except as set forth in Schedule 5.4.2, HERCULES has received, since January 1, 1995, no written notice from any customer, supplier, employee(s), licensor or licensee of the CPD BUSINESS, and knows of no reasonable basis for, any development that threatens to materially adversely affect the arrangements or business or financial relations of the CPD BUSINESS with any such customer, supplier, employee(s), licensor or licensee, or that has resulted in, or could reasonably be expected to result in a CPD MATERIAL ADVERSE EFFECT.

     5.5  CONFLICTING AGREEMENTS; RESTRICTIONS.   Except as set forth in
Schedule 5.5, neither the execution, delivery or performance of the DEFINITIVE AGREEMENTS nor the consummation of any part of the TRANSACTIONS by HERCULES or any of its AFFILIATES, including HISPAN and HOLDCO will constitute or result in
(A) a breach of its respective charter or bylaws; (B) a breach of the terms, conditions or provisions of, or a default under, or result in a violation of, or give rise to any rights of the acceleration of the time for performance, termination, amendment, suspension, revocation or cancellation under, or require any payment or CONSENT under any agreement, contract, instrument, order, evidence of indebtedness, judgment or decree to which it is a party or bound by and which affects or could reasonably be expected to affect the CPD BUSINESS; (C) a violation of any provision of any existing law, statute, rule or regulation of any jurisdiction or of any order, decree, writ or injunction or decree of any court or governmental department, bureau, board, agency or instrumentality; (D) the creation or imposition of any ENCUMBRANCE other than PERMITTED ENCUMBRANCES on any CPD BUSINESS ITEM(S); or (E) a CPD MATERIAL ADVERSE EFFECT.

     5.6  TITLE.

          5.6.1 Schedule 2.1 (A) contains a true and complete list of all real properties which are part of the PURCHASED ASSETS. Except as set forth in
Schedule 5.6.1 and subject to Section 4.4,SELLERS or HAESA have, or shall have on the CLOSING DATE, and in the case of the SELLERS, shall transfer and deliver to HEXCEL and, in the case of HAESA, HAESA shall have on the CLOSING DATE, with respect to the PURCHASED ASSETS; (A) a good and marketable and insurable (subject to Section 2.25) title, free and clear of any ENCUMBRANCES other than PERMITTED ENCUMBRANCES to those real properties which are part of the PURCHASED ASSETS, (B) good and marketable title, free and clear of any ENCUMBRANCES other than PERMITTED ENCUMBRANCES to all other PURCHASED ASSETS which are owned, (C) a valid and enforceable lease on those of such PURCHASED ASSETS which are leased,
(D) a valid and enforceable license on those of such PURCHASED ASSETS which are licensed, and (E) a valid and enforceable right to use those of such PURCHASED ASSETS which are neither owned, leased or licensed.

          5.6.2 Except as otherwise provided in the DEFINITIVE AGREEMENTS, after the transfer and delivery of the PURCHASED ASSETS to HEXCEL, as of the TURNOVER POINT, HEXCEL or HAESA shall own, possess or enjoy all right, title and interest in and to, or a valid and enforceable leasehold interest in or license or right to use, each and all of the PURCHASED ASSETS to the same extent as owned, possessed, licensed or enjoyed by HERCULES and its AFFILIATES (including HAESA) on the CLOSING DATE.

          5.6.3     With respect to each of the leases described in Schedule 2.1
(A) and except as described in Schedule 5.6.3, (A) neither HERCULES nor any of its AFFILIATES nor, to the knowledge of HERCULES, any THIRD PERSON is in default thereunder, (B) to the knowledge of HERCULES no event has occurred which, with notice or the lapse of time, or both, would constitute a default thereunder and
(C) to the knowledge of HERCULES, (i) all such leases are in full force and effect, and (ii) all rents and additional rents due under such leases have been paid in full through the date hereof.

          5.6.4 Except as set forth on Schedule 5.6.4, HERCULES has no knowledge of any pending or threatened condemnation, eminent domain or adverse possession proceedings or claims affecting all or a part of any of the real properties listed on Schedule 2. 1 (A).

          5.6.5 HERCULES has not received written notice of any breach of any material restrictions, conditions or covenants affecting any of the real properties and HERCULES has no knowledge of any such breach.

          5.6.6 The real properties listed on Schedule 2.1 (A) are served by all utilities, including water, gas, electricity and sanitary and storm sewers which are necessary for the conduct of the CPD BUSINESS in the ORDINARY COURSE.

          5.6.7 SELLERS and HAESA have all material easements and rights of ingress and egress necessary to conduct the CPD BUSINESS in the ORDINARY COURSE.

          5.6.8 SELLERS and HAESA has peaceful and undisturbed possession of the owned real properties in the PURCHASED ASSETS.

          5.6.9 Except as described in Schedule 5.6.9, (A) there are no leases, subleases, licenses, concessions or other written agreements granting to or purporting to grant any THIRD PERSON any valid, legal or enforceable (i) right of use or occupancy of any portion of the owned REAL PROPERTY or (ii) any option or rights of first refusal to purchase the owned REAL PROPERTY or any portion thereof or interest therein and (B) there are no parties (other than HERCULES and its AFFILIATES) in lawful possession of the owned REAL PROPERTY.

          5.6.10 Notwithstanding anything to the contrary, each of the above Sections 5.6.2 through 5.6.9 inclusive shall be qualified by and subject to the arrangements and agreements with TECHSYSTEMS, to the extent identified in the Schedules hereto, the DEFINITIVE AGREEMENTS, or the documents described in
Schedule 2.23.

     5.7  CONDITION.   Except as described in Schedule 5.7 or in the schedules
to annexes referred to herein or in the DEFINITIVE AGREEMENTS (including schedules thereto), all real property transferred or leased to HEXCEL as part of the PURCHASED ASSETS has been grandfathered or has received and has in effect a valid variance or complies in all material respects with all applicable building and zoning laws, ordinances, regulations and permits in effect on the date hereof and on the CLOSING DATE. Except as set forth in Schedule 5.7, all buildings, facilities and other structures and improvements located on such real property and all manufacturing machinery and equipment reasonably necessary to the conduct of the CPD BUSINESS as conducted on the date hereof have been maintained to an extent and in a manner consistent with the ORDINARY COURSE of the CPD BUSINESS and consistent with applicable policies and practices of HERCULES for equipment of the same or a similar nature.

     5.8  CPD INTELLECTUAL PROPERTY.

          5.8.1 Except as set forth in Schedule 5.8, (A) the CPD INTELLECTUAL PROPERTY includes all INTELLECTUAL PROPERTY necessary for the conduct of the CPD BUSINESS in the ORDINARY COURSE; (B) HERCULES (directly or through its AFFILIATES) owns, or possesses adequate rights in all CPD INTELLECTUAL PROPERTY (which rights coupled with the rights granted pursuant to Section 2.24 include all rights necessary for the conduct of the CPD BUSINESS in the ORDINARY COURSE), or shall so own or possess such rights as of the TURNOVER POINT; (C) there is no CLAIM pending against or threatened in writing against HERCULES and/or its AFFILIATES, with respect to an alleged or actual infringement by the CPD INTELLECTUAL PROPERTY currently practiced by the CPD BUSINESS, of any patent, trademark or intellectual property of THIRD PERSONS in locations where the CPD BUSINESS is currently conducted by HERCULES; (D) there has not been any CLAIM asserted against HERCULES with respect to CPD INTELLECTUAL PROPERTY since January 1, 1995; (E) HERCULES has no knowledge that any THIRD PERSON(S) use of INTELLECTUAL PROPERTY infringes or may infringe on the CPD INTELLECTUAL PROPERTY; (F) HERCULES has no knowledge that the CPD BUSINESS, as presently conducted, conflicts with valid and enforceable patents, patent rights, licenses, trademarks, service marks, trademark rights, trade names, trade name rights or copyrights of THIRD PERSON(S); and (G) the HERCULES NON-CPD INTELLECTUAL PROPERTY is not necessary for the conduct of the CPD BUSINESS in the ORDINARY COURSE.

          5.8.2 Subject to Section 5.8.1 and except as set forth in Schedule 5.8, HERCULES has no knowledge of any instance in which an inventor or author of any CPD INTELLECTUAL PROPERTY has refused, is refusing or could reasonably be expected to refuse to transfer all right, title and interest in and to such CPD INTELLECTUAL PROPERTY to HERCULES.

     5.9  CPD BUSINESS CONTRACTS AND BIDS.

          5.9.1 The listings set forth in Schedule 5.9.1 include all material CONTRACTS and BIDS (except for items listed in other Schedules to this AGREEMENT or any of the DEFINITIVE AGREEMENTS and items to which HEXCEL or any of its respective AFFILIATES is a party) to which HERCULES or any of its AFFILIATES is a party or is bound and which will survive the CLOSING relating to the conduct of the CPD BUSINESS in the ORDINARY COURSE but excluding the HERCULES Corporate Contracts and services described in Section 2.19. The said listings in Schedule 5.9.1 include the following with respect to the CPD
BUSINESS:

               (A) each agreement which provides for payments in excess of $100,000 or which is not cancelable by a SELLER or HAESA in thirty (30) days or less without penalty or premium;

               (B) each agreement between HERCULES (made on behalf of the CPD BUSINESS) or the CPD BUSINESS on one hand and any HERCULES AFFILIATE on the other hand, and which agreement relates to the sale or purchase of products (whether raw material, finished products, consigned inventories or other) or the provision of services material to the conduct of the CPD BUSINESS;

               (C) each agreement (other than the DEFINITIVE AGREEMENTS) that could reasonably be expected to restrict after the CLOSING the right of HEXCEL or HAESA to engage or compete in any type of business with any PERSON or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber the PURCHASED ASSETS;

               (D) each agreement (whether of surety, guarantee, letter of credit or indemnification), indenture, loan agreement or note which will have an effect on the ASSUMED LIABILITIES after the CLOSING;

               (E) each distributorship, sales agency or sale representative agreement with terms in excess of twelve (12) months or which is not cancelable by a SELLER or HAESA in ninety (90) days or less without penalty or premium; and

               (F) each agreement related to the formation or conduct of partnership, joint venture or profit-sharing arrangements with THIRD PERSONS.

          5.9.2 Schedule 5.9.2 sets forth each material CONTRACT and BID required to be set forth on Schedule 5.9.1 which requires an AUTHORITY CONSENT or THIRD PERSON CONSENT in order to assign such CONTRACT or BID(including any requiring a change of control related CONSENT). The PARTIES acknowledge that in the event of such non-assignability or non-transferability, it will be covered by Section 4.4.

          5.9.3 Except as set forth in Schedule 5.9.3, (A) each CONTRACT or BID is in full force and effect and is a valid, enforceable and legally binding agreement of HERCULES and, of the other parties thereto, (B) neither HERCULES and its AFFILIATES nor, to the knowledge of HERCULES, any other party thereto is in breach or default under any material CONTRACT or BID listed in Schedule 5.9.1, and (C) there exists no condition or event arising or resulting from an action by HERCULES or its AFFILIATES or to HERCULES' knowledge any other party thereto which on the date hereof constitutes a breach or default, early termination or cancellation or which, after notice or lapse of time or both, would constitute a breach or default, early termination or cancellation in connection with any material CONTRACT or BID.

     5.10 INSURANCE.   Schedule 5.10 sets forth a description of the HERCULES
INSURANCE, except for those items or matters described in schedule(s) to the Annexes hereto or to the DEFINITIVE AGREEMENTS. None of the HERCULES INSURANCE (including insurance coverage of engineering services) shall accrue to HEXCEL's benefit or be applicable to the CPD BUSINESS and/or any of the CPD BUSINESS ITEMS after the TURNOVER POINT.

     5.11 CONSENTS.   Neither the execution and delivery of the DEFINITIVE
AGREEMENTS nor the performance of any part of the TRANSACTIONS by HERCULES, or any of its AFFILIATES will require such person to obtain any CONSENT or take other action or make any filing with or give any NOTICE to, any AUTHORITY or any other THIRD PERSON (including with respect to any PERMIT) which has not been obtained, made or given, except (A) as disclosed in Schedule 5.11 or (B) where failure to obtain such CONSENT or take such action, or make such filing or give such NOTICE (in each case from, with or to a THIRD PERSON, including any AUTHORITY) would not have and could reasonably be expected not to have a CPD MATERIAL ADVERSE EFFECT.

     5.12 NO LITIGATION.   Except for the matters set forth in Schedule 5.12,
(A) there is no CLAIM pending before any AUTHORITY or threatened in writing against HERCULES or any of its AFFILIATES or any part of the CPD BUSINESS where the amount in controversy is in excess of $100,000 or (B) there is no CLAIM pending or threatened in writing and to the knowledge of HERCULES there is no basis for a CLAIM which, individually or in the aggregate, would or could be reasonably expected to give rise to an injunction to prevent or materially delay the TRANSACTIONS or challenge the validity of the DEFINITIVE AGREEMENTS or materially interfere with the conduct of the CPD BUSINESS in the ORDINARY COURSE.

     5.13 NON-ENVIRONMENTAL LAWS AND GOVERNMENTAL CONSENTS.

          5.13.1 Excluding environmental laws (which laws are addressed in the ENVIRONMENTAL ANNEX), HERCULES and all its AFFILIATES have complied and is complying in all material respects with all applicable judgments, rulings, writs, injunctions, awards, decrees, laws, statutes, orders, rules and regulations promulgated by any AUTHORITY to which a SELLER is subject or which affects or could reasonably be expected to affect the CPD BUSINESS.

          5.13.2 Except as set forth in Schedule 5.13.2, all CPD BUSINESS PERMITS have been duly obtained and are in full force and effect or will be obtained, and there are no proceedings pending or threatened in writing that would or could reasonably be expected to result in the revocation, cancellation or suspension, or any adverse modification, of any thereof.

     5.14 TAXES.   Except for Section 3.3, any representations, warranties and covenants applicable to taxes are set forth in the TAX ANNEX. Such representations and warranties shall survive for the periods set forth in the TAX ANNEX.

     5.15 ENVIRONMENTAL MATTERS. Any representations, warranties and covenants applicable to environmental matters are set forth in the ENVIRONMENTAL ANNEX or the BACCHUS POND AGREEMENT. Such representations and warranties shall survive for the periods set forth in the ENVIRONMENTAL ANNEX or the BACCHUS POND AGREEMENT, as the case may be.

     5.16 EMPLOYEES AND EMPLOYEE BENEFITS. Any representations, warranties and covenants applicable to employee and employee benefits matters are set forth in the HUMAN RESOURCES ANNEX. Such representations and warranties shall survive for the periods set forth in the HUMAN RESOURCES ANNEX.

     5.17 COMPLETE PURCHASED ASSETS. Except as otherwise provided herein or in the DEFINITIVE AGREEMENTS, the PURCHASED ASSETS (including the licenses and rights granted to HEXCEL hereunder) together with the rights to be provided under the DEFINITIVE AGREEMENTS include all of the assets, properties and rights necessary to the conduct of the CPD BUSINESS in the ORDINARY COURSE.

     5.18 BROKERS.   There is no broker or finder or other PERSON who is
entitled to any broker's fee, finder's fee, commission, financial advisory fee, or other payments of like nature in connection with the DEFINITIVE AGREEMENTS and/or the TRANSACTIONS that would be payable as a result of any agreement or undertaking of HERCULES or any HERCULES AFFILIATE. HERCULES shall protect, defend, indemnify and hold harmless the HEXCEL INDEMNITEES from such payments. Indemnity payments made pursuant to this Section 5.18 shall not be subject to or covered by the threshold amounts or dollar limitations in Section 12.5.1.

     5.19 CPD FINANCIAL STATEMENTS.   The CPD FINANCIAL STATEMENTS in Schedule
2.7.2 fairly present the financial statements and related notes include all disclosures necessary for a fair presentation of the financial position, results of operations, and cash flow of the CPD in conformity with generally accepted accounting principles consistently applied, and contain all disclosures otherwise required to be included therein by the laws and regulations to which the CPD is subject. The CPD FINANCIAL STATEMENTS referred to in Section 2.7.2
(B) will be prepared on the same basis as those in Schedule 2.7.2.

     5.20 NON-ORDINARY COURSE LIABILITIES.   Except as described in Schedule
5.20 or reflected in the CPD FINANCIAL STATEMENTS or obligations arising under the DEFINITIVE

AGREEMENTS there are no liabilities or obligations incurred in connection with the CPD BUSINESS ITEMS other than liabilities and obligations incurred by or in connection with the CPD BUSINESS in the ORDINARY COURSE since December 31, 1995.

     5.21 CAPITAL EXPENDITURES.   Set forth in Schedule 5.21 is a true and
complete listing of each CPD capital project (including the original authorized amount, the amount expended to date and the estimated amount to expend to project completion) which have been approved and authorized by HERCULES as part of the 1996 CPD Capital Budget. Except as set forth in Schedule 5.21, each CPD capital project is on time and on budget for the stage at which such capital project is currently relative to the time staging and rate of expenditures for such capital project as presented in the original capital project approval papers approved and authorized by HERCULES' management.

     5.22 NO BASIS FOR SUSPENSION.   Each SELLER and HAESA (insofar as related
to the CPD BUSINESS) has not received written notice of, and such SELLER or HAESA has no knowledge of a basis for (i) the commencement or threatening of any action, proceeding and investigation or (ii) the making or threatening of any CLAIM, assertion or demand, in either case, seeking a suspension or debarment of a SELLER or HAESA or the CPD BUSINESS, or otherwise declare a SELLER or HAESA or the CPD BUSINESS ineligible from United States Government or Spanish Government contracting or acting as a subcontractor or from conducting business with the United States Government or the Spanish Government as an agent or representative of any other contractor or subcontractor.

     5.23 RECORDS MAINTENANCE. Except as described in Schedule 5.23, to the knowledge of HERCULES the RECORDS have been maintained in the ORDINARY COURSE and in all material respects, consistent with all applicable HERCULES and CPD policies.

     5.24 PRODUCT WARRANTIES; RETURN OF PRODUCT POLICIES.   Except for product
warranties and return rights provided under applicable laws, rules and regulations, or provided to HEXCEL prior to the date hereof and except as described in Schedule 5.24, all outstanding product warranties and return of product rights given to THIRD PERSONS were given in the ORDINARY COURSE of the CPD BUSINESS.

     5.25 RELATED PARTY OBLIGATIONS.   Except as described in Schedule 5.25 or
in the DEFINITIVE AGREEMENTS, there are no obligations of an individual amount of U.S. $50,000 or greater or having a term of six (6) months or longer which is in existence prior to the CLOSING and which will continue after the CLOSING, which obligation is owed by HERCULES or any of its AFFILIATES to the CPD BUSINESS or owed by the CPD BUSINESS to HERCULES or any of its AFFILIATES.

     5.26 SECURITY CLEARANCES.   Since January 1, 1995, HERCULES and its
AFFILIATES (insofar as relates to the CPD BUSINESS) has complied with and is in compliance with in all material respects all applicable security clearance laws, rules and regulations of the United States Government including those set forth in or under the "Industrial Security Manual for Safeguarding Classified Information," DOD 5220.22-M, dated January 1991, and the modifications and amendments thereof and supplements thereto, all as issued by the United States Department of Defense.

     5.27 INVENTORIES. Except as described in Schedule 5.27, all INVENTORIES included in the PURCHASED ASSETS consist of a quality and quantity which are usable and salable in the ORDINARY COURSE of the CPD BUSINESS, except for items of obsolete materials and materials of below-standard, all of which have been written down in accordance with applicable policies of HERCULES as normally applied to CPD.

     5.28 ETHICS.   Except as described in Schedule 2.58, HERCULES has not
received any Business Ethics Compliance Certificate for 1995 from an employee in the CPD BUSINESS indicating that such employee has violated HERCULES' Business Ethics Policy (which Policy includes compliance with Section 30 A of the Securities Exchange Act of 1934, as amended.)

     5.29 OWNERSHIP OF HAESA.

          5.29.1 HOLDCO is the only rightful and legitimate holder of all the shares of HAESA, and HERCULES is the only rightful and legitimate holder of all the shares of HOLDCO.

          5.29.2 The share capital of HAESA is divided into 145,250 shares (hereinafter the "SHARES") (all of which have been issued) having 3,600 Pesetas nominal value each as shown in the HAESA by-laws, a true and complete copy of which by-laws is set forth in Schedule 5.29.2.

          5.29.3 There are no increases of capital pending registration or in progress nor there is authorization to the Board of Directors of HAESA which would allow increasing the share capital according to the terms of article 153
b) of the Corporations Act of Spain. HAESA has not issued founders' shares or debentures or any other kind or security or financial instrument convertible into shares.

          5.29.4    The holding of the SHARES is as follows: 100% by HOLDCO

          5.29.5 Except as may be created by the DEFINITIVE AGREEMENTS, the SHARES are not subject to any ENCUMBRANCE and, in particular, they are not subject to seizure or pledge or secure any kind of debt whether from a PARTY or THIRD PERSON.

          5.29.6 The SHARES may be freely transferred and under the applicable Law nor the Articles of Association there are no pre-emptive rights on the sale of SHARES in favor of THIRD PERSONS and likewise, neither HERCULES nor any of its AFFILIATES has reached any agreement with any THIRD PERSON for the sale of SHARES or granted other rights which could give any THIRD PERSON a better claim or title to the purchase of the SHARES.

          5.29.7 The SHARES are not listed on any stock exchange or on any other official secondary market and neither HERCULES nor HAESA has knowledge that any offer to purchase the SHARES has been made or is to be made other than that contemplated in the DEFINITIVE AGREEMENTS.

     5.30 HAESA BALANCE SHEET.   The HAESA BALANCE SHEET referred to in Section
2.7.4 when prepared and presented will meet the requirements of Section 2.7.4.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF HEXCEL


     6.1  REPRESENTATIONS AND WARRANTIES OF HEXCEL.   HEXCEL represents and
warrants to HERCULES each of the representations and warranties set forth in Sections 6.2 through 6.10 below as of the date hereof through and including the CLOSING DATE. Except as otherwise provided in this Article VI, the representations and warranties set forth in Sections 6.3 through 6.10 shall survive the CLOSING for a period of eighteen (18) months after the CLOSING and
Section 6.2 shall survive for an unlimited period after the CLOSING. An action for indemnification with respect to a breach of any representation and warranty set forth in this Article VI may be brought only if HERCULES notifies HEXCEL of such claim or communicates to HEXCEL the essential facts or allegations relating to such claim during the period that such representation or warranty survives.

     6.2  ORGANIZATION, GOOD STANDING AND CORPORATE POWER.

          6.2.1 HEXCEL is duly organized, validly existing and in good standing under the laws of the State in which it is incorporated.

          6.2.2 HEXCEL has the requisite corporate power and authority to execute and deliver the DEFINITIVE AGREEMENTS and to consummate its part of the TRANSACTIONS. HEXCEL's execution, delivery and performance of the DEFINITIVE AGREEMENTS and its part of the TRANSACTIONS have been duly authorized by its respective Board of Directors, and no other consent, approval or other action of HEXCEL's stockholders or Board of Directors is required.

          6.2.3 The DEFINITIVE AGREEMENTS have, and with respect to DEFINITIVE AGREEMENTS to be executed after the date hereof, will have as of the CLOSING, been duly and validly executed and delivered by HEXCEL and its AFFILIATES, and are, or will be upon their execution, valid and legally binding obligations of HEXCEL to the extent it is party thereto, enforceable against it in accordance with their terms (subject to applicable bankruptcy, insolvency, moratorium, or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity).

     6.3  INSURANCE.   HEXCEL acknowledges and agrees that (A) all HERCULES
INSURANCE is for HERCULES' protection only and expires or terminates as of the TURNOVER POINT; and (B) as of and after the TURNOVER POINT, HEXCEL shall be responsible for all insurance related to the CPD BUSINESS and/or the CPD BUSINESS ITEMS.

     6.4  CONSENTS.   Neither the execution and delivery by HEXCEL of the
DEFINITIVE AGREEMENTS to which it is a party nor the performance by HEXCEL of any of its obligations thereunder nor the performance by HEXCEL of any part of the TRANSACTIONS will require HEXCEL or any of its AFFILIATES to obtain any CONSENT or take other action or make any filing with or give any NOTICE to, any AUTHORITY or any other THIRD PERSON (including with respect to any PERMIT) which has not been obtained, made or given, except (A) as described in Schedule 6.4 or
(B) where failure to obtain such CONSENT or take such action or make such filing or give such NOTICE (in each case from, with or to a THIRD PERSON, including any AUTHORITY), would not have and could reasonably be expected not to have a HEXCEL MATERIAL ADVERSE EFFECT.

     6.7  CONFLICTING AGREEMENTS, RESTRICTIONS.

          6.7.1 Except as described in Schedule 6.7.1, neither the execution, delivery or performance of the DEFINITIVE AGREEMENTS nor the consummation of any of its obligations thereunder by HEXCEL nor the performance by HEXCEL of any part of the TRANSACTIONS will constitute or result in (A) a breach of its charter or bylaws; (B) a breach of the terms, conditions or provisions of, or a default under, or result in a violation of, or give rise to any rights of the acceleration of the time for performance, termination, amendment, suspension, revocation or cancellation under, or require any payment or CONSENT under any agreement, contract, instrument, order, evidence of indebtedness, judgment or decree to which it is a party bound by and which affects or could reasonably be expected to adversely affect the ability of HEXCEL to consummate the TRANSACTIONS; (C) a violation of any provision of any existing law, statute, rule or regulation of any jurisdiction or of any order, decree, writ or injunction or decree of any court or governmental department, bureau, board, agency or instrumentality which could reasonably affect HEXCEL's ability to consummate the TRANSACTIONS; or (D) a HEXCEL MATERIAL ADVERSE EFFECT.


     6.8  NO LITIGATION.   Except for the matters set forth in Schedule 6.8,
there is no CLAIM pending or threatened in writing against HEXCEL or its AFFILIATES and there is no basis for a CLAIM against HEXCEL or its AFFILIATES which, individually or in the aggregate, would or could be reasonably expected to give rise to an injunction to prevent or materially delay any of the TRANSACTIONS or challenge the validity of any of the DEFINITIVE AGREEMENTS.

     6.9  EMPLOYEES AND EMPLOYEE BENEFITS.   Any representations, warranties and
covenants made by HEXCEL and applicable to employee and employee benefits matters are set forth in the HUMAN RESOURCES ANNEX. Such representations, warranties and covenants shall survive for the periods set forth in the HUMAN RESOURCES ANNEX.

     6.10 BROKERS.   There is no broker or finder or other PERSON who is
entitled to any broker's fee, finder's fee, commission, financial advisory fee, or other payments of like nature in connection with the DEFINITIVE AGREEMENTS and/or the TRANSACTIONS that would be payable as a result of any agreement or undertaking of HEXCEL or any HEXCEL AFFILIATE. HEXCEL shall protect, defend, indemnify and hold harmless the HERCULES INDEMNITEES from such payments. Indemnity payments made pursuant to this Section 6.10 shall not be subject to or covered by the dollar limitations in Section 12.5.2.

     6.11 FINANCING.   Schedule 6.11 sets forth a true and complete copy of the
commitment letter of Credit Suisse (the "COMMITMENT LETTER") relating to the financing referred to in Section 9.13.

                                   ARTICLE VII

                              PRE-CLOSING COVENANTS

     7.1  EFFORTS; REGULATORY FILINGS.

          7.1.1 Promptly after the execution hereof and during the PRE-CLOSING PERIOD, each PARTY shall cooperate with the other PARTY and use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, appropriate or desirable under any applicable laws, rules and regulations (including SECURITIES LAW), to ensure that the conditions set forth in Articles IX and X are satisfied and to consummate and make effective the TRANSACTIONS in accordance with the respective terms and conditions of the DEFINITIVE AGREEMENTS.

          7.1.2 EACH PARTY has made or will as promptly as practicable make filing(s) to be made by it as described in Schedule 4.4.3, and any other filings required by law to consummate the TRANSACTIONS. All such filings complied or shall comply in all material respects with the requirements of the respective act, laws or regulations pursuant to which they are filed. Each PARTY has used and shall continue to use its commercially reasonable efforts to respond promptly to any requests for additional information made by the applicable AUTHORITY.

          7.1.3 Each PARTY shall use all commercially reasonable efforts to obtain, and to cooperate with the other PARTY in obtaining, all authorizations, consents, orders and approvals of any AUTHORITY or any other THIRD PERSON that may be or become necessary in connection with the consummation of the TRANSACTIONS prior to the CLOSING or to the extent not then obtained, after the CLOSING.

     7.2  CONDUCT OF BUSINESS.

          7.2.1       During the PRE-CLOSING PERIOD , except as described in
Schedule 7.2.1 or as HEXCEL may otherwise consent to in writing (which consent shall not be unreasonably withheld or delayed) or as otherwise specifically contemplated by the DEFINITIVE AGREEMENTS, HERCULES and its AFFILIATES shall:

               (A) operate the CPD BUSINESS in the ORDINARY COURSE and in such a manner and to an extent that neither such business nor any part thereof undergoes or experiences a CPD MATERIAL ADVERSE EFFECT; such operation shall include the use of commercially reasonable efforts to (i) preserve intact its business organization; (ii) maintain the PURCHASED ASSETS (subject to reasonable wear, tear and consumption and, as covered by Section 7.7, casualty losses); (iii) preserve business relationships; (iv) perform its obligations under each CPD MATERIAL CONTRACT; (v) maintain all applicable insurance currently in effect; (vi) keep all RECORDS in accordance with applicable HERCULES policies and practices; and (vii) conduct the CPD BUSINESS in material compliance with all applicable judgments, rulings, laws, statutes, orders, and the like of all AUTHORITIES.

               (B) not incur any liability or obligation that would have or could reasonably be expected to have a CPD MATERIAL ADVERSE EFFECT, except as contemplated by the DEFINITIVE AGREEMENTS and except as incurred in the CPD BUSINESS in the ORDINARY COURSE;

               (C) not enter into any transaction, take any action, or by inaction permit any event to occur, that would result in or could reasonably be expected to result in (i) any of the representations and warranties of HERCULES contained in the DEFINITIVE AGREEMENTS not being true and correct immediately after the occurrence of such transaction, action or event or on the CLOSING DATE or (ii) a breach of any of the agreements and covenants of HERCULES contained in the DEFINITIVE AGREEMENTS;


               (D) shall not undertake any matter related to the CPD BUSINESS which under the applicable HERCULES delegations of authority require the express approval of the Vice President and General Manager of CPD (which delegations of authority have been delivered to HEXCEL) after the TURNOVER POINT, without the consent of the President of HEXCEL, such consent not to be unreasonably withheld or delayed (and if no express refusal of CONSENT has been made in 48 hours, HEXCEL shall be deemed to have consented); and

               (E) not agree or otherwise commit to take any of the actions prohibited by the foregoing paragraphs (A) through (D).

     7.3  REQUIRED NOTICES.

          7.3.1 At all times during the PRE-CLOSING PERIOD, HERCULES shall upon becoming aware thereof, promptly give NOTICE (in reasonable detail as then known) to HEXCEL of any facts or circumstances or the occurrence of any event or the failure of any event to occur, which results in, which will result in or which could reasonably be expected to result in a CPD MATERIAL ADVERSE EFFECT or a breach of Article V or Section 7.2.1.

          7.3.2 At all times during the PRE-CLOSING PERIOD, HEXCEL shall upon becoming aware thereof, promptly give NOTICE (in reasonable detail as then known) to HERCULES of any facts or circumstances or the occurrence of any event or the failure of any event to occur, which results in, which will result in or which could reasonably be expected to result in a HEXCEL MATERIAL ADVERSE EFFECT or a breach of Article VI.

     7.4  ACCESS.   During the PRE-CLOSING PERIOD, HERCULES shall provide, or
cause to be provided to, HEXCEL and its representatives (A) as soon as practicable after the end of each month, general monthly financial and operating data and other information as HEXCEL or its representatives may from time to time reasonably request with respect to the CPD BUSINESS and (B) reasonable access (without interference to normal business operations and subject to the rights of THIRD PERSONS) to the representatives, officers and employees of HERCULES. In the receipt of information pursuant to this Section 7.4, HEXCEL shall remain cognizant of any obligations that may be applicable to "insiders" under the SECURITIES LAW.

     7.5 AGREEMENTS. Prior to entering this AGREEMENT, the PARTIES have executed and delivered the CONFIDENTIALITY AGREEMENT. Contemporaneously with entering into this AGREEMENT, the PARTIES shall execute and deliver the
ENVIRONMENTAL ANNEX, the HUMAN RESOURCES ANNEX and the TAX ANNEX.   At the
CLOSING, the PARTIES shall
execute and deliver the INSTRUMENTS OF TRANSFER, the INSTRUMENTS OF RECEIPT AND ASSUMPTION, the PRODUCT AGREEMENT, the TECHNICAL CENTER LEASE, the TECHNICAL SERVICES AGREEMENT, and the TRANSITION SERVICES AGREEMENT.

     7.7  CASUALTY LOSS.

          7.7.1 In the event that any PURCHASED ASSET is destroyed or substantially damaged by a fire or other casualty during the PRE-CLOSING PERIOD, then promptly after first having knowledge of such destruction or damage, HERCULES shall give NOTICE thereof to HEXCEL. Such NOTICE shall include the particulars (in reasonable detail) as then known of the casualty, destruction or damage, the estimated cost (based on replacement cost or another reasonable basis) of the full correction or remediation thereof as proposed by HERCULES and the availability of any applicable property insurance coverage.

          7.7.2 If the CPD BUSINESS can be reasonably and commercially operated, including operation of the material manufacturing facilities, notwithstanding such destruction or damage, then the PURCHASE PRICE shall be adjusted by the reasonable cost of full correction or remediation of such destruction or damage and the CLOSING shall be effectuated with such adjusted PURCHASE PRICE and, in case of destruction, the destroyed item shall be deemed deleted from the PURCHASED ASSETS, and, in case of damage, the damaged item should be included in the PURCHASED ASSETS on an "as is, where is" condition and basis.

          7.7.3 If the nature of the destroyed or damaged PURCHASED ASSET is such that the destruction or damage so suffered makes it reasonably and commercially impracticable to operate the CPD BUSINESS in a manner consistent with that of HERCULES and its AFFILIATES in the ORDINARY COURSE and the destruction or damage cannot be reasonably and commercially remedied by an adjustment of the PURCHASE PRICE that is acceptable to the PARTIES or if the destruction or damage has a CPD MATERIAL ADVERSE EFFECT, then the CLOSING shall be delayed and the PARTIES shall attempt in good faith to negotiate a fair and equitable resolution of the correction or remediation of such destruction or damage. If the PARTIES do not agree upon a resolution within thirty (30) BUSINESS DAYS after receipt by HEXCEL of NOTICE of the destruction or damage, then HEXCEL may terminate this AGREEMENT pursuant to Section 11.1 (F). If by the said thirtieth BUSINESS DAY the PARTIES have agreed upon a resolution, then this AGREEMENT shall be amended to the extent necessary to incorporate such resolution and the CLOSING shall be effectuated in accordance with the amended AGREEMENT.

          7.7.4 For purposes of this Section 7.7, the "PURCHASED ASSET" and "PURCHASED ASSETS" shall include assets owned, leased or held (with lawful right to use) by HAESA.

                                  ARTICLE VIII

                             POST-CLOSING AGREEMENTS

     8.1  NON-COMPETITION.

          8.1.1 HERCULES covenants and agrees that from and after the CLOSING and until the fifth (5th) anniversary of the CLOSING DATE, HERCULES shall not, and it will cause its AFFILIATES not to, directly or indirectly, as a proprietor, partner, stockholder, director, officer, consultant, joint-venturer, or in any capacity, engage anywhere in the world in the businesses stated in
Section 8.1.2 or own, manage, operate, or control an interest of more than five percent (5%) in any entity whose principal business (e.g. more than 50% of the total consolidated gross sales or revenues of such entity) is one or more of the businesses covered in Section 8.1.2.

          8.1.2 The businesses covered by this Section 8.1 shall include the manufacture, distribution, or sale of:

               (A) polyacrylonitrile precursor and related materials and equipment used in the manufacturing of carbon fiber;

               (B) carbon fiber and related materials and equipment either sold to others or consumed internally to manufacture carbon fiber prepregs; and

               (C)  prepregs and related materials and equipment sold to others.

          8.1.3     Notwithstanding anything to the contrary, including this
Section 8.1, HERCULES shall be free to operate, dispose of and otherwise deal in or with composite structures, including HERCULES' interest in and activities with TAEMA and/or TECHSYSTEMS.

     8.2  FURTHER ASSURANCES.

          8.2.1 At any time and from time to time after the TURNOVER POINT, the PARTIES agree to cooperate with each other, to execute and deliver, effective as of the TURNOVER POINT to the extent such other documents, agreements, instruments, records, files and schedules and do all such further acts and things as shall reasonably be necessary to carry out the DEFINITIVE AGREEMENTS, the TRANSACTIONS and the intent of the PARTIES as reflected herein or therein.

          8.2.2 If after the CLOSING a PARTY discovers or receives an item which rightfully belongs to the other PARTY or such other PARTY's AFFILIATES, it shall promptly notify said other PARTY and deliver such item(s) to said other PARTY and, to the extent necessary or appropriate, execute any documents needed to correct any schedules hereto affected by such item.

     8.3  CONFIDENTIAL INFORMATION.

          8.3.1 From the CLOSING DATE and for a period of five (5) years thereafter and except as otherwise provided in the DEFINITIVE AGREEMENTS:

               (A) subject to Section 8.3.1 (C), HERCULES shall not use or disclose to THIRD PERSONS or take any action to so use or disclose and shall use reasonable efforts not permit any of its AFFILIATES to intentionally use or disclose to THIRD PERSONS or take any action to so use or so disclose any Confidential Information of HEXCEL (including CPD INTELLECTUAL PROPERTY and CPD information retained or possessed by HERCULES as described in Section 2.16);

               (B) subject to Section 8.3.1 (C), HEXCEL shall not use, disclose to THIRD PERSONS or take any action to so use or disclose and shall use reasonable efforts not to permit any of its AFFILIATES to intentionally use or disclose to THIRD PERSONS or take any action to so use or so disclose any Confidential Information of HERCULES (including HERCULES information received or possessed by HEXCEL as described in Section 2.16), except for CPD BUSINESS ITEMS; and

               (C) as to commingled items covered by Section 2.16, the PARTIES recognize that some use of an owner PARTY's Confidential Information will occur; therefore, each PARTY acknowledges and agrees to such use provided that (i) HERCULES and its AFFILIATES shall not intentionally use any Confidential Information of HEXCEL contained in such commingled items so as to compete directly or indirectly with any of the businesses described in Section 8.1.2 and
(ii) HEXCEL and its AFFILIATES shall not intentionally use any Confidential Information of HERCULES contained in such commingled items for any purpose other than the necessary conduct of the CPD BUSINESS.

          8.3.2 A PARTY (the "Receiving Party") possessing Confidential Information of the other PARTY shall be under no obligation pursuant to this
Section 8.3 with respect to information that:

               (A) is or shall have become generally available to the public without breach of this covenant,

               (B) is received by the Receiving Party from a THIRD PERSON on a non-confidential basis without there having occurred any breach by such Receiving Party or its directors, officers, employees, agents or representatives of such Receiving Party's obligations hereunder, or

               (C) is required to be disclosed by law, order or regulation or by an AUTHORITY; provided, however, that in the event that disclosure of such information is requested or required by any such law, order, regulation or AUTHORITY, the Receiving Party shall provide the other PARTY with prompt NOTICE of such request or requirement and shall, prior to disclosing such information, cooperate with such other PARTY with respect to any such disclosure including, without limitation, assisting such other PARTY at such other PARTY's expense in obtaining an appropriate protective order if such other PARTY so elects.

          8.3.3 Effective as of the CLOSING, this Section 8.3 supersedes the CONFIDENTIALITY AGREEMENT, and thereafter the CONFIDENTIALITY AGREEMENT shall no longer have any force or effect.

          8.3.4 For purposes of this Section 8.3, "Confidential Information" shall mean non-public information of a nature that the unauthorized disclosure of the same could be reasonably expected to adversely affect the business, activities or interest of the owner(s) of such information of their respective AFFILIATES, licensees, directors, officers, employees, agents and representatives. Confidential Information may include INTELLECTUAL PROPERTY; strategic, business, financial or marketing information; and personnel information.

          8.3.5     Each PARTY shall be responsible for any breach of this
Section 8.3 by its AFFILIATES, directors, officers, employees, agents and representatives. Each PARTY acknowledges and agrees that if it or any of its AFFILIATES breaches any provision of this Section 8.3 any remedy at law would be inadequate and that such other PARTY or PARTIES, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance, injunctive and other equitable relief, without the necessity of posting a bond, to prevent or restrain a breach of Section 8.3 or to enforce the provisions of this Section 8.3.

     8.4  MAIL; PAYMENTS.

          8.4.1 Each PARTY authorizes and empowers the other PARTY on and after the TURNOVER POINT to receive and open all mail and other communications received by it relating to the CPD BUSINESS and to determine whether the contents are a matter rightfully belonging to or appropriately to be dealt with by the other PARTY, and if so, such mail or communications shall be promptly delivered to such other PARTY.

          8.4.2 Each PARTY agrees promptly (but, in any event, not more than five BUSINESS DAYS after receipt thereof) to pay when received and cleared or deliver to the other PARTY any monies or checks which have been mistakenly sent by customers to it and which should properly have been sent to such other PARTY (including any payments in respect of accounts receivable transferred to HEXCEL pursuant to this AGREEMENT).

          8.4.3 Each PARTY has the right and authority to endorse, without recourse, the name of the other PARTY or PARTIES or any of its or their respective AFFILIATES, as the case may be, on any check or other evidence of indebtedness received by it in respect of the CPD BUSINESS to which it is entitled under the DEFINITIVE AGREEMENTS, including any accounts receivable included in the PURCHASED ASSETS. Each PARTY shall furnish the other PARTY such evidence of this AUTHORITY as such other PARTY may reasonably request.

     8.5 NAME CHANGE. From and after the TURNOVER POINT, HEXCEL shall have the right to use the name "HERCULES" and any variation thereof in the manner and for the periods set forth below. Promptly after the CLOSING, but in any event not later than ten (10) BUSINESS DAYS after the CLOSING, HEXCEL shall change the name of Hercules Aerospace Espana, S.A. to Hexcel Aerospace Espana, S.A. and thereafter shall have the right to use the name HAESA as an acronym for Hexcel Aerospace Espana, S.A. During each such period set forth below, HEXCEL and Hexcel Aerospace Espana, S.A. shall promptly commence and diligently pursue until completion the cessation of such use at the earliest commercially practicable time. Subject to this Section 8.5, the HERCULES name may be used by HEXCEL and/or Hexcel Aerospace Espana, S.A. for the following periods:

          A.   Forms, paperwork -- six (6) weeks

          B.   Marketing Literature -- six (6) weeks

          C.   Building Signs -- twelve (12) weeks

          D.   Packaging -- six (6) weeks for new production
                         -- until all sold for pre-packaged

          E.   Other -- twelve (12) weeks


     8.6  ACCOUNTS RECEIVABLE.

          8.6.1 HERCULES and HISPAN each hereby irrevocably appoints HEXCEL as its attorney and agent commencing at the TURNOVER POINT for the purpose of collecting all outstanding accounts and notes receivable transferred to HEXCEL as part of the PURCHASED ASSETS, with full authority in HEXCEL to take any and all lawful steps reasonably necessary to accomplish said purpose. HEXCEL shall protect, defend, indemnify and hold harmless HERCULES INDEMNITEES from any unlawful collection activities taken by or on behalf of HEXCEL. HERCULES and HISPAN shall cooperate with HEXCEL in collecting said accounts and notes receivable and shall perform all acts and execute all instruments reasonably necessary or proper in order to accomplish the purposes and objectives of this
Section 8.6.

          8.6.2 HEXCEL shall use all commercially reasonable efforts (excluding litigation) to collect following the CLOSING DATE all uncollected accounts receivable transferred hereunder as part of the PURCHASED ASSETS. In the event that any such accounts receivable remain uncollected one hundred (120) days after the CLOSING DATE, HEXCEL shall transfer or cause to be transferred to HERCULES or HISPAN, as the case may be, such then uncollected accounts receivables. Upon such transfer, HERCULES or HISPAN, as the case may be, shall pay to HEXCEL wire transfer of immediately available funds within five (5) BUSINESS DAYS following receipt of wiring instructions from HEXCEL an amount equal to the value of such account receivable as reflected in the relevant portion of the CPD FINANCIAL STATEMENT referred to in Section 2.7.2 (B) less all amounts collected by HEXCEL on such account receivable prior to such 120th day.

     8.7  ENGINEERING MANUALS AND SERVICES.

          8.7.1 The PARTIES acknowledge that certain HERCULES Manuals, including the Engineering Department Manuals, Design Manuals, Project Management Manuals, Construction Guidelines Manuals, and Hercules Standards (collectively the "HERCULES Manuals") may be in the possession of CPD employees after CLOSING. HEXCEL acknowledges that HERCULES will not provide revisions to the HERCULES Manuals after the CLOSING. HEXCEL hereby releases and agrees to protect, defend, indemnify and hold harmless the HERCULES INDEMNITEES from and against any and all CLAIMS arising out of or resulting from use of the HERCULES Manuals after the TURNOVER POINT by or on behalf of HEXCEL or any of its respective AFFILIATES. HEXCEL agrees to hold the HERCULES Manuals in confidence and only use them on a need-to-know basis with respect to the operation of the CPD BUSINESS.

          8.7.2 HEXCEL understands and acknowledges that HERCULES is not insured to do engineering services for PERSONS, other than HERCULES and HERCULES AFFILIATES; accordingly, as of the TURNOVER POINT, HERCULES will forthwith cease to perform engineering for the CPD BUSINESS. If HEXCEL desires engineering services from HERCULES after the

TURNOVER POINT and HERCULES is willing to provide such services, then the provision thereof shall be under the TRANSITION SERVICES AGREEMENT and subject to HEXCEL paying for all insurance which HERCULES deems appropriate for such provision of services.

     8.8  RETENTION OF BOOKS AND RECORDS; FURTHER INFORMATION.

          For a period of eight (8) years from the CLOSING DATE:

          (A) each PARTY shall use reasonable efforts not to destroy or dispose of any books and records in its possession (excluding the commingled items described in Section 2.16) and relating to the CPD BUSINESS ITEMS without first giving NOTICE to the other PARTY at least thirty (30) days prior to the proposed date of such disposition or destruction; and

          (B) upon reasonable prior NOTICE to a PARTY, the other PARTY shall allow the requesting PARTY and its representatives reasonable access to such books and records during normal business hours at the principal place(s) of business of such other PARTY or at any location(s) where such books and records are located, and the requesting PARTY, at its expense, shall have the right to make copies or excerpts of only the relevant CPD part from such books and records; provided, however, that any such access or copying shall be done in such manner so as not to interfere with the normal conduct of either PARTY'S business; and such access shall be subject to the CONFIDENTIALITY AGREEMENTS and the provisions of any contract to which the non-requesting PARTY or its properties shall be bound; and

          (C) each PARTY shall promptly make available to the other PARTY upon reasonable request and at the requesting PARTY's expense, but consistent with each PARTY's business requirements, (i) personnel to assist the requesting PARTY in locating such books and records and (ii) any personnel whose assistance or participation is necessary or appropriate in anticipation of or in connection with existing or future litigation, administrative proceedings, preparation or defense of tax returns or other matters arising from or related to the CPD BUSINESS ITEMS.

     8.9  COOPERATION.

          8.9.1 With regard to any CPD BUSINESS ITEMS acquired by HEXCEL which involve actual or potential litigation by or against HEXCEL, HERCULES agrees to cooperate and lend such assistance as may be reasonably requested by HEXCEL to conclude the CLAIM or dispute in question. Such cooperation and assistance shall include (i) making available witnesses or potential witnesses for interviews, depositions and court appearances, (ii) providing such documentation and records in Hercules' possession which HEXCEL might request;
(iii) permitting HEXCEL'S employees, agents or attorneys such access to a HERCULES site as might be appropriate to effectuate (i) and (ii); and (iv) otherwise providing such assistance as HEXCEL may reasonably request which might aid in the prosecution or defense of CLAIM.

          8.9.2 With regard to any EXCLUDED ITEMS or EXCLUDED LIABILITIES retained by HERCULES after the CLOSING DATE which involve actual or potential litigation by or against HERCULES, HEXCEL agrees to cooperate and lend such assistance as may be reasonably requested by HERCULES to conclude the CLAIM or dispute in question. Such cooperation and assistance shall include (i) making available witnesses or potential witnesses for interviews, depositions and court appearances, (ii) providing such documentation and records in HEXCEL'S possession which HERCULES might request; (iii) permitting HERCULES' employees, agents or attorneys such access to a HEXCEL site as might be appropriate to effectuate (i) and (ii); and (iv) otherwise providing such assistance as HERCULES may reasonably request which might aid in the prosecution or defense of CLAIM.

                                   ARTICLE IX

                       CONDITIONS TO HEXCEL'S OBLIGATIONS

     The obligation of HEXCEL to effect its part of the TRANSACTIONS shall be subject to the satisfaction or written waiver by HEXCEL (where permissible), on or before the CLOSING DATE, of each and all of the following conditions set forth in Sections 9.1 through 9.12.

     9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of HERCULES contained in the DEFINITIVE AGREEMENTS shall be true and complete in all material respects on and as of the CLOSING DATE, with the same force and effect as though made on and as of the CLOSING DATE, except that any representation and warranty made as of a specified date shall have been true and complete in all material respects on and as of such date.

     9.2  PERFORMANCE OF AGREEMENTS.   Subject to Section 4.4, HERCULES shall
have (A) executed and delivered each of the DEFINITIVE AGREEMENTS, and (B) performed and complied in all material respects with all of its agreements and covenants contained in the DEFINITIVE AGREEMENTS to be performed or complied with by it on or prior to the CLOSING DATE.

     9.3  DELIVERIES.   HEXCEL shall have received from HERCULES the INSTRUMENTS
OF TRANSFER and the other documents, affidavits and instruments contemplated by
Section 4.2.

     9.4  NO PROHIBITION.   No federal, state or local law, statute, ordinance,
regulation or executive order, domestic or foreign, and no preliminary or permanent injunction or other judgment or order issued by any AUTHORITY, shall be in effect, the enforcement of which would and no bill shall have been passed by the U.S. House of Representatives or the U.S. Senate (but excluding passed bills which the President of the United States has publicly announced he will veto if presented to him substantially in the form passed), all in any case (individually or in the aggregate)

          (A) in any material respect, restrain, change, enjoin, make illegal or otherwise prohibit the TRANSACTIONS,

          (B) impose material civil penalties or damage in connection with any such TRANSACTIONS,

          (C) have or reasonably be expected to have a CPD MATERIAL ADVERSE EFFECT, or

          (D) materially impair a PARTY's ability to consummate the TRANSACTIONS in the manner contemplated by the DEFINITIVE AGREEMENTS.

     9.5  NO PROCEEDINGS.   No suit, action, investigation, injunction or
proceeding before or by any AUTHORITY or THIRD PERSON shall have been commenced and be pending or threatened in writing against HERCULES, HAESA, HISPAN, or their respective directors or officers, (A) seeking to restrain, prevent, delay or change the TRANSACTIONS in any material respect, (B) seeking material civil penalties or damages in connection with the TRANSACTIONS, or (C) which would, individually or in the aggregate, result in or could reasonably be expected to result in a CPD MATERIAL ADVERSE EFFECT.

     9.6  OFFICER'S CERTIFICATE.   HEXCEL shall have received a certificate from
a duly authorized officer of HERCULES, dated as of the CLOSING DATE, in reasonable form and substance certifying as to the satisfaction of the conditions specified in Sections 9.1 and 9.2.

     9.7  CERTAIN ACTS.   All applicable filings shall have been made by
HERCULES, all applicable approvals shall have been obtained and all waiting periods (and any extension thereof) shall have expired or been terminated, all as the case may be, pursuant to requirements of the AUTHORITY CONSENTS described in Schedule 4.4.3.

     9.8  APPROVALS AND CONSENTS.   Subject to Section 4.4, HERCULES shall have
obtained all MATERIAL CONSENTS without any violation or breach thereof or default, termination or acceleration occurring thereunder.

     9.9  OPINION OF COUNSEL FOR HERCULES.   HEXCEL shall have received opinions
from the general counsel or assistant general counsel of HERCULES, in form and substance reasonably satisfactory to HEXCEL.

     9.10 ANCILLARY DOCUMENTS.   Each and all of the ANCILLARY DOCUMENTS shall
have been executed and delivered by all PARTIES thereto other than HEXCEL or its AFFILIATES.

     9.11 CPD MATERIAL ADVERSE EFFECT.   No CPD MATERIAL ADVERSE EFFECT shall
have occurred and continue to be existing as of the CLOSING DATE.

     9.12 PERMITS.   HEXCEL shall have received each PERMIT listed in Schedule
9.12 or have received approval from the AUTHORITY having requisite jurisdiction for such PERMIT that HEXCEL may operate the CPD BUSINESS after the TURNOVER POINT without such PERMIT being in hand until such time as HEXCEL is able to obtain the Permits.


     9.13 FINANCING.   HEXCEL shall have obtained the proceeds of the financing
contemplated by the COMMITMENT LETTER referred to in Section 6.11 upon terms and conditions set forth in the COMMITMENT LETTER and other terms reasonably satisfactory to HEXCEL (the "FINANCING"). HEXCEL agrees to commence promptly and diligently to negotiate and use its commercially reasonable efforts to finalize documentation relating to the FINANCING and to obtain such FINANCING.

                                    ARTICLE X

                       CONDITIONS TO HERCULES' OBLIGATION

     The obligation of HERCULES to effect its part of the TRANSACTIONS shall be subject to the satisfaction or written waiver by HERCULES (where permissible) on or before the CLOSING DATE, of each and all of the following conditions set forth in Sections 10.1 through 10.12.

     10.1 REPRESENTATIONS AND WARRANTIES TRUE.   The representations and
warranties of HEXCEL contained in the DEFINITIVE AGREEMENTS shall be true and complete in all material respects on and as of the CLOSING DATE, with the same force and effect as though made on and as of the CLOSING DATE, except that any representation and warranty made as of a specified date shall have been true and complete in all material respects on and as of such date.

     10.2 PERFORMANCE OF AGREEMENTS.   HEXCEL shall have (A) executed and
delivered each of the DEFINITIVE AGREEMENTS and (B) performed and complied in all material respects with all of its agreements and covenants contained in the DEFINITIVE AGREEMENTS to be performed or complied in all material respects with by it on or prior to the CLOSING DATE.

     10.3 DELIVERIES.   HERCULES shall have received from HEXCEL the PURCHASE
PRICE and the other documents, affidavits and instruments contemplated by
Section 4.3.

     10.4 NO PROHIBITION.   No federal, state or local law, statute, ordinance,
regulation or executive order, domestic or foreign, and no preliminary or permanent injunction or other judgment or order issued by any AUTHORITY, shall be in effect, the enforcement of which would and no bill shall have been passed by the U.S. House of Representatives or the U.S. Senate (but excluding passed bills which the President of the United States has publicly announced he will veto if presented to him substantially in the form passed), all in any case (individually or in the aggregate)

          (A) in any material respect, restrain, change, enjoin, make illegal or otherwise prohibit the TRANSACTIONS,

          (B) impose material civil penalties or damage in connection with any such TRANSACTIONS, or


          (C) materially impair a PARTY's ability to consummate the TRANSACTIONS in the manner contemplated by the DEFINITIVE AGREEMENTS.

     10.5 NO PROCEEDINGS.   No suit, action, investigation, injunction or
proceeding before or by any AUTHORITY or THIRD PARTY shall have been commenced and be pending or threatened against HEXCEL or its owners, directors or officers, (A) seeking to restrain, prevent or change the TRANSACTIONS in any material respect; (B) seeking material civil penalties or damage in connection with the TRANSACTIONS; or (C) which would, individually or in the aggregate, result in or could reasonably be expected to result in a HEXCEL MATERIAL ADVERSE EFFECT.

     10.6 OFFICER'S CERTIFICATE.   HERCULES shall have received a certificate
from a
duly authorized officer of HEXCEL, dated as of the CLOSING DATE, reasonable in form and substance, certifying as to the satisfaction of the conditions specified in Section 10.1 and 10.2.

     10.7 CERTAIN ACTS.   All applicable filings shall have been made by HEXCEL,
all applicable approvals shall have been obtained and all waiting periods (and any extension thereof) shall have expired or been terminated, all as the case may be pursuant to respective requirements of AUTHORITY CONSENTS described in
Schedule 4.4.3.

     10.8 APPROVALS AND CONSENTS.   Subject to Section 4.4, HEXCEL shall have
obtained all CONSENTS with respect to the items described in Schedule 10.8 without any violation or breach thereof or default, termination or acceleration occurring thereunder.

     10.9 OPINION OF COUNSEL FOR HEXCEL.   HERCULES shall have received an
opinion from counsel to HEXCEL (which may be the law firm of Kronish, Lieb, Weiner & Hellman LLP, in form and substance reasonably satisfactory to HERCULES.

     10.10      ANCILLARY DOCUMENTS.   Each and all of the ANCILLARY DOCUMENTS
shall have been executed and delivered by all PARTIES thereto other than HERCULES or its AFFILIATES.

     10.11     HEXCEL MATERIAL ADVERSE EFFECT.   No HEXCEL MATERIAL ADVERSE
EFFECT shall have occurred and be existing as of the CLOSING DATE.

     10.12     PERMITS.   HEXCEL shall have received each PERMIT listed in
Schedule 9.12 or have received approval from the AUTHORITY having requisite jurisdiction for such PERMIT that HEXCEL may operate the CPD BUSINESS after the TURNOVER POINT without such PERMIT being in hand until such time as HEXCEL is able to obtain the Permits.

                                   ARTICLE XI

                          TERMINATION PRIOR TO CLOSING

     11.1 TERMINATION.   In addition to where otherwise expressly provided in
this AGREEMENT, this AGREEMENT may be terminated at any time during the PRE-CLOSING PERIOD by any one or more of the following:

          (A)   the mutual written consent of the PARTIES;

          (B) NOTICE given by any PARTY to the other PARTIES, if the CLOSING shall not have occurred on or before June 30, 1996; provided that CLOSING did not fail to occur by such date due to the breach, default, act or omission of the PARTY electing so to terminate this AGREEMENT;

          (C) NOTICE given by any PARTY to the other PARTIES, if as a result of a breach, action or inaction by such other PARTY or PARTIES any AUTHORITY shall have issued an injunction, order, decree, rule or regulation or taken any other action, restraining, enjoining or otherwise prohibiting all or part of the TRANSACTIONS, and such order, decree, ruling, or other action shall have become final and nonappealable, and results in or would or could be reasonably expected to result in a frustration of one or more of the essential purposes of the DEFINITIVE AGREEMENTS;

          (D) NOTICE given by any PARTY (the "Notifier") to the other PARTIES, if (i) there shall have been a breach by such other PARTY or PARTIES of its or their respective representations, warranties, covenants or agreements contained in any of the DEFINITIVE AGREEMENTS which breach would entitle Notifier to decline to consummate the TRANSACTIONS, and such breach has not been waived in writing by the Notifier, or (ii) there has been any event or development (other than those resulting from a breach, action or inaction of such other PARTY or PARTIES) which has rendered commercially impracticable the satisfaction of any condition set forth in Articles IX or X, and such condition has not been waived in writing by the Notifier;

          (E) NOTICE given pursuant to (i) Section 4.4.3 by any PARTY to the other PARTIES that a CONSENT or PERMIT set forth on Schedule 4.4.3 was not obtained by the planned CLOSING and subsequent good faith negotiations between the PARTIES have not resulted in a mutually agreed upon resolution; or (ii) Section D.1. of the ENVIRONMENTAL ANNEX and/or

          (F) NOTICE given pursuant to Section 7.7 by any PARTY to the other PARTIES that a casualty loss as described in Section 7.7 has occurred and subsequent good faith negotiations between the PARTIES have not resulted in a mutually agreed upon resolution.

     11.2 NO FURTHER OBLIGATIONS.   In the event of a termination of the
AGREEMENT pursuant to Section 11.1 (other than Sections 11.1 (C) or 11.1 (D)
(i)), a PARTY shall not have any obligations or liabilities to the other PARTIES as a result of such termination (whether under this AGREEMENT or any other DEFINITIVE AGREEMENT), and except as the PARTIES may agree otherwise, the termination of this AGREEMENT shall forthwith constitute a corresponding termination of the other DEFINITIVE AGREEMENTS; provided, however, that if the

CLOSING is not completed, then the CONFIDENTIALITY AGREEMENT shall survive such termination. In the event of a termination pursuant to Sections 11.1 (C) or
11.1 (D), a cause of action arising from a breach described in either such Section shall survive such termination.

                                   ARTICLE XII

                          SURVIVAL AND INDEMNIFICATION


     12.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.   Each
representation and warranty made in this AGREEMENT or any of the DEFINITIVE AGREEMENTS shall survive the CLOSING and remain in full force and effect for the periods provided in this AGREEMENT or the other DEFINITIVE AGREEMENTS; provided, however, to the extent that NOTICE of any indemnification CLAIM for breach of any representation or warranty (indicating with reasonable specificity the basis for such CLAIM) shall have been timely delivered to the other PARTY within the applicable notice and indemnification periods, such CLAIM shall survive the termination of the indemnification period until resolution of such CLAIM. The covenants and agreements contained in this AGREEMENT or any of the other DEFINITIVE AGREEMENTS shall survive the CLOSING and continue in accordance with their terms.

     12.2 INDEMNIFICATION BY HERCULES.   From and after the CLOSING, HERCULES
shall indemnify and hold harmless HEXCEL and its AFFILIATES, and its and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "HEXCEL INDEMNITEES") from and against any and all CLAIMS incurred by or asserted against any of them arising out of or resulting from any of the following:

          (A) any breach by any SELLER of any of the representations or warranties made by such SELLER in the DEFINITIVE AGREEMENTS;

          (B) any failure by any SELLER to perform any of its covenants or agreements contained in the DEFINITIVE AGREEMENTS;

          (C) any failure by any SELLER to pay, perform, discharge or satisfy when due any liability or obligation of HERCULES or any of its AFFILIATES other than the ASSUMED LIABILITIES;

          (D) any CLAIM asserted against HEXCEL INDEMNITEES to the extent that such CLAIM related to any SELLER's part of the TRANSACTIONS.

     12.3 INDEMNIFICATION BY HEXCEL.   From and after the CLOSING, HEXCEL shall
indemnify and hold harmless HERCULES, its AFFILIATES, and its and their respective officers, directors, employees, agents, consultants, representatives and successors (individually and collectively the "HERCULES INDEMNITEES") from and against any and all CLAIMS incurred by or asserted against any of them arising out of or resulting from any of the following:

          (A) any breach by HEXCEL of any of its respective representations or warranties made in the DEFINITIVE AGREEMENTS;

          (B) any failure by HEXCEL to perform any of its respective covenants or agreements contained in the DEFINITIVE AGREEMENTS;

          (C) any failure by HEXCEL to pay, perform, discharge or satisfy when due any liability or obligation of it or its AFFILIATES, including any of the ASSUMED LIABILITIES;

          (D) any CLAIM asserted against HERCULES INDEMNITEES to the extent that such CLAIM relates to HEXCEL's part of the TRANSACTIONS.

     12.4 PROCEDURE FOR INDEMNIFICATION.   Except as otherwise provided in the
other DEFINITIVE AGREEMENTS for matters specifically covered therein, the procedures and provisions of this Section 12.4 shall be applicable.

          12.4.1 PARTY to PARTY CLAIMS: The below paragraphs (A) and (B) shall be applicable to CLAIM(S) by a PARTY and/or its AFFILIATES against the other PARTY and/or its AFFILIATES.

               (A) In the event that any INDEMNITEE shall incur or suffer any CLAIM(S) in respect of which indemnification may be sought hereunder by a PARTY and/or its AFFILIATES, the INDEMNITEE shall assert a CLAIM for indemnification by written NOTICE with reasonable information and details of the CLAIMS as then known (the "NOTICE OF CLAIM") to the INDEMNITOR stating the nature and basis of such claim. Such NOTICE OF CLAIM shall be given not later than ninety (90) days after an officer or management employee at the level of plant manager, business director or above, or an employee holding a position comparable to or higher than any of the foregoing, of INDEMNITEE has actual knowledge of a matter that would be the basis for indemnification hereunder or not later than the end of the applicable indemnification period, whichever shall occur first provided,
                                                                   --------
that any failure of an INDEMNITEE to give such a NOTICE OF CLAIM during the said ninety days shall not relieve the INDEMNITOR of its obligations under this
Article 12 except to the extent the INDEMNITOR is actually prejudiced by such failure.

               (B) The INDEMNITOR shall have ninety (90) days after receipt of such NOTICE OF CLAIM to object to the subject matter and the amount of the CLAIM for indemnification set forth in such NOTICE OF CLAIM by delivering NOTICE of objection thereof to the INDEMNITEE. If the INDEMNITOR does not so object within such ninety-day period, it shall be conclusively deemed to have agreed to the matters set forth in such NOTICE OF CLAIM. If the INDEMNITOR sends NOTICE to the INDEMNITEE objecting to the matters set forth in such NOTICE OF CLAIM, the PARTIES shall use their best efforts to settle (without an obligation to settle) such claim for indemnification. If the PARTIES are unable to settle such dispute, the question shall be resolved in accordance with Article XIV.

          12.4.2 THIRD PERSON CLAIMS: The below paragraphs (A) through (F) shall be applicable to THIRD PERSON CLAIMS against a PARTY and/or its AFFILIATES.

               (A) Within ninety (90) days after receipt by an INDEMNITEE of written NOTICE of the assertion of a CLAIM or the commencement of any action, litigation or proceeding by any THIRD PERSON (a "THIRD PERSON CLAIM") with respect to any matter for which indemnification is or may be owing pursuant to
Section 12.2 or 12.3, the INDEMNITEE shall give a NOTICE OF CLAIM to the INDEMNITOR and shall thereafter keep the INDEMNITOR reasonably informed with respect thereto, provided, that any failure to an INDEMNITEE to give such a
                 --------
NOTICE OF CLAIM during the said ninety days shall not relieve the INDEMNITOR of its obligations under this Article 12 except to the extent the INDEMNITOR is actually prejudicial to such failure.

               (B) The INDEMNITOR shall have the right, at its option and at its own expense, to participate in or, by giving written NOTICE to the INDEMNITEE no later than forty-five (45) days after delivery of the NOTICE OF CLAIM and provided there is no actual conflict of interest in the INDEMNITOR'S control of such matter, to take exclusive control of (after acknowledging its obligation to provide indemnification under this Article XII for such CLAIM), the defense, negotiations and/or settlement of any such THIRD PERSON CLAIM with counsel reasonably satisfactory to the INDEMNITEE, whereupon the INDEMNITOR shall assume all past and future responsibility for any CLAIMS incurred by the INDEMNITEE with respect to such THIRD PERSON CLAIM.

               (C) The INDEMNITEE shall have the right to participate (provided there is no actual conflict of interest) in the defense, negotiation and/or settlement of any such THIRD PERSON CLAIM with counsel of its own choosing; provided that after NOTICE from the INDEMNITOR to the INDEMNITEE of the
- --------
INDEMNITOR's election to take control of the defense, negotiation and/or settlement of any THIRD PERSON CLAIM, the INDEMNITOR shall not be liable to the INDEMNITEE for any legal or other expenses incurred by the INDEMNITEE on its own volition in connection with the defense, negotiation and/or settlement thereof other than reasonable costs of investigation. If there is any actual conflict of interest, the INDEMNITOR shall retain control (without participation of the INDEMNITEE so long as such conflict of interest continues) of such defense, negotiation and or settlement, and the INDEMNITOR shall be solely liable for all such costs and expenses.

               (D) Each PARTY agrees to cooperate with and render to the other PARTY such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such THIRD PERSON CLAIM or proceeding which assistance shall include, without limitation, making appropriate personnel reasonably available for any discovery or trial.

               (E) If the INDEMNITOR fails or refuses to undertake the defense of any such THIRD PERSON CLAIM within forty-five (45) days after delivery of the NOTICE OF CLAIM, the INDEMNITEE shall have the right to take exclusive control of the defense, negotiation and/or settlement of such THIRD PERSON CLAIM at the INDEMNITOR's expense.

               (F) Neither the INDEMNITOR nor the INDEMNITEE shall settle or compromise any THIRD PERSON CLAIM without the consent of the other, which consent shall not be unreasonably withheld.

          12.4.3 A FAILURE TO GIVE A NOTICE OF CLAIM WITHIN THE APPLICABLE SURVIVAL PERIOD SHALL BE A CONCLUSIVE AND FINAL BAR TO SUCH CLAIM AND THE INDEMNITOR SHALL HAVE NO INDEMNIFICATION OBLIGATIONS WHATSOEVER WITH RESPECT TO SUCH CLAIM.

     12.5 LIMITATION ON INDEMNIFICATION.

          12.5.1 Notwithstanding anything to the contrary (except as provided in Sections 5.18, 2.7.4, and 5.30), no indemnification shall be payable by HERCULES for any CLAIM pursuant to Section 12.2 (A) unless and until the amount of CLAIMS in respect of all matters for which indemnification is sought from HERCULES under Section 12.2 (A) shall exceed $2 million in the aggregate (the "HERCULES Threshold Amount"), in which event HERCULES shall only be obligated to indemnify for the amount of such CLAIMS in excess of the HERCULES Threshold Amount and the aggregate liability of HERCULES to HEXCEL for any CLAIM pursuant to Section 12.2 (A) shall not exceed $50 million.

          12.5.2 Notwithstanding anything to the contrary (except as provided in Section 6.10), no indemnification shall be payable by HEXCEL for any CLAIM pursuant to Section 12.3 (A) unless and until the amount of CLAIMS in respect of all matters for which indemnification is sought from HEXCEL under Section 12.3
(A) shall exceed $2 million in the aggregate (the "HEXCEL Threshold Amount"), in which event HEXCEL shall only be obligated to indemnify for the amount of such CLAIMS in excess of the HEXCEL Threshold Amount and the aggregate liability of HEXCEL to HERCULES for any CLAIM pursuant to Section 12.3 (A) shall not exceed $50 million.

          12.5.3 An INDEMNITEE shall have an obligation to reasonably mitigate damages.

     12.6 PAYMENT. With respect to THIRD PERSON CLAIMS for which indemnification is payable under the DEFINITIVE AGREEMENTS, such indemnification shall be paid by the INDEMNITOR promptly upon (A) the entry of a judgment against the INDEMNITEE and the expiration of any applicable appeal period; (B) the entry of a non-appealable judgment or final appellate decision against the INDEMNITEE; (C) the closing under any settlement or similar agreement; or (D) the entry of any final non-appealable consent order or decree binding upon the INDEMNITEE. Notwithstanding the foregoing, provided that there is no reasonable dispute as to whether the INDEMNITEE is entitled to indemnification hereunder, expenses of the INDEMNITEE for which the INDEMNITOR is responsible shall be reimbursed on a current basis by the INDEMNITOR.

     12.7 OVERLAPPING CLAIMS FOR INDEMNIFICATION.   If any INDEMNITEE shall be
entitled to indemnification pursuant hereto due to events, acts or omissions determined to have occurred in part prior to the CLOSING and in part after the CLOSING, then each INDEMNITOR shall be required to provide indemnification as provided herein but only to the extent of its respective share of the responsibility.

     12.8 RIGHT TO INFORMATION ABOUT INDEMNIFICATION MATTERS. HEXCEL shall furnish to HERCULES from time to time such information as HERCULES may reasonably request with respect to the matters which might become the subject of a claim for indemnification hereunder from HERCULES. HERCULES shall furnish to HEXCEL from time to time such information as HEXCEL may reasonably request with respect to the matters which might become the subject of a claim for indemnification hereunder from HEXCEL.

     12.9 COVERS OTHER AGREEMENTS.   The provisions of this Article XIII shall
also govern any right of indemnification granted by any provision of any of the DEFINITIVE AGREEMENTS and any indemnification procedure related thereto unless such provision or agreement specifically provides for a different indemnification right and/or procedure.

     12.10     SUBROGATION.   To the extent that an INDEMNITOR shall make
payment to an INDEMNITEE pursuant to this AGREEMENT, the INDEMNITOR shall be subrogated to any and all rights and claims which the INDEMNITEE may have with respect to such indemnified CLAIMS; but only to the extent of such payment. If any such amount shall be paid to the INDEMNITOR on account of any subrogation rights while the INDEMNITEE has outstanding any CLAIM for an indemnifiable loss, such amount shall be received in trust for the benefit of the INDEMNITEE and shall forthwith be applied to the satisfaction of such indemnifiable losses.

     12.11     DISPUTES CONCERNING INDEMNIFICATION.   Any disputes concerning
indemnification under or any provisions of this Article XII shall be resolved in accordance with Article XIII.

                                  ARTICLE XIII

                             RESOLUTIONS OF DISPUTES

     13.1 RESOLUTION PROCEDURE.   Each PARTY agrees to use its best efforts to
resolve all disputes under the DEFINITIVE AGREEMENTS (including disputes under this AGREEMENT but excluding disputes concerning working capital differences which disputes shall be conclusively resolved in accordance with Section 3.2.3) first by a negotiated resolution between the PARTIES and, if such negotiation does not result in a resolution, then conclusively as provided for in this
Article XIII.

     13.2 RESOLUTION PANEL.   The RESOLUTION PANEL shall consist of two members,
of which one member shall be the Chief Executive Officer of HERCULES, and the other member shall be the Chief Executive Officer of HEXCEL (the "RESOLUTION PANEL"). The RESOLUTION PANEL may only act by the affirmative vote of both its members.

     13.3 EXCHANGE OF WRITTEN STATEMENTS.   In the event of a dispute under the
DEFINITIVE AGREEMENTS, either PARTY may give a NOTICE to the other PARTY requesting that the RESOLUTION PANEL try in good faith to negotiate a resolution of (but without any obligation to resolve) such dispute. Not later than fifteen
(15) days after said NOTICE, each PARTY shall submit to the other PARTY a written statement setting forth such PARTY's description of the dispute and of the respective positions of the PARTIES on such dispute; and such PARTY's recommended resolution and the reasons why such PARTY feels its recommended resolution is fair and equitable in light of the terms and spirit of the DEFINITIVE AGREEMENTS. The submission and exchange of such written statements of the PARTIES shall be simultaneous. Such statements represent part of a good-faith effort to resolve a dispute and as such, neither statement may be introduced as evidence or used as an admission against interest in any judicial or quasi judicial resolution of such dispute.

     13.4 GOOD FAITH NEGOTIATIONS.   If the dispute continues unresolved for a
period of fifteen (15) days (or such longer period as the RESOLUTION PANEL may otherwise agree upon) after the simultaneous exchange of such written statements, then the RESOLUTION PANEL shall promptly commence good-faith negotiations to resolve such dispute but without any obligation to resolve it. The initial negotiating meeting shall be held at HERCULES' offices in Wilmington, Delaware, if HEXCEL sent said NOTICE, and at HEXCEL's offices in Pleasanton, California, if HERCULES sent said NOTICE.

     13.5 SUBMISSION TO JURISDICTION.   Within sixty (60) days after the
commencement of good-faith negotiations, (A) if the RESOLUTION PANEL renders an agreed resolution on the matter in dispute, then both PARTIES shall be bound thereby and judgment upon such resolution may be entered in any court having requisite jurisdiction; and (B) if the RESOLUTION PANEL does not render an agreed resolution, then any PARTY may bring an action in any federal court sitting in the City of New York, State of New York ("New York District Court") or, if such court does not have jurisdiction, in any state court of competent jurisdiction sitting in the City of New York, State of New York ("New York State Court"). Any case or controversy arising from or relating to this AGREEMENT or the other DEFINITIVE AGREEMENTS or the TRANSACTIONS contemplated thereby shall be brought only in New York District Court (or, if such court refuses jurisdiction, in New York State Court), provided that any
                                                           --------
PARTY may seek temporary or preliminary equitable relief in any court of competent jurisdiction. Each PARTY hereto irrevocably and unconditionally submits to the jurisdiction of such courts and shall not (i) raise any defense of lack of jurisdiction in any such court or (ii) take any action to object to or change venue. Each PARTY hereto irrevocably and unconditionally waives any right to trial by jury in any action arising from or relating to this AGREEMENT or the other DEFINITIVE AGREEMENTS or the TRANSACTIONS contemplated thereby.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.1 ENTIRE AGREEMENT.   The CONFIDENTIALITY AGREEMENT and the DEFINITIVE
AGREEMENTS (including the Annexes, Exhibits, Schedules, and other documents referred to or contemplated herein or therein) constitute the entire agreement between the PARTIES and supersede all prior agreements and understandings, oral and written between the PARTIES with respect to the subject matter hereof and thereof.

     14.2 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.   The DEFINITIVE
AGREEMENTS shall inure to the benefit of and be binding upon the respective successors and assigns of the PARTIES; provided, however, that none of the DEFINITIVE AGREEMENTS in whole, in material part or otherwise may be assigned by either PARTY without the prior written consent of the other PARTY (after the CLOSING, which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, each PARTY shall be entitled to assign all or any part of its rights and obligations under the DEFINITIVE AGREEMENTS to one or more of its wholly owned AFFILIATES, provided that no such assignment shall relieve such PARTY of its obligations under the DEFINITIVE AGREEMENTS. Nothing in the DEFINITIVE AGREEMENTS, express or implied, is intended to confer any rights or remedies thereunder on any PERSON other than HEXCEL or HERCULES and their respective AFFILIATES, successors and permitted assigns. Notwithstanding the foregoing, HEXCEL shall be entitled to assign a collateral security interest in its rights hereunder to its lenders. (It is understood that (i) no such lender is assuming any obligations as liability of HEXCEL hereunder, and (ii) no such lender shall have any rights to exercise any rights or enjoy any benefits of HEXCEL hereunder unless and until such lender has given NOTICE to the PARTIES that HEXCEL has breached or defaulted in the obligations owed to such lender. The said NOTICE shall specify in reasonable detail the said breach, default and obligation.)

     14.3 HEADINGS.   The headings of the articles, sections and paragraphs
contained in the DEFINITIVE AGREEMENTS and the Table of Contents, including the List of Annexes, Exhibits and Schedules are inserted for convenience only and shall not be deemed to constitute part thereof or to affect the construction thereof.

     14.4 MODIFICATION AND WAIVER.   No amendment, modification or alteration of
the terms or provisions of the DEFINITIVE AGREEMENTS shall be binding unless the same shall be in writing and duly executed by the PARTIES , except that any of the terms or provisions of the DEFINITIVE AGREEMENTS may be waived in writing at any time by the PARTY which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of the DEFINITIVE AGREEMENTS shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any PARTY in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     14.5 EXPENSES.   Except as otherwise expressly provided in the DEFINITIVE
AGREEMENTS, whether or not the TRANSACTIONS are consummated, each PARTY shall pay all costs and expenses of every kind incurred by it or on its behalf in connection in any way with the DEFINITIVE AGREEMENTS and/or the TRANSACTIONS, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel fees.

     14.6 NOTICES.   Any notice, request, instruction or other document to be
given hereunder by any PARTY to any other PARTY shall be in writing and delivered personally, by telecopy and confirmed by mail, or sent by registered or certified mail, postage prepaid, or sent by overnight courier (e.g., FedEx, Airborne or UPS) (herein a "NOTICE") as follows:

          if to a SELLER to:

          Hercules Incorporated
          Hercules Plaza
          1313 North Market Street
          Wilmington, DE 19694-0001
                    Telecopier:  (302) 594-7252
          Attention:     Vice President And General Counsel

with a copy to each of the following persons at the HERCULES address: (A) George MacKenzie, Vice President & Chief Financial Officer, (B) Harry J. Tucci, Vice President & General Manager, Composite Products Division, and (C) Geoffrey
E. Meyer, Chief Counsel, International;

          if to HEXCEL to:

          Hexcel Corporation
          5794 West Las Positas Boulevard
          Pleasanton, California  94588
                    Telecopier: (510) 734-8611
          Attention:     Vice President And General Counsel



and with a copy to Ralph Sutcliffe, Esq., Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue Of The Americas, New York, NY 10036-7798, telecopier (212) 479-6275, or at such other address for a PARTY as shall be specified by like NOTICE. Any NOTICE which is delivered in the manner provided herein shall be deemed to have been duly given to the PARTY to whom it is directed upon actual receipt by such PARTY (evidenced, in the case of a telecopy, by the receipt of the correct answer back). A PARTY giving NOTICE by telecopy shall promptly send a confirmation copy thereof to the addressee by overnight courier.

     14.7 SPECIFIC PERFORMANCE AND OTHER REMEDIES.

          14.7.1 HERCULES acknowledges that HEXCEL will have no adequate remedy at law if HERCULES fails to perform any of its obligations under the DEFINITIVE AGREEMENTS. In such event, HEXCEL shall have the right, in addition to any other rights it may have, to specific performance of the DEFINITIVE AGREEMENTS.

          14.7.2 HEXCEL acknowledges that HERCULES will have no adequate remedy at law if HEXCEL fails to perform any of its obligations under the DEFINITIVE AGREEMENTS. In such event, HERCULES shall have the right in addition to any other rights it may have, to specific performance of the DEFINITIVE AGREEMENTS.

          14.7.3 Each and all of the rights and remedies of a PARTY provided in or under the DEFINITIVE AGREEMENTS shall be in addition to all rights and remedies provided at law, in equity or otherwise. Such rights and remedies shall be cumulative, and the use of any right or remedy at any time or from time to time shall not preclude or affect the use of the same or any other similar or dissimilar right or remedy.

          14.7.4 In no event shall any PARTY, its AFFILIATE(S) and/or its or their respective directors, officers, employees or agents be liable for punitive, consequential, special, incidental or similar damages under or in connection with the DEFINITIVE AGREEMENTS and/or the TRANSACTIONS.

     14.8 GOVERNING LAW.   The validity, performance and enforcement of the
DEFINITIVE AGREEMENTS shall be governed by the law of the State of Delaware, without giving effect to the principles of conflicts of law thereof, except that
(A) with respect to matters regarding the transfer of title to any REAL PROPERTY, the laws of the jurisdiction in which such REAL PROPERTY is located shall govern, without giving effect to the principles of conflicts of law thereof, and (B) with respect to matters regarding the transfer of right, title to and interest in any CPD BUSINESS ITEM, the law governing such CPD BUSINESS ITEM shall govern, without giving effect to the principles of conflicts of law thereof.

     14.9 BULK SALES LAWS.   The PARTIES waive compliance with the so called
"bulk sales" provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where applicable to the PURCHASED ASSETS and any other "bulk sales" provisions or laws of any jurisdiction that may be applicable to the TRANSACTIONS.

     14.10     PUBLIC ANNOUNCEMENTS.   During the PRE-CLOSING PERIOD, neither
PARTY nor any of its AFFILIATES shall make any public statements, including any press releases, with respect to the DEFINITIVE AGREEMENTS and/or the TRANSACTIONS, except as may be required by law or by the obligations pursuant to any agreement with any securities exchange (which agreement is identified as Schedule 14.10, in which case the nature of the statement shall be described to the other PARTY prior to dissemination to the public) or as otherwise provided in the DEFINITIVE AGREEMENTS or as otherwise agreed to by the PARTIES.

     14.11     COUNTERPARTS.   The DEFINITIVE AGREEMENTS may be executed in one
or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

     14.12     SEVERABILITY.   If any provision of the DEFINITIVE AGREEMENTS or
the application of any such provision to any PERSON(s) or circumstance(s) shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision thereof and the affected DEFINITIVE AGREEMENTS shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part thereof; provided, however, (A) if the deletion of any provision of the DEFINITIVE AGREEMENTS frustrates an essential purpose(s) of the DEFINITIVE AGREEMENTS or material right(s) of a PARTY or the economic or legal substance contemplated hereby is materially affected, then such PARTY may terminate this AGREEMENT without further liability or obligation and (B) absent such frustration and to the extent legally possible, the PARTIES shall seek in good faith alternate provisions or arrangements to achieve the same purposes as the invalid, illegal or unenforceable provision.

     IN WITNESS WHEREOF, each PARTY has caused this AGREEMENT to be executed by its duly authorized officer on its behalf as of the date first above written.

Attested:                     HERCULES INCORPORATED

By: /s/ ISRAEL J. FLOYD       By:   /s/ HARRY J. TUCCI
   --------------------------     ------------------------------

Name Printed : Israel J. Floyd     Name Printed:  Harry J. Tucci
             ----------------                   ---------------------

Title:  Secretary                  Title:  Vice President and General
                                           Manager of CPD
       ----------------------             --------------------------


Attested:                     HERCULES NEDERLAND BV

By: /s/ ISRAEL J. FLOYD       By:   /s/ HARRY J. TUCCI
   --------------------------     ------------------------------

Name Printed: Israel J. Floyd      Name Printed:  Harry J. Tucci
             ----------------                   ---------------------

Title:  Secretary                  Title:  Vice President and General
                                           Manager of CPD
       ----------------------             --------------------------


Attested:                     HISPAN CORPORATION

By: /s/ ISRAEL J. FLOYD       By:   /s/ HARRY J. TUCCI
   --------------------------     ------------------------------

Name Printed: Israel J. Floyd      Name Printed:  Harry J. Tucci
             ----------------                   ---------------------

Title:  Secretary                  Title:  Vice President and General
                                           Manager of CPD
       ----------------------             --------------------------

Attested:                     HEXCEL CORPORATION

By: /s/ DAVID WONG            By:  /s/ JOHN J. LEE
   --------------------------     ------------------------------

Name Printed: David Wong           Name Printed:  John J. Lee
             ----------------                   ---------------------

Title:  Vice President of          Title:  Chairman and Chief Executive
        Corporate Affairs                  Officer
       ----------------------             --------------------------

                           SALE AND PURCHASE AGREEMENT

                                TABLE OF CONTENTS


ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -2-
     TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -2-

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
     SALE AND PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
     2.1   SALE AND PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . -13-
     2.2   EXCLUDED ITEMS   . . . . . . . . . . . . . . . . . . . . . . . . -15-
     2.3   CPD BUSINESS ITEMS HELD BY HERCULES AFFILIATE(S)   . . . . . . . -16-
     2.4   ASSUMPTION OF LIABILITIES  . . . . . . . . . . . . . . . . . . . -16-
     2.5   EXCLUDED LIABILITIES   . . . . . . . . . . . . . . . . . . . . . -17-
     2.6   THIRD PERSONS  . . . . . . . . . . . . . . . . . . . . . . . . . -17-
     2.7   CPD FINANCIAL STATEMENTS   . . . . . . . . . . . . . . . . . . . -18-
     2.8   CPD BUSINESS ITEMS SOLD "AS IS, WHERE IS"  . . . . . . . . . . . -18-
     2.9   CERTAIN ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . -19-
     2.10  CPD TECHNICAL CENTER   . . . . . . . . . . . . . . . . . . . . . -19-
     2.11  BACCHUS POND   . . . . . . . . . . . . . . . . . . . . . . . . . -19-
     2.12  G.E. MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . -19-
     2.13  PAN PRODUCTION   . . . . . . . . . . . . . . . . . . . . . . . . -20-
     2.14  DEXTER HYSOL AGREEMENT   . . . . . . . . . . . . . . . . . . . . -20-
     2.15  ALLOCATION; TAXES; PRORATIONS  . . . . . . . . . . . . . . . . . -20-
     2.16  COMMINGLED ITEMS.  . . . . . . . . . . . . . . . . . . . . . . . -20-
     2.17  TELECOMMUNICATIONS.  . . . . . . . . . . . . . . . . . . . . . . -20-
     2.18  [INTENTIONALLY LEFT BLANK]   . . . . . . . . . . . . . . . . . . -21-
     2.19  PRODUCT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . -21-
     2.20  HERCULES CORPORATE CONTRACTS AND SERVICES  . . . . . . . . . . . -21-
     2.21  TECHNICAL SERVICES AGREEMENT   . . . . . . . . . . . . . . . . . -21-
     2.22  TRANSITION SERVICES AGREEMENT  . . . . . . . . . . . . . . . . . -21-
     2.23  ARRANGEMENTS WITH TECHSYSTEMS  . . . . . . . . . . . . . . . . . -22-
     2.24  NON-CPD INTELLECTUAL PROPERTY  . . . . . . . . . . . . . . . . . -22-
     2.25  TITLE INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . -22-
     2.26  HAESA FILING AND PERMITS   . . . . . . . . . . . . . . . . . . . -23-

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -24-
     PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . -24-
     3.1   PURCHASE PRICE   . . . . . . . . . . . . . . . . . . . . . . . . -24-
     3.2   PURCHASE PRICE ADJUSTMENT  . . . . . . . . . . . . . . . . . . . -24-
     3.3   SPECIAL PROVISIONS RELATED TO HAESA TAX BENEFITS.  . . . . . . . -24-
     3.4   PAYMENT RESOLUTION.  . . . . . . . . . . . . . . . . . . . . . . -26-

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -27-
     CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -27-
     4.1   TIME AND PLACE   . . . . . . . . . . . . . . . . . . . . . . . . -27-
     4.2   DELIVERIES BY HERCULES   . . . . . . . . . . . . . . . . . . . . -27-

     4.3   DELIVERIES BY HEXCEL   . . . . . . . . . . . . . . . . . . . . . -27-
     4.4   CERTAIN ASSIGNMENTS AND CONSENTS   . . . . . . . . . . . . . . . -28-

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -31-
     REPRESENTATIONS AND WARRANTIES OF HERCULES . . . . . . . . . . . . . . -31-
     5.1   REPRESENTATIONS AND WARRANTIES OF HERCULES; LIMITATION   . . . . -31-
     5.2   ORGANIZATION, GOOD STANDING AND CORPORATE POWER  . . . . . . . . -32-
     5.3   AFFILIATES   . . . . . . . . . . . . . . . . . . . . . . . . . . -32-
     5.4   ABSENCE OF CHANGES IN THE CPD BUSINESS   . . . . . . . . . . . . -32-
     5.5   CONFLICTING AGREEMENTS; RESTRICTIONS.  . . . . . . . . . . . . . -33-
     5.6   TITLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -33-
     5.7   CONDITION.   . . . . . . . . . . . . . . . . . . . . . . . . . . -35-
     5.8   CPD INTELLECTUAL PROPERTY  . . . . . . . . . . . . . . . . . . . -35-
     5.9   CPD BUSINESS CONTRACTS AND BIDS.   . . . . . . . . . . . . . . . -36-
     5.10  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . -37-
     5.11  CONSENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . -38-
     5.12  NO LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . -38-
     5.13  NON-ENVIRONMENTAL LAWS AND GOVERNMENTAL CONSENTS   . . . . . . . -38-
     5.14  TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -38-
     5.15  ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . -38-
     5.16  EMPLOYEES AND EMPLOYEE BENEFITS  . . . . . . . . . . . . . . . . -39-
     5.17  COMPLETE PURCHASED ASSETS  . . . . . . . . . . . . . . . . . . . -39-
     5.18  BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -39-
     5.19  CPD FINANCIAL STATEMENTS   . . . . . . . . . . . . . . . . . . . -39-
     5.20  NON-ORDINARY COURSE LIABILITIES  . . . . . . . . . . . . . . . . -39-
     5.21  CAPITAL EXPENDITURES   . . . . . . . . . . . . . . . . . . . . . -39-
     5.22  NO BASIS FOR SUSPENSION  . . . . . . . . . . . . . . . . . . . . -40-
     5.23  RECORDS MAINTENANCE.   . . . . . . . . . . . . . . . . . . . . . -40-
     5.24  PRODUCT WARRANTIES; RETURN OF PRODUCT POLICIES   . . . . . . . . -40-
     5.25  RELATED PARTY OBLIGATIONS  . . . . . . . . . . . . . . . . . . . -40-
     5.26  SECURITY CLEARANCES  . . . . . . . . . . . . . . . . . . . . . . -40-
     5.27  INVENTORIES  . . . . . . . . . . . . . . . . . . . . . . . . . . -41-
     5.28  ETHICS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . -41-
     5.29  OWNERSHIP OF HAESA.  . . . . . . . . . . . . . . . . . . . . . . -41-
     5.30  HAESA BALANCE SHEET  . . . . . . . . . . . . . . . . . . . . . . -42-

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -43-
     REPRESENTATIONS AND WARRANTIES OF HEXCEL . . . . . . . . . . . . . . . -43-
     6.1   REPRESENTATIONS AND WARRANTIES OF HEXCEL.  . . . . . . . . . . . -43-
     6.2   ORGANIZATION, GOOD STANDING AND CORPORATE POWER.   . . . . . . . -43-
     6.3   INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . -43-
     6.4   CONSENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . -44-
     6.7   CONFLICTING AGREEMENTS, RESTRICTIONS   . . . . . . . . . . . . . -44-
     6.8   NO LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . -44-
     6.9   EMPLOYEES AND EMPLOYEE BENEFITS  . . . . . . . . . . . . . . . . -44-
     6.10  BROKERS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . -45-
     6.11  FINANCING  . . . . . . . . . . . . . . . . . . . . . . . . . . . -45-

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -46-
     PRE-CLOSING COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . -46-
     7.1   EFFORTS; REGULATORY FILINGS  . . . . . . . . . . . . . . . . . . -46-
     7.2   CONDUCT OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . -46-
     7.3   REQUIRED NOTICES   . . . . . . . . . . . . . . . . . . . . . . . -47-
     7.4   ACCESS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . -48-
     7.5   AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . -48-
     7.7   CASUALTY LOSS  . . . . . . . . . . . . . . . . . . . . . . . . . -48-

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -50-
     POST-CLOSING AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . -50-
     8.1   NON-COMPETITION  . . . . . . . . . . . . . . . . . . . . . . . . -50-
     8.2   FURTHER ASSURANCES   . . . . . . . . . . . . . . . . . . . . . . -50-
     8.3   CONFIDENTIAL INFORMATION   . . . . . . . . . . . . . . . . . . . -51-
     8.4   MAIL; PAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . -52-
     8.5   NAME CHANGE  . . . . . . . . . . . . . . . . . . . . . . . . . . -53-
     8.6   ACCOUNTS RECEIVABLE  . . . . . . . . . . . . . . . . . . . . . . -53-
     8.7   ENGINEERING MANUALS AND SERVICES   . . . . . . . . . . . . . . . -54-
     8.8   RETENTION OF BOOKS AND RECORDS; FURTHER INFORMATION  . . . . . . -55-
     8.9   COOPERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . -55-

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -57-
     CONDITIONS TO HEXCEL'S OBLIGATIONS . . . . . . . . . . . . . . . . . . -57-
     9.1   REPRESENTATIONS AND WARRANTIES TRUE  . . . . . . . . . . . . . . -57-
     9.2   PERFORMANCE OF AGREEMENTS  . . . . . . . . . . . . . . . . . . . -57-
     9.3   DELIVERIES   . . . . . . . . . . . . . . . . . . . . . . . . . . -57-
     9.4   NO PROHIBITION   . . . . . . . . . . . . . . . . . . . . . . . . -57-
     9.5   NO PROCEEDINGS   . . . . . . . . . . . . . . . . . . . . . . . . -58-
     9.6   OFFICER'S CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . -58-
     9.7   CERTAIN ACTS   . . . . . . . . . . . . . . . . . . . . . . . . . -58-
     9.8   APPROVALS AND CONSENTS   . . . . . . . . . . . . . . . . . . . . -58-
     9.9   OPINION OF COUNSEL FOR HERCULES  . . . . . . . . . . . . . . . . -58-
     9.10  ANCILLARY DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . -58-
     9.11  CPD MATERIAL ADVERSE EFFECT  . . . . . . . . . . . . . . . . . . -58-
     9.12  PERMITS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . -58-
     9.13  FINANCING  . . . . . . . . . . . . . . . . . . . . . . . . . . . -59-

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -60-
     CONDITIONS TO HERCULES' OBLIGATION . . . . . . . . . . . . . . . . . . -60-
     10.1  REPRESENTATIONS AND WARRANTIES TRUE  . . . . . . . . . . . . . . -60-
     10.2  PERFORMANCE OF AGREEMENTS  . . . . . . . . . . . . . . . . . . . -60-
     10.3  DELIVERIES   . . . . . . . . . . . . . . . . . . . . . . . . . . -60-
     10.4  NO PROHIBITION.  . . . . . . . . . . . . . . . . . . . . . . . . -60-
     10.5  NO PROCEEDINGS   . . . . . . . . . . . . . . . . . . . . . . . . -61-
     10.6  OFFICER'S CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . -61-
     10.7  CERTAIN ACTS   . . . . . . . . . . . . . . . . . . . . . . . . . -61-
     10.8  APPROVALS AND CONSENTS   . . . . . . . . . . . . . . . . . . . . -61-
     10.9  OPINION OF COUNSEL FOR HEXCEL  . . . . . . . . . . . . . . . . . -61-

     10.10  ANCILLARY DOCUMENTS   . . . . . . . . . . . . . . . . . . . . . -61-
     10.11 HEXCEL MATERIAL ADVERSE EFFECT   . . . . . . . . . . . . . . . . -61-
     10.12 PERMITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -61-

ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -63-
     TERMINATION PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . . -63-
     11.1  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . -63-
     11.2  NO FURTHER OBLIGATIONS.    . . . . . . . . . . . . . . . . . . . -64-

ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -65-
     SURVIVAL AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . -65-
     12.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS  . . . . . -65-
     12.2  INDEMNIFICATION BY HERCULES  . . . . . . . . . . . . . . . . . . -65-
     12.3  INDEMNIFICATION BY HEXCEL  . . . . . . . . . . . . . . . . . . . -65-
     12.4  PROCEDURE FOR INDEMNIFICATION  . . . . . . . . . . . . . . . . . -66-
     12.5  LIMITATION ON INDEMNIFICATION  . . . . . . . . . . . . . . . . . -68-
     12.6  PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -69-
     12.7  OVERLAPPING CLAIMS FOR INDEMNIFICATION   . . . . . . . . . . . . -69-
     12.8  RIGHT TO INFORMATION ABOUT INDEMNIFICATION MATTERS   . . . . . . -69-
     12.9  COVERS OTHER AGREEMENTS  . . . . . . . . . . . . . . . . . . . . -69-
     12.10 SUBROGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . -69-
     12.11 DISPUTES CONCERNING INDEMNIFICATION  . . . . . . . . . . . . . . -70-

ARTICLE XIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -71-
     RESOLUTIONS OF DISPUTES  . . . . . . . . . . . . . . . . . . . . . . . -71-
     13.1  RESOLUTION PROCEDURE   . . . . . . . . . . . . . . . . . . . . . -71-
     13.2  RESOLUTION PANEL   . . . . . . . . . . . . . . . . . . . . . . . -71-
     13.3  EXCHANGE OF WRITTEN STATEMENTS   . . . . . . . . . . . . . . . . -71-
     13.4  GOOD FAITH NEGOTIATIONS.   . . . . . . . . . . . . . . . . . . . -71-
     13.5  SUBMISSION TO JURISDICTION   . . . . . . . . . . . . . . . . . . -71-

ARTICLE XIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -73-
     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -73-
     14.1  ENTIRE AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . -73-
     14.2  SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES  . . . . . . . -73-
     14.3  HEADINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . -73-
     14.4  MODIFICATION AND WAIVER  . . . . . . . . . . . . . . . . . . . . -73-
     14.5  EXPENSES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . -74-
     14.6  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -74-
     14.7  SPECIFIC PERFORMANCE AND OTHER REMEDIES.   . . . . . . . . . . . -75-
     14.8  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . -75-
     14.9  BULK SALES LAWS  . . . . . . . . . . . . . . . . . . . . . . . . -76-
     14.10 PUBLIC ANNOUNCEMENTS   . . . . . . . . . . . . . . . . . . . . . -76-
     14.11 COUNTERPARTS   . . . . . . . . . . . . . . . . . . . . . . . . . -76-
     14.12 SEVERABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . -76-

                   ---------------------------
                   SALE AND PURCHASE AGREEMENT
                             BETWEEN
                      HERCULES INCORPORATED
                               AND
                              HEXCEL

                    --------------------------

                    RE: HUMAN RESOURCES ANNEX

                    --------------------------





















                    SPA Execution Version - 4/15/96 - 8:00 p.m.

April 15, 1996



                              HUMAN RESOURCES ANNEX
     This Human Resources Annex ("HR Annex") is part of the Sale and Purchase

Agreement ("SPA") dated                             (EFFECTIVE DATE) among
Hercules Incorporated ("HERCULES") on the one hand and Hexcel ("HEXCEL").  It is

anticipated that this sale will be consummated on                             ,
or shortly thereafter ("CLOSING DATE").


Section 1 - Definitions

     Terms defined elsewhere in the SPA shall have the same meanings when used in this HR Annex. In addition, when used in this HR Annex, the following terms shall have the following meanings and such shall take precedence over any other meanings where human resources issues are concerned.


     A.   "ACTIVE EMPLOYEES" - shall mean all employees of HERCULES, HISPAN or

          HAESA, who are actively employed substantially in connection with the CPD Business (at least 75% of their time assigned to the CPD Business)

          at the CLOSING DATE as hereinafter defined and are listed on Schedule HR-1A or who are on short-term disability who, based on medical review, are expected to return to work prior to their leave expiration.


     B.   "INACTIVE EMPLOYEES" - shall mean all employees of HERCULES, HISPAN,

          or HAESA who are employed substantially in connection with the CPD BUSINESS (at least 75% of their time assigned to the CPD BUSINESS) at the CLOSING DATE and who, at the CLOSING DATE, (i) are (a) on approved leave (other than short-term disability leave) and are expected to return within 90 days following the CLOSING DATE, or (b) on approved leave and have a legal or contractual right to return to work at the end of such leave, and (ii) are listed on Schedule HR-1B.


     C.   "CPD EMPLOYEES" - shall mean all ACTIVE EMPLOYEES and INACTIVE
          EMPLOYEES.

     D. "TRANSFER DATE" - shall mean with respect to each CPD EMPLOYEE the date on which such employee becomes a HEXCEL NEW EMPLOYEE -- generally the CLOSING DATE except as provided pursuant to Section 2.B. hereof.


     E. "HEXCEL NEW EMPLOYEE" shall mean a CPD EMPLOYEE who at the TRANSFER DATE becomes a HEXCEL NEW EMPLOYEE pursuant to Section 2A or B of this

          HR Annex and shall have the same meaning as "TRANSFERRED EMPLOYEES."


     F.   "TRANSFERRED EMPLOYEES" - see Section 1.E. above.


     G. "HEXCEL EMPLOYEE BENEFIT PLAN" - shall mean any employee benefit plan as defined in ERISA Section 3(3), whether or not subject to ERISA,

          provided by HEXCEL to its employees prior to or after the TRANSFER
          DATE.


     H.   "HERCULES EMPLOYEE BENEFIT PLAN" - shall mean any employee benefit plan as defined in ERISA Section 3(3), whether or not subject to ERISA, provided by HERCULES, HISPAN or HAESA to CPD EMPLOYEES prior to the TRANSFER DATE.


Section 2 - Employment of CPD EMPLOYEES
     A.   Subject to Section 2.C., HEXCEL will offer to employ as of the CLOSING

          DATE on an at-will basis all Active Employees, except the general manager of the CPD BUSINESS and those Active Employees listed on

          Schedule HR-1, on terms and conditions that are no less favorable than those applicable to other employees of HEXCEL who are in comparable positions in comparable locations. Such ACTIVE EMPLOYEES employed shall be referred to as HEXCEL NEW EMPLOYEES or TRANSFERRED EMPLOYEES.


     B.   HEXCEL will offer  employment on an at-will basis to such INACTIVE

          EMPLOYEES as HEXCEL determines in its sole discretion on terms and conditions no less favorable than those applicable to other employees of HEXCEL who are in comparable positions in comparable locations. Such Inactive Employees will be treated as HEXCEL NEW

          EMPLOYEES as of their dates of hire by HEXCEL upon expiration of such leave and the provisions of this HR Annex shall apply to such Inactive

          Employees with their dates of hire being deemed to be their TRANSFER DATES.


     C.   Each offer of employment by HEXCEL shall be subject to the execution of a confidentiality agreement by the offeree.


     D. HERCULES agrees to reimburse HEXCEL for up to $250,000 of severance payments or payments in lieu of notice HEXCEL makes with respect to up to ten (10) TRANSFERRED EMPLOYEES.


     E. It is the intention of the parties hereto that HEXCEL will negotiate the terms and conditions of employment of any TRANSFERRED EMPLOYEES who are members of a collective bargaining group.


     F. HEXCEL shall cooperate with HERCULES with respect to HAESA Employees to minimize the possibility of HAESA Employees being able to claim termination benefits as a result of this transaction.


Section 3 - Retirement and Benefit Plans
     A.   Credited Service

          Effective on their respective TRANSFER DATES, each HEXCEL NEW EMPLOYEE shall be immediately credited by HEXCEL with years of service for purposes of eligibility to participate, vesting, eligibility and calculation of benefits under the HEXCEL EMPLOYEE BENEFIT PLANS in which such HEXCEL NEW EMPLOYEE participates, equal to the years of service recognized for such purposes by HERCULES, HISPAN or HAESA under comparable plans prior to the TRANSFER DATE. Notwithstanding the immediately preceding sentence, a HEXCEL NEW EMPLOYEE shall not receive such prior service credit for purposes of determining benefit accruals under the HEXCEL Pension Plan or for purposes of becoming eligible for benefits under HEXCEL's retiree medical and life insurance programs or arrangements.

          If a CPD Employee retires or terminates employment without becoming a

          HEXCEL NEW EMPLOYEE before the TRANSFER DATE, HEXCEL assumes no benefit or service obligations. If subsequently hired by HEXCEL, such an employee will be treated as a new employee with no prior credit for service, except as otherwise may be provided for under Section 2.B.


     B.   Qualified Defined Benefit Retirement Plans

          (1)  Hercules Pension Plan
               (a)  Effective as of the CLOSING DATE with respect to CPD

                    Employees employed by HERCULES Incorporated, HEXCEL shall extend coverage in the defined benefit plan and trust sponsored by HEXCEL (the "HEXCEL Pension Plan").


               (b) Effective as of the TRANSFER DATE, HERCULES shall cause its Pension Plans to be amended to provide that:


                  (i)    With respect to non-represented U.S. employees who are

                         participants in the HERCULES Pension Plan at CLOSING who become HEXCEL NEW EMPLOYEES, such EMPLOYEES'

                         accrued benefit under the HERCULES PENSION PLAN, as determined on the date they become HEXCEL NEW

                         EMPLOYEES, shall be increased by 4.25% for each year (.354% for each month) thereafter they are employed by

                         HEXCEL and covered under the HEXCEL PENSION PLAN, such adjustment to the EMPLOYEES' accrued benefit under the

                         HERCULES PENSION PLAN to cease upon the earlier of termination of employment with HEXCEL or five (5) years from the date they become HEXCEL NEW EMPLOYEES.


                  (ii) With respect to represented U.S. employees who become HEXCEL NEW EMPLOYEES, such EMPLOYEES' accrued benefit under the HERCULES Pension Plan as determined on the date they become HEXCEL NEW EMPLOYEES shall be adjusted in accordance with the contractual benefit accrual rates that would otherwise have been in effect at such EMPLOYEE's retirement or termination of employment as stated in the Collective Bargaining Agreement in effect between HERCULES and the Oil, Chemical, and Atomic

                         Workers Union, Local 2-591, which expires at midnight October 9, 1998.


                  (iii)  Applicable to HEXCEL NEW EMPLOYEES referenced in (i)

                         and (ii) above, for purposes of determining eligibility for retirement benefits and for vesting, HERCULES shall provide additional credit for years of service with HEXCEL; provided, however, such additional credit shall cease if and when such EMPLOYEE (i) ceases to be employed by HEXCEL or one of its Affiliates, or (ii)

                         has ten (10) years of service credit for eligibility and vesting under the HERCULES Pension Plan.


                  (iv)   Upon retirement or termination of employment from

                         HEXCEL, benefit eligibility for such HEXCEL NEW EMPLOYEES under the HERCULES Pension Plan shall be determined based on the HERCULES Pension Plan provisions applicable to such employees as of the date of this Annex amended as provided for pursuant to this
                         Section 3.B.1.(b).  HERCULES Pension Plan mortality

                         tables, interest rates and actuarial reduction factors for optional forms of payment will be based on such factors in effect at termination of employment from HEXCEL subject to nonforfeitability requirements under

                         ERISA.


     C.   Qualified Defined Contribution Plans and Money Purchase Retirement
          Plan

          (1) Effective as of the CLOSING DATE, HEXCEL shall designate one or more defined contribution plans and related trusts (collectively

               "HEXCEL Defined

               Contribution Plans") to assume the liability for the payment of benefits for the Transferred Employees who on the CLOSING DATE

               are participants in the HERCULES Savings and Investment Plan, the HERCULES Savings Plan, or the HISPAN Corporation Employee

               Retirement Plan or the HISPAN Corporation Employee Savings (the "Transferred DC Participants") Plan and who are eligible under the provisions of the HEXCEL Defined Contribution Plans, and to receive and hold assets equal to the value of the account balances of the Transferred DC Participants in said plans. If not already done so, as soon as practicable after the CLOSING

               DATE, HEXCEL shall submit to the Internal Revenue Service the HEXCEL Defined Contribution Plans for a determination of said plans' qualified status under Section 401(a), 401(k) and 501(a) of the Code as appropriate.


          (2)  The value of said account balances shall be determined as of the last Valuation Date of each HERCULES or HISPAN Defined Contribution Plan or Money Purchase Pension Plan that occurs on or immediately precedes the transfer, but in no event earlier than 30 days prior to the date assets are transferred. Such valuation of accounts shall comply with the minimum requirements of Section 414(l) of the Code, Treas. Reg. Section 1.414(l)-l(n)

               and (o), and Section 208 of ERISA. Alternatively, with respect to participation in the HERCULES Savings Plan, the valuation shall be made at the Optional Transfer Date hereinafter defined.


          (3) As soon as practicable on or after the Closing Date and after the HEXCEL Defined Contribution Plans have received a favorable determination letter from the Internal Revenue Service or upon written opinion of HEXCEL Counsel that such Plans will be qualified under Section 401(a) as to form, HERCULES shall cause the trustee of the HERCULES or HISPAN Defined Contribution Plans and Money Purchase Pension Plan to transfer to the appropriate HEXCEL Defined Contribution Plans without further act or deed,

               all of its right, title and interest in and to assets in the form of cash, promissory notes evidencing loans to Transferred DC

               Participants and readily marketable securities acceptable to HEXCEL with a value equal to the account balances of the

               Transferred DC Participants in the HERCULES Plans. The retention of transferred assets and appropriate liabilities by the HEXCEL

               Defined Contribution Plans shall be contingent upon such plans initial qualification pursuant to Code Sections 401(a), 401(k)

               and 501(a) within one (1) year following CLOSING DATE.


          (4) In consideration for the transfer of assets equal to the account balances of the Transferred DC Participants, effective on the date of transfer, the appropriate HEXCEL Defined Contribution Plans shall assume all of the liabilities for account balances in respect of the Transferred DC Participants.


          (5) As of the CLOSING DATE, the Transferred DC Participants shall no longer be eligible to participate in (except as provided under

               (7) below) or to receive contributions under the HERCULES Savings Plans.


          (6)  With respect to the HISPAN Plans referenced herein, HEXCEL and

               HERCULES may agree to implement plan sponsorship transfer from HISPAN to HEXCEL with related assets, liabilities, and trusts,

               transfer from HISPAN to HEXCEL in full satisfaction hereunder.


          (7) HERCULES shall offer participants in the HERCULES Savings Plan the option to have their accounts valued and subsequently transferred to the HEXCEL Plan at the end of the twelfth month following CLOSING (Optional Transfer Date). The provisions of this Section 3.C. shall apply to such participants who elect this Optional Transfer Date as if such date is the CLOSING DATE referenced herein.


     D.   Disclaimer
          Nothing in this HR Annex or the SPA shall be construed to prohibit

          HEXCEL from modifying or terminating any "employee pension benefit plan," as defined in Section 3(2) of ERISA, provided to HEXCEL NEW

          EMPLOYEES after the CLOSING DATE.


Section 4 - Non-Qualified Supplemental Retirement Plans
     From and after the CLOSING DATE, HERCULES shall remain solely responsible for and shall
discharge any and all liabilities and obligations in respect of any nonqualified supplemental retirement plans or nonqualified deferred compensation plans covering any CPD EMPLOYEE on or prior to the CLOSING DATE, including, without limitation, the HERCULES Employee Pension Restoration Plan and the HERCULES

Deferred Compensation Plan.


Section 5 - Health and Welfare Plans
     A.   Pre-existing Condition

          With respect to all TRANSFERRED EMPLOYEES who are eligible and elect to become participants in the HEXCEL EMPLOYEE BENEFIT PLANS providing medical, dental, life or long-term disability insurance, HEXCEL shall waive any pre-existing condition exclusions and waiting periods under the applicable HEXCEL EMPLOYEE BENEFIT PLAN, (other than any pre-existing condition that was not waived by the HERCULES Employee

          Benefit Plans providing such benefits).


     B.   Pre-Closing Claims
          HERCULES shall retain all liabilities and obligations for applicable medical, dental, life and long term disability insurance plans, and other employee welfare and benefit plan benefits in respect of HEXCEL

          NEW EMPLOYEES and their dependents arising out of claims incurred prior to their date of hire by HEXCEL. HEXCEL shall be responsible for claims incurred after such HEXCEL NEW EMPLOYEES' date of hire at HEXCEL to the extent covered under a HEXCEL EMPLOYEE BENEFIT PLAN.


          A claim shall be deemed to have been incurred upon the incurrence of a qualified expense for which reimbursement or payment is sought; provided however, a claim for a hospitalization stay (and medical treatment during such stay) which begins on or prior to a HEXCEL NEW EMPLOYEE's date of hire by HEXCEL and which ends after such date of hire shall be deemed to have been incurred prior to such date of hire.


          HERCULES shall retain all liabilities and obligations for all health and welfare benefits with respect to any HEXCEL NEW EMPLOYEE who on the TRANSFER DATE is hospitalized, or any HEXCEL NEW EMPLOYEE's dependent who is hospitalized on the TRANSFER DATE, and shall continue such benefits and be liable for claims applicable to such hospital confinement and related medical treatment until such individual has been discharged from the hospital.


          HERCULES shall provide any required continued medical coverage pursuant to Section 4980B of the Code and Section 601 of ERISA to any CPD Employee, who does not become a HEXCEL NEW EMPLOYEE.


     C.   Spending Accounts

          The parties agree to cooperate to effect an orderly transition for HEXCEL NEW EMPLOYEES from the HERCULES Flexible Spending Accounts to the HEXCEL applicable Flexible Spending Accounts as appropriate and to the extent permitted by applicable law.


     D.   With respect to those employees eligible to retire under a HERCULES

          Pension Plan as of the CLOSING DATE or pursuant to Section 3.B.1.(b)(iii), those who become eligible to retire under a HERCULES

          Pension Plan, HERCULES shall apply its retiree health care policy applicable to its employees provided such employees would have been eligible to participate at retirement upon subsequent retirement from HEXCEL. For purposes of HEXCEL's retiree medical and life insurance programs and arrangements, each HEXCEL NEW EMPLOYEE shall be treated as actively employed by HEXCEL as of such EMPLOYEE's Transfer Date.


     E.   Disclaimer

          Nothing in this HR Annex or the SPA shall be construed to prohibit HEXCEL from modifying or terminating or limiting the duration of any

          "employee welfare benefit plan" as defined in Section 3(1) of ERISA (whether or not subject thereto), provided to HEXCEL NEW EMPLOYEES after the CLOSING DATE.


Section 6 - Vacation
     A.   As of the TRANSFER DATE, HEXCEL will assume liabilities for HERCULES,

          HISPAN and HAESA pre-TRANSFER DATE accrued, earned or carried over, but unused vacation days for HEXCEL NEW EMPLOYEES, in each case, who become
          employees of HEXCEL on the CLOSING DATE, provided, however, that HERCULES shall at the TRANSFER DATE, remit to HEXCEL payment for such liability. There shall be no direct or indirect duplication of such reimbursement under any section of the AGREEMENT and if there is,

          HERCULES obligation under this provision shall be reduced or eliminated accordingly. Schedule HR-4 lists the vacation obligations by each employee which HERCULES, HISPAN and HAESA has an obligation hereunder, which shall be updated as of the TRANSFER DATE.


     B.   HEXCEL agrees to "grandfather" any NEW EMPLOYEE at the vacation entitlement level under the HERCULES Plan until: (i) the time the HEXCEL benefit provides greater benefits attributable to service or structure; or (ii) upon the EMPLOYEE'S transfer to another HEXCEL location, after which the HEXCEL Plan would apply.


Section 7 - Workers' Compensation and Employee Litigation

     A.   Workers' Compensation
          Responsibility for workers' compensation claims arising out of conditions having a date of injury (or, in the case of a claim relating to occupational disease, the last significant exposure) on or before the CLOSING DATE shall remain with HERCULES or HISPAN or HAESA or their insurers as the case may be.


     B.   Employee Litigation

          Any and all employment grievances, lawsuits or administrative proceedings, except workers' compensation claims, existing on or before the CLOSING DATE, as set out in Schedule HR-9, shall remain the responsibility of HERCULES.


Section 8 - Compensation Matters

     HERCULES shall be responsible for payment of all awards granted prior to the TRANSFER DATE under HERCULES Long-Term Incentive Plan, Management Incentive

Compensation Plan and all other special recognition or incentive plans based on the payout schedule determined by HERCULES applicable to the sale of the CPD

BUSINESS. HEXCEL shall not assume or have any responsibility for any liabilities or obligations under any HERCULES compensation plan.

Section 9 - Open Relocation Cases, Advances and Loans

     HERCULES shall continue to fulfill its or HISPAN's obligations to CPD employees with open relocation cases (see Schedule HR-5) up to the CLOSING DATE based upon when reimbursement would normally be due, including but not limited to current tax gross-ups. HEXCEL shall assume on-going obligation up to a total of $25,000 for such relocation cases with respect to HEXCEL NEW EMPLOYEES as listed in Schedule

HR-          based on expensesincurred after the CLOSING DATE.  HERCULES shall
    -------
be responsible for collecting any employee loans or advances related to relocation or any other reason. These loans and advances are also listed on Schedule HR-5.

Section 10 -   HERCULES Representations and Warranties Applicable to Human
               Resource Issues

     HERCULES, on behalf of HERCULES, HISPAN and HAESA, represents and warrants to HEXCEL each of the representations and warranties set forth in Paragraphs A
                                                                             -

through N as of the date hereof, through and as of the CLOSING DATE.
     A.   Except as set forth in Schedule HR-6, there are not and within the past five (5) years never have been any written or unwritten labor contracts or agreements relative to employees of the CPD BUSINESS, and the CPD BUSINESS is not affected and has not been affected in the past by any actual or threatened strike, work stoppage, or other labor disturbance, nor to the best knowledge of HERCULES has any union attempted within the last five (5) years, or is any union attempting,

          to represent any employees of the CPD BUSINESS as a collective bargaining unit.


     B.   Except as listed in Schedule HR-7, there is no single benefit plan,
                                                                            -

          arrangement or policy (whether or not subject to ERISA and whether oral or written) binding upon HERCULES, HISPAN or HAESA, applicable to any covered employee of the CPD BUSINESS where the cost to HERCULES, HISPAN or HAESA to provide benefits under any such contract,

          agreement, or plan individually exceeds $10,000 per year, including any pension, health, medical expense reimbursement, dental, life insurance, short-term or long-term disability, vacation, sickness, termination, severance, profit-sharing, stock purchase, stock option,

          bonus, deferred compensation, supplemental retirement or any other such HERCULES, HISPAN or HAESA-maintained employee benefit plan,

          arrangement or policy, other than any social insurance or government-mandated program. Schedule HR-7 identifies any insurance contracts in force on or before the CLOSING DATE used to fund the obligation under any such plan, contract, or agreement.


     C.   Except as set forth in Schedule HR-8, there are no written or unwritten employment agreements, consulting agreements, executive compensation agreements, special pension arrangements or other special perquisites applicable to salaried employees of the CPD BUSINESS nor are there any unfunded pension or similar deferred benefit obligations for termination (or like indemnities) with respect to the CPD BUSINESS or any employees thereof.


     D. Except as listed in Schedule HR-9, there are no litigation or administrative proceedings related to employment, labor or benefit plan matters pending, or to the best of HERCULES' knowledge, after due inquiry, threatened against HERCULES, HISPAN or HAESA related to the

          CPD BUSINESS other than ERISA claims for benefits or appeals of denied claims in the ordinary course all of which are listed separately on

          Schedule HR-9. With respect to the CPD BUSINESS, the aforementioned companies are complying in all material aspects with all applicable wage laws, benefit laws, and other employment-related statutes, laws, rules, regulations, and HERCULES and HISPAN within the United States have not engaged in any unfair labor practices as that term is defined in the Labor Management Relations Act.


     E.   Except as listed in Schedule HR-10, all HERCULES, HISPAN, and HAESA

          EMPLOYEE BENEFIT PLANS have been maintained in accordance with their terms and are in full compliance, to the extent applicable, with all requirements of ERISA, the Code and other applicable laws, except where failure to do so individually or in the aggregate does not and could not reasonably be expected to have a material adverse effect on the CPD BUSINESS. To the best of HERCULES' knowledge, after due inquiry, there has been no "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any such Plan. All Plans and their respective Trusts, which are to be qualified under Section 401(a) and Section 501(a) of the Code, except as listed under Schedule HR-10, have received a favorable determination from the IRS as to their qualification under

          Section 401(a) and since such determination letter, no event has occurred and no condition exists which would cause any such Plan to lose such qualification. As to each plan referred to in the immediately preceeding sentence, a request for a determination by the

          Internal Revenue Service as to the plan's qualification under Section 401(a) of the Code was filed within the remedial amendment period for the plan under the Tax Reform Act of 1986, and if such determination letter has not been received, an opinion of Counsel has been provided to HERCULES or HISPAN as to its qualification under Section 401(a) of the Code, and no event has occurred and no condition exists which would cause any such plan to fail to be
          so qualified.


          HERCULES and HISPAN have made all required contributions and distributions when due under such Plans, and all Affiliates (as defined in 10.F.) of HERCULES have made all required contributions to pension plans they maintain which are subject to Section 412 of the

          Code or Section 302 of ERISA when due. HERCULES or HISPAN have made or will make all contributions required to be made to the HISPAN

          Corporation Employees Retirement Plan and HERCULES Pension Plan for service through the CLOSING DATE when such contributions are due net of any applied forfeitures or corrections. It is agreed by the Parties that this provision shall not apply to any Discretionary

          Contribution not already approved by the HISPAN Board or Directors on or before CLOSING.


     F.   Neither HERCULES nor any Affiliate (as defined in the Code Section

          414(b), (c), (m) or (o) or Section 4001(b) of ERISA) is a participant in or is required to contribute to, or has been a participant in or has been required to contribute to, any "multi-employer plan" (as defined in Section 3(37) of ERISA) at any time during the past five

          (5) years.


     G. Neither HERCULES nor HISPAN nor any of their Affiliates as defined in 10.F. have incurred, and to the best of HERCULES' knowledge, after due inquiry, will not incur, any liability under Title IV of ERISA. No HERCULES nor HISPAN EMPLOYEE BENEFIT PLAN nor any employee benefit plan maintained by an Affiliate of HERCULES has been subject to an accumulated funding deficiency, as defined in Code Section 412, or a reportable event, within the meaning of Section 4043(b) of ERISA, which individually or in the aggregate would or could reasonably be expected to have a material adverse effect on the CPD BUSINESS. The Pension Benefit Guaranty Corporation has not instituted or threatened to institute a proceeding to terminate any HERCULES or HISPAN EMPLOYEE BENEFIT PLAN or any employee benefit plan of an Affiliate of HERCULES covered under Title IV of ERISA. HERCULES is not aware, after due inquiry, of any reason that would cause the Pension Benefit Guaranty

          Corporation to institute or threaten to institute a proceeding to terminate any such plans.

     H. HERCULES has previously delivered or made available to HEXCEL with respect to each HERCULES, HISPAN or HAESA EMPLOYEE BENEFIT PLAN, true and correct copies of (a) each employee benefit plan and any trust agreements related thereto; (b) the most recent annual report (Form

          5500 Series) for any such Plan; (c) the most recent summary plan description, as described in Section 102(a)(1) of ERISA for any such

          Plan; and (d) each insurance and annuity contact relating to any such
              ..
          plans. The annual reports (Form 5500 Series) with respect to each

          HERCULES and HISPAN EMPLOYEE BENEFIT PLAN have been properly prepared and filed, including the payment in full of any late fees, interest and penalties, if, and to the extent, applicable.


     I. There are no administrative or judicial proceedings or investigations or other actions pending or, to HERCULES knowledge, after due inquiry,

          threatened, (other than in respect of benefits due in the ordinary course which, in the aggregate, are not material) against the assets of any of the HERCULES, HISPAN or HAESA EMPLOYEE BENEFIT PLANS or against HERCULES or any Affiliate or any fiduciary of the HERCULES or

          HISPAN EMPLOYEE BENEFIT PLANS with respect to the HERCULES or HISPAN EMPLOYEE BENEFIT PLANS. To the best of HERCULES' knowledge, after due inquiry, there are no facts that could give rise to any material liability in the event of any such proceeding, investigation, or other action.


     J. Except as required by Section 4980B of the Code, Section 601 of ERISA, or as set forth on Schedule HR-11 and in Section 3.C. and 5.D. hereof,

          no HERCULES, HISPAN or HAESA EMPLOYEE BENEFIT PLAN or other arrangement provides (nor has HERCULES, HISPAN or HAESA promised to provide) medical or death benefits (whether or not insured) with respect to current or former employees of HERCULES or any Affiliate beyond the date of their retirement or other termination of employment. All HERCULES EMPLOYEE Benefit Plans are in compliance with Section 4980B of the Code and Section 601 of ERISA to the extent applicable to each such Plan.


     K.   Except as listed in Schedule HR-12, no liability which is to be transferred hereunder pursuant to any HERCULES EMPLOYEE BENEFIT PLAN is funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which HERCULES or any of its Affiliates has received notice that such insurance company is in rehabilitation or a comparable proceeding as of the CLOSING DATE.


     L. The transactions contemplated by the SPA will not, either alone or in conjunction with the termination (or constructive termination) of the employment of any employee of the CPD Business, entitle any such employee to any additional payments or benefits or any acceleration of the time of payment or vesting of any benefits under any employee benefit or executive compensation plan, arrangement or agreement maintained by or entered into with HERCULES, HISPAN or HAESA, except as is provided for under the HERCULES Long-Term Incentive Compensation

          Plan with respect to vesting and payment of previously granted awards.


     M. Any amount to be received (whether in cash or property or the vesting of property) as a result of any transactions contemplated by the SPA by any CPD Employee under any employment, severance or termination agreement, other compensation arrangement or benefit plan currently in effect would not be characterized as an "excess parachute payment" (as such term in defined in Section 280G(b)(l) or the Code).


     N.   Subject to Article XII of the SPA, HERCULES agrees to indemnify,

          defend and hold harmless the HEXCEL Indemnitees and the HEXCEL Employee Benefit Plans from and against any and all claims incurred by any of them arising out of or resulting from any breach by HERCULES, HISPAN and/or HAESA of any of the representations or warranties made by HERCULES, HISPAN and/or HAESA herein or any failure of HERCULES, HISPAN and/or HAESA to perform their covenants or agreements contained herein.

     O.   Survival of Representation and Warranties
          The representations and warranties set forth herein shall survive

          CLOSING for a period of eighteen (18) months after the CLOSING.


 Section 11 -  HEXCEL Representations and Warranties Applicable to Human
               Resource Issues

     HEXCEL represents and warrants to HERCULES each of the representations and warranties set forth in Paragraphs A through F as of the date hereof, through and as of the CLOSING DATE.
     A.   The protected benefits under Section 411(d)(6) of the Code under the

          HERCULES and HISPAN Defined Contributions Plans which are transferred to plans maintained by HEXCEL will not be reduced or eliminated,

          except as may be permitted pursuant to such Code section and regulations thereunder.


     B.   Any existing HEXCEL EMPLOYEE BENEFIT PLAN intended to qualify under

          Section 401(a) of the Code that receives assets and/or liabilities from a HERCULES qualified plans has (i) received a favorable determination from the IRS as to its qualification under Sections 401(a) and 501(a) of the Code, is in the process of obtaining such a favorable determination from the IRS, or HEXCEL has provided HERCULES written opinion from HEXCEL's counsel that such Plan will be qualified as to form, and (ii) since such determination letter or opinion, no event has occurred which would disqualify the PLAN.


     C.   Except as disclosed to HERCULES in writing, all HEXCEL EMPLOYEE

          BENEFIT PLANS in which CPD EMPLOYEES shall participate when they become HEXCEL NEW EMPLOYEES have been maintained in accordance with their terms and are in full compliance with all requirements of ERISA, the Code and other applicable laws, except where failure to do so individually or in the aggregate does not and could not reasonably be expected to have a material adverse effect on HEXCEL. To the best of

          HEXCEL's knowledge, after due inquiry, there has been no "prohibited transaction" within the meaning of Section 4975(c) of the Code or

          Section 406 of ERISA involving the assets of any such plan, which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on HEXCEL.

     D. HEXCEL, with respect to employees, benefit plans and compensation plans or administration thereof, upon due inquiry, is unaware of any charge, suit, claimed illegal act, violation, breach, unqualifying act or omission or action of its representatives, agents, or designees,

          which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on HEXCEL.


     E.   Subject to Article XII of the SPA, HEXCEL agrees to indemnify, defend and hold harmless the HERCULES INDEMNITEES and the HERCULES EMPLOYEE BENEFIT PLANS from and against any and all CLAIMS incurred by any of them arising out of or resulting from any breach by HEXCEL of any of the representations or warranties made by HEXCEL herein or any failure by HEXCEL to perform any of its covenants or agreements contained herein.


     F.   Survival of Representation and Warranties

          The representations and warranties set forth herein shall survive CLOSING for a period of eighteen (18) months after the CLOSING.


Section 12 - Subrogation

     A. To the extent that an indemnifying party shall make payment to the indemnified party pursuant to this Annex, the indemnifying party shall be subrogated to any and all rights which the indemnified party may have against third parties with respect to such indemnifiable loss;

          provided, however, that if any such amount shall be paid to the indemnifying party on account of any subrogation rights while the indemnified party has outstanding any claim for an indemnifiable loss, such amount shall be received in trust for the benefit of the indemnified party and shall forthwith be applied to the satisfaction of such indemnifiable losses.


Section 13 - HERCULES Conduct Prior To CLOSING DATE

     A. HERCULES agrees that during the period from the date of the signing of this HR ANNEX until the CLOSING DATE, except as set forth in Schedule

          HR-12 or as HEXCEL may otherwise consent to in writing, HERCULES shall not:

          (1) grant to any CPD Employee any increase in compensation in any form or enter into or vary the terms of any employment, consulting or severance agreement with any CPD Employee;


          (2)  make any change in compensation policy or contribute or make any commitment to, or make any representations that it will contribute, any amounts to any HERCULES EMPLOYEE BENEFIT PLAN or arrangement or otherwise adopt or amend in any respect or terminate any HERCULES EMPLOYEE BENEFIT PLAN or arrangement or the funding thereof, except as required by (i) law, (ii) the terms of any HERCULES EMPLOYEE BENEFIT PLAN or arrangement in effect on the date hereof, or (iii) as provided by the terms of this HR Annex, and except to the extent such change or amendment applies to HERCULES employees generally.


          (3) Enter into any contract or agreement which will impact HEXCEL's obligations to any HEXCEL NEW EMPLOYEE except as provided for under Subsection A. of this Section 13.


     B. HERCULES agrees prior to and after the CLOSING to use its best efforts to enforce its existing Secrecy Agreements with CPD EMPLOYEES and former employees of the CPD BUSINESS as the subject matter of such agreements may be to the extent such Agreement relates to the CPD

          BUSINESS or the CPD INTELLECTUAL PROPERTY as currently being practiced. In the event HERCULES determines a violation of such an agreement has occurred concerning proprietary information or the CPD INTELLECTUAL PROPERTY, HERCULES shall take all reasonable steps necessary to notify all affected parties of the violation.


     C. HERCULES and HEXCEL shall cooperate in all reasonable respects with each other with respect to administrative issues arising out of the

          SPA and this HR Annex which relate to the employee benefit plans of HERCULES, HISPAN, HAESA or HEXCEL or any of their respective

          Affiliates.


Section 14 - Miscellaneous
     A.   Except as otherwise provided herein, this Annex shall be covered and governed by the
          provisions of the SPA to the same extent as if such provisions in their entirety were set forth in this Annex.


     B.   Effective on each HEXCEL NEW EMPLOYEE Transfer Date, Hercules shall provide HEXCEL the Personnel and Medical Records Files to the extent permitted by law.


     C.   No person or entity other than the parties hereto, including but not limited to any former or current employee of HERCULES, HISPAN, HAESA, HEXCEL or their affiliates (including any assignee or beneficiary thereof) shall have any rights with respect to any obligation of any entity under this Human Resources Annex, and nothing in this Human

          Resources Annex, expressed or implied, is intended to confer on any such employee any rights or remedies.


     In WITNESS WHEREOF, each PARTY has caused this HUMAN RESOURCES ANNEX to be executed by its duly authorized officer on its behalf as of the date of the AGREEMENT.

     HERCULES INCORPORATED                  HEXCEL

By:                                      By:
   -----------------------------            --------------------------

Name:                                    Name:
      --------------------------              -------------------------

Title:                                   Title:
      --------------------------              -------------------------

                               ENVIRONMENTAL ANNEX


A.   DEFINITIONS

     For the purposes of this Annex, the terms listed below shall have the meanings set forth in this Part A. Any capitalized terms not defined in this

Annex shall have the meanings given to them in the AGREEMENT. All schedules referred to in this Annex are annexed and incorporated herein.


     "AGREEMENT" means the Sale and Purchase Agreement between HEXCEL and

HERCULES.


     "AREA OF ENVIRONMENTAL CONCERN" means a geographically discrete area of LAND containing HAZARDOUS SUBSTANCES.


     "ENFORCEMENT NOTICE" means any notice, notification, demand, directive,

citation, summons, order, complaint, or assessment issued by any ENVIRONMENTAL AUTHORITY under ENVIRONMENTAL LAWS.


     "ENGINEERING CONTROLS" means as to HAZARDOUS SUBSTANCES  any mechanism present for the purpose of containing or stabilizing HAZARDOUS SUBSTANCES present within LAND or for the purpose of ensuring the effectiveness of a

REMEDIAL ACTION, including, but not limited to, caps, covers, dikes, encapsulation, trenches, leachate collection systems, liners, slurry walls,

signs, fences, and access controls.


     "ENVIRONMENT" means air, surface water, groundwater, surface soilsubsurface soils, and LAND.

     "ENVIRONMENTAL AUTHORITIES" includes, but is not limited to, the United States Environmental Protection Agency ("USEPA"), the Utah Department of

Environmental Quality, the Alabama Department of Environmental Management, the Delaware Department of Natural Resources and Environmental Control, and all

other federal, state, regional, county, local, or foreign governmental agencies, departments, commissions, boards, bureaus, instrumentalities, and political subdivisions thereof authorized or having jurisdiction to enforce ENVIRONMENTAL LAWS.


     "ENVIRONMENTAL CLAIM" means any and all claims, including THIRD PARTY

CLAIMS,

Enforcement Notices, judgments, penalties, fines, encumbrances, liens, suits, losses, liabilities (including strict liability), assessments, damages, costs,

settlements entered into in accordance with this Annex, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, including, but not limited to, reasonable attorneys' fees and disbursements and consultants' fees, arising from HAZARDOUS SUBSTANCES, the

RELEASE or threatened RELEASE of any HAZARDOUS SUBSTANCE or non-compliance with ENVIRONMENTAL LAWS. Notwithstanding the foregoing, "ENVIRONMENTAL CLAIM" shall not mean: (i) internal management, administrative, or overhead costs of any Party that may reasonably be expected to be incurred in connection with the administration, supervision, or performance of actions required in accordance with this Annex or to address the subject matter of an ENVIRONMENTAL CLAIM; or

(ii) consequential or special damages of any Party, including, but not limited to, damages arising from loss of use, or loss of profit or income.


     "ENVIRONMENTAL INDEMNIFICATION CLAIM" means a claim pursuant to the

ENVIRONMENTAL INDEMNITY.


     "ENVIRONMENTAL INDEMNITY" means the indemnifications provided by HERCULES and HEXCEL to each other pursuant to Part F of this Annex.


     "ENVIRONMENTAL LAWS" means all federal, regional, state, county, local, or foreign laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, notices, directives, judgments or consent arrangements in effect at the date of CLOSING, which relate to public health or safety, pollution, damage to or protection of the ENVIRONMENT, HAZARDOUS SUBSTANCES,

RELEASES, or threatened RELEASES of HAZARDOUS SUBSTANCES into the ENVIRONMENT or the use, manufacture, processing, distribution, treatment, storage, generation,

disposal, transport, or handling of HAZARDOUS SUBSTANCES.


     "ENVIRONMENTAL PERMITS" means all permits, licenses, waivers, variances, registrations, and other authorizations required under ENVIRONMENTAL LAWS by any federal, state, local, or foreign government agency or ENVIRONMENTAL AUTHORITY to operate a FACILITY or to implement any REMEDIAL ACTION.


     "FACILITY" means any LAND owned or operated by HERCULES and the business operations
conducted thereon.


     "HAZARDOUS SUBSTANCES" means any hazardous or toxic substance or material, or any material requiring investigation, monitoring, or remediation, within the meaning of any ENVIRONMENTAL LAW applicable to the FACILITIES or operations conducted thereon; provided, however, that materials that are incorporated into
                   --------

buildings shall not be HAZARDOUS SUBSTANCES except to the extent such materials were RELEASED or presented a threat of RELEASE prior to CLOSING.


     "HERCULES FACILITIES" means the following FACILITIES owned or operated by

HERCULES in connection with the CPD BUSINESS: the Bacchus Plant III Facility in Magna, Utah (excluding Bacchus Pond); the HISPAN Facility in Decatur, Alabama;

the CPD Technical Center in Wilmington, Delaware; and the HAESA Facility in Parla, Spain.


     "INSTITUTIONAL CONTROLS" means any mechanism used for the purpose of limiting human activities at or near an area contaminated with HAZARDOUS SUBSTANCES, or used for the purpose of ensuring or measuring the effectiveness over time of a REMEDIAL ACTION, including, but not limited to, recorded instruments creating a public record of the presence of elevated concentrations or amounts of HAZARDOUS SUBSTANCES or imposing binding and permanent restrictions running with the LAND: (i) on the use of, or activities that may be conducted on or beneath, real property (including, but not limited to, restrictions on the use of real property for residential or non-industrial purposes); (ii) requiring the temporary or permanent maintenance of ENGINEERING CONTROLS; or (iii) restricting groundwater use.


     "KNOWLEDGE" means the actual personal knowledge of an individual within a

Party's corporate structure at the plant manager or corporate level who has-decision-making responsibility with regard to compliance with ENVIRONMENTAL

LAWS.


     "LAND" means the soil and water on or beneath the ground surface, RELEASED HAZARDOUS SUBSTANCES presently in the surface or subsurface soil, surface water or groundwater or any abandoned object below the ground surface, and any building or other permanent structures, whether or not abandoned, on the ground surface. LAND does not include objects beneath the ground surface in use or suitable for future use at the time of the CLOSING, including, but not limited to, active pipelines, sewers, drains, or underground storage tanks except to the extent these objects relate to, or are connected with, the RELEASE of a HAZARDOUS SUBSTANCE.


     "NOTICE OF HAZARDOUS SUBSTANCES" means a notice submitted pursuant to Part

G of this Annex.


     "OFF-SITE HAZARDOUS SUBSTANCES" means HAZARDOUS SUBSTANCES other than HAZARDOUS SUBSTANCES at HERCULES FACILITIES.


     "PHASE I  ESA" means the Phase I  Environmental Site Assessment performed by ERM dated March 29, 1996 and  provided to HEXCEL by HERCULES on  March 29,
1996.


     "PHASE II ESA" means a second phase ESA that may be performed at the election of HEXCEL that is intended to further characterize HAZARDOUS SUBSTANCES and AREAS OF ENVIRONMENTAL CONCERN at one or more former HERCULES

FACILITIES and may include the taking and analysis of soil and groundwater samples at or from such former HERCULES FACILITIES.


     "RELEASE" means any intentional or unintentional RELEASE, discharge, spill,

leaking, pumping, pouring, emitting, emptying, injection, disposal, or dumping into the ENVIRONMENT.


     "REMEDIAL ACTION" means any and all:  (i) actions required to correct any non-compliance with ENVIRONMENTAL LAWS existing on the date of CLOSING; (ii) investigations of HAZARDOUS SUBSTANCES of any kind or nature whatsoever,

including, but not limited to, assessments, remedial investigations, sampling, or monitoring; or (iii) actions taken to address HAZARDOUS SUBSTANCES of any kind or nature whatsoever, including, but not limited to, the use, implementation, application, installation, operation, or maintenance of removal actions, in-situ or ex-situ remediation technologies applied to the surface and sub-surface soils (including, but not limited to, biological treatment, LAND farming, soil vapor extraction, soil washing, solvent extraction, and thermal desorption), excavation, and off-site treatment or disposal of soils, wells,

sumps, trenches, or other systems for the recovery of groundwater or free product, systems for long term treatment of surface water or groundwater,

ENGINEERING CONTROLS, or INSTITUTIONAL CONTROLS.

     "REMEDIATION STANDARDS" means numeric or narrative standards applicable at the time a RESPONSE TO HAZARDOUS SUBSTANCES is implemented to which HAZARDOUS

SUBSTANCES in, on, or around LAND must be remediated as established pursuant to ENVIRONMENTAL LAWS applicable to LAND used for the purposes for which the

HERCULES FACILITIES were used on the date of CLOSING.


     "RESPONSE TO HAZARDOUS SUBSTANCES" means any response, including, but not limited to, any REMEDIAL ACTION, or no action, to address the HAZARDOUS

SUBSTANCES present in an AREA OF ENVIRONMENTAL CONCERN that, if implemented at such AREA OF ENVIRONMENTAL CONCERN, would satisfy the REMEDIATION STANDARDS.


     "THIRD PERSON CLAIM" means an ENVIRONMENTAL CLAIM asserted by an

ENVIRONMENTAL AUTHORITY or other THIRD PERSON including, but not limited to, an ENVIRONMENTAL CLAIM seeking monetary damages, penalties, or the performance of any action with respect to: (i) injury to property; (ii) personal injury; (iii) damage to natural resources; (iv) non-compliance with ENVIRONMENTAL LAWS; (v)

non-compliance with ENVIRONMENTAL PERMITS; or (vi) HAZARDOUS SUBSTANCES.


B.   PRE-CLOSING ENVIRONMENTAL ASSESSMENTS AND INSPECTIONS


     1.   Performance of Phase I ESA
          HERCULES completed PHASE I ESA prior to the date of this Annex.  PHASE

I ESA consisted of inspections of each HERCULES FACILITY by an ENVIRONMENTAL consultant selected by HERCULES, a review of compliance with ENVIRONMENTAL LAWS and ENVIRONMENTAL PERMITS at each HERCULES FACILITY, and identification of AREAS OF ENVIRONMENTAL CONCERN, if any, at each HERCULES FACILITY. The scope of work for the PHASE I ESA and Phase I Reports are included in Schedule B.1


     2.   Performance of Phase II ESA
          A PHASE II ESA may be performed at any HERCULES FACILITY at the election of HEXCEL upon the following terms:

          (a) PHASE II ESA, if performed, shall commence at any time HEXCEL may elect.


          (b)  HEXCEL shall bear the cost of such activities;


          (c)  HEXCEL shall perform reasonable restoration of any disturbance to the LAND of a HERCULES FACILITY, which it has leased, resulting from such activities;


          (d)  HEXCEL shall use commercially reasonable efforts to ensure such activities will be performed in a manner which does not unreasonably interfere with any ongoing activities at the leased HERCULES FACILITY;


          (e)  HEXCEL shall make commercially reasonable efforts to ensure that any contractors hired on its behalf to perform such activities at a leased HERCULES FACILITY procure and maintain insurance coverage and provide indemnification to HERCULES and HEXCEL in accordance with the requirements set forth in Schedule B.2; and


          (f)  If HEXCEL elects to have a PHASE II ESA performed, ERM shall not
                                                                            ---

perform such Phase II.


          Each Party shall bear the sole cost of any additional or other investigation of a HERCULES FACILITY which it requests.


C.   REPRESENTATIONS AND WARRANTIES

     1. HERCULES represents and warrants to HEXCEL each of the representations and warranties set forth in Parts C2(a)-(b) below, as of the date hereof. The representations and warranties set forth in Parts C2(a)-(b) shall survive the CLOSING for the period referred to in Part F2.

     2.   Hercules' Representations
          (a)  Except as may be determined by PHASE I BEA or noted on Schedule

C2(a)(i), HERCULES represents and warrants to HEXCEL that, to the KNOWLEDGE of
HERCULES:  (i) the HERCULES FACILITIES are in compliance and since January 1,

1995 have been in compliance in all material respects with all applicable ENVIRONMENTAL LAWS and ENVIRONMENTAL PERMITS necessary for the operation of the

HERCULES FACILITIES and have no HAZARDOUS SUBSTANCES which may give rise to any REMEDIAL ACTION or ENVIRONMENTAL CLAIM; (ii) there are no pending ENVIRONMENTAL CLAIMS which relate to or arise out of operation of the CPD BUSINESS; and (iii) there are no ENVIRONMENTAL investigations, studies, audits, test, reviews, or other analyses of HAZARDOUS SUBSTANCES conducted by or which are in the possession of HERCULES or of which HERCULES has KNOWLEDGE in relation to the HERCULES FACILITIES which have not been made available to HEXCEL for review or as to which the material information contained therein has not been conveyed to HEXCEL prior to the date of this Annex.


          (b)  HEXCEL acknowledges that, except as specifically set forth in this Annex, HERCULES has not made any representations or warranties of any kind or nature concerning ENVIRONMENTAL matters, including, but not limited to,

HAZARDOUS SUBSTANCES or compliance with ENVIRONMENTAL LAWS in connection with the CPD BUSINESS or the HERCULES FACILITIES.


D.   ENVIRONMENTAL PERMITS

     1. To the extent a transfer or modification of ENVIRONMENTAL PERMITS is required, HERCULES shall reasonably cooperate with HEXCEL and any ENVIRONMENTAL

AUTHORITIES to facilitate the transfer to HEXCEL of the ENVIRONMENTAL PERMITS issued to HERCULES, HISPAN, and HAESA with respect to the operation of the

HERCULES FACILITIES and shall initiate and administer applications or notices for the transfer or modification of any such ENVIRONMENTAL PERMITS to the extent

HERCULES, HISPAN, and HAESA, but not HEXCEL, has the legal authority to seek such transfer or modification; provided, however, that this provision shall not
                               --------

obligate HERCULES or HEXCEL to incur any cost or monetary obligation (other than transfer or filing fees to be borne by HEXCEL) in connection with the transfer or modification of such ENVIRONMENTAL PERMITS, except such internal management or administrative costs as may reasonably be expected to be incurred in connection with the administration of an application or notice to transfer an
ENVIRONMENTAL PERMIT.   Schedule D.1 is a complete list of all existing or

applied for ENVIRONMENTAL PERMITS relating to the operation of the HERCULES FACILITIES.


     Notwithstanding the above, should the transfer or modification of any

ENVIRONMENTAL PERMIT result in reasonably anticipated costs or monetary obligations other than transfer or filing fees, internal management or administrative costs, HEXCEL shall be obligated to pay the first $500,000 of any such costs or monetary obligations. Should the transfer or modification of any ENVIRONMENTAL PERMIT result in reasonably anticipated costs or monetary obligations other than transfer or filing fees, internal management or administrative costs in excess of $500,000, HEXCEL shall have no obligation to pay any of such costs or monetary obligations (including the first $500,000) unless HERCULES agrees to pay any amounts in excess of such $500,000. Should

HERCULES elect not to pay such excess costs or monetary obligations, and HEXCEL is unwilling to pay such excess, then either party may terminate the AGREEMENT pursuant to Section 11.1 (E) of the AGREEMENT.


     2. To the extent HEXCEL will operate after the CLOSING under an ENVIRONMENTAL PERMIT issued to HERCULES, HEXCEL must comply in all material respects with the conditions imposed by such permits and agrees to operate subject to reasonable operating conditions imposed by HERCULES in order to ensure such compliance.


E.   LIABILITIES
     1.   HEXCEL'S Assumption of Liabilities

     Except as specifically provided in Part F of this Annex and in this Part E, following the CLOSING, HEXCEL shall assume liability only for all ENVIRONMENTAL

CLAIMS associated with HEXCEL's ownership and operation of the CPD BUSINESS after the CLOSING or HEXCEL's ownership, operation, use, management, or control of the HERCULES FACILITIES after the CLOSING, including, , all ENVIRONMENTAL CLAIMS associated with (i) HAZARDOUS SUBSTANCES at the HERCULES FACILITIES, (ii)

ENVIRONMENTAL CLAIMS associated with achieving compliance with ENVIRONMENTAL LAWS and with all ENVIRONMENTAL PERMITS with respect to HEXCEL's operation of the HERCULES FACILITIES and the CPD BUSINESS, (iii) off-site HAZARDOUS SUBSTANCES resulting from HEXCEL's operation of the CPD BUSINESS, and (iv)

HAZARDOUS SUBSTANCES at a HERCULES FACILITY previously addressed by HERCULES in a properly completed RESPONSE action and brought by someone other than a THIRD

PERSON, but only if and to the extent the liability that results in such ENVIRONMENTAL CLAIMS arises during the period after the CLOSING. HERCULES shall retain and discharge and HEXCEL shall have no liability for, all other ENVIRONMENTAL CLAIMS. HEXCEL shall not assume liability for any and all THIRD

PERSON CLAIMS or any other ENVIRONMENTAL CLAIMS (i) associated with HERCULES' ownership and operation of the CPD BUSINESS prior to CLOSING, including all

ENVIRONMENTAL CLAIMS associated with achieving compliance with ENVIRONMENTAL LAWS and with all ENVIRONMENTAL

PERMITS with respect to the operation of the CPD BUSINESS, or (ii) those arising from or relating to OFF-SITE HAZARDOUS SUBSTANCES resulting from the operation of the CPD BUSINESS prior to the CLOSING or (iii) brought by a THIRD PERSON relating to a RESPONSE to HAZARDOUS SUBSTANCES properly completed by HERCULES at a HERCULES FACILITY. As used in this Part E, the term HEXCEL shall include HEXCEL Aerospace Espana, S.A.


     2.   HERCULES' Retention of Liabilities

     Except as specifically provided in Part F of this Annex and in this Part E, following the CLOSING, HERCULES shall assume liability only for all

ENVIRONMENTAL CLAIMS associated with HERCULES' ownership and operation of the CPD BUSINESS before the CLOSING or HERCULES' ownership, operation, use,

management, or control of the HERCULES FACILITIES before the CLOSING, including all ENVIRONMENTAL CLAIMS associated with (i) HAZARDOUS SUBSTANCES, not previously addressed by a RESPONSE action, at the HERCULES FACILITIES, (ii) ENVIRONMENTAL CLAIMS associated with achieving compliance with ENVIRONMENTAL

LAWS and with all ENVIRONMENTAL PERMITS with respect to HERCULES' operation of the HERCULES FACILITIES and the CPD BUSINESS, (iii) off-site HAZARDOUS

SUBSTANCES resulting from HERCULES' operation of the CPD BUSINESS and (iv) HAZARDOUS SUBSTANCES at a HERCULES FACILITY previously addressed by HERCULES in a properly completed RESPONSE action and brought by a THIRD PERSON, but only if and to the extent the liability that results in such ENVIRONMENTAL CLAIMS arises
                                                                               -

during the period before the CLOSING. Without limitation, HERCULES shall retain all liabilities for ENVIRONMENTAL CLAIMS arising from Bacchus Pond, including those relating to contamination of any HERCULES FACILITIES or other ENVIRONMENTAL CLAIMS resulting from migration of HAZARDOUS MATERIALS from

Bacchus Pond to any other area. HEXCEL shall retain and discharge and HERCULES shall have no liability for any and all THIRD PERSON CLAIMS or any other

ENVIRONMENTAL CLAIMS (i) associated with HEXCEL'S ownership and operation of the CPD BUSINESS after the CLOSING, including all ENVIRONMENTAL CLAIMS associated with achieving compliance with ENVIRONMENTAL LAWS and with all ENVIRONMENTAL PERMITS with respect to the operation of the CPD BUSINESS, (ii) arising from or relating to off-site HAZARDOUS SUBSTANCES resulting from the operation of the CPD BUSINESS after the CLOSING or (iii) brought by someone other than a THIRD

PERSON relating to a RESPONSE to HAZARDOUS SUBSTANCES properly completed by HERCULES at a HERCULES FACILITY.

F.   INDEMNIFICATION
     1.   HERCULES' Indemnification of HEXCEL INDEMNITEES

          Subject to Section 2 of this Part F and the limitation on indemnification established therein, HERCULES shall defend, indemnify, and hold harmless HEXCEL from and against the following:


          (a) Any and all ENVIRONMENTAL CLAIMS imposed on, incurred by, or asserted against HEXCEL INDEMNITEES, or for which HEXCEL INDEMNITEES may be liable or obligated, arising from or relating to liabilities to be retained by HERCULES pursuant to Part E.


          (b)  Any and all ENVIRONMENTAL CLAIMS or other damages or losses imposed on, incurred by, or asserted against HEXCEL INDEMNITEES, or for which HEXCEL INDEMNITEES may be liable or obligated, arising from or relating to

HERCULES' breach of any of the representations and warranties set forth in Part C of this Annex, or from HERCULES' breach of any other obligations of HERCULES set forth in this Annex.


     2. Limitations on HERCULES' Indemnification of HEXCEL INDEMNITEES Notwithstanding anything in this Annex to the contrary, HERCULES shall have no obligation to indemnify HEXCEL with respect to the following:


          (a) Any and all ENVIRONMENTAL CLAIMS unless and until the aggregate amount of all such CLAIMS exceeds $500,000, in which event HERCULES shall indemnify HEXCEL for the $500,000 in addition to any ENVIRONMENTAL CLAIMS above the $500,000 which it owes.


          (b)  Any and all ENVIRONMENTAL CLAIMS below a minimum payable CLAIM amount of $50,000, which amount shall not be included in any calculation of the $500,000 referred to in (a) above.


          (c)  Any and all ENVIRONMENTAL CLAIMS relating to achieving compliance with ENVIRONMENTAL LAWS and with all ENVIRONMENTAL PERMITS applicable to the HERCULES FACILITIES, with the exception of Bacchus Pond, as to which HEXCEL has not given notice in accordance with Part G2 of this Annex or in accordance with
Article 12.4 of the AGREEMENT prior
to the fifth anniversary of CLOSING.


          (d) Any and all RESPONSES TO HAZARDOUS SUBSTANCES to the extent the cost of such response exceeds the minimum cost necessary to satisfy the requirements of, or obligations under, ENVIRONMENTAL LAWS applicable at the time a RESPONSE TO HAZARDOUS SUBSTANCES is implemented.


          (e)  Any and all ENVIRONMENTAL CLAIMS arising out of or relating to

HAZARDOUS SUBSTANCES resulting from the RELEASE of materials that were not regulated as HAZARDOUS SUBSTANCES prior to CLOSING.


          (f)  Any and all ENVIRONMENTAL CLAIMS that are subject to HEXCEL's obligation to indemnify HERCULES.


     3.   HEXCEL'S Indemnification of HERCULES INDEMNITEES
          Subject to Section 4 of this Part F, HEXCEL shall defend, indemnify,

and hold harmless HERCULES INDEMNITEES from and against the following:


          (a) Any and all ENVIRONMENTAL CLAIMS imposed on, incurred by, or asserted against HERCULES INDEMNITEES, or for which HERCULES INDEMNITEES may be liable or obligated, arising from or relating to a RELEASE OF A HAZARDOUS SUBSTANCE at a HERCULES FACILITY occurring after the CLOSING;


          (b)  Any and all ENVIRONMENTAL CLAIMS imposed on, incurred by, or asserted against HERCULES INDEMNITEES, or for which HERCULES INDEMNITEES may be liable or obligated, resulting from or relating in any way to the treatment,

storage, disposal, or RELEASE (or arrangement for the same) after the CLOSING at any location other than the HERCULES FACILITIES of a HAZARDOUS SUBSTANCE used,

generated, or handled by HEXCEL in connection with (i) the CPD BUSINESS or (ii) the ownership, operation, management, use, or control of the HERCULES

FACILITIES, in each case, after the CLOSING;


          (c) Any and all ENVIRONMENTAL CLAIMS (including civil monetary penalties or settlement payments in lieu of penalties) imposed on, incurred by, or asserted against HERCULES INDEMNITEES, or for which HERCULES INDEMNITEES may be liable or obligated, arising out of non-compliance with ENVIRONMENTAL LAWS or ENVIRONMENTAL PERMITS at a HERCULES FACILITY after the CLOSING, except to the extent a fine or penalty is assessed for violations arising from non-compliance with ENVIRONMENTAL LAWS or ENVIRONMENTAL PERMITS at a HERCULES FACILITY which occurs prior to CLOSING;


          (d) Any and all ENVIRONMENTAL CLAIMS imposed on, incurred by, or asserted against HERCULES INDEMNITEES, or for which HERCULES INDEMNITEES may be liable or obligated, including, but not limited to, those arising from or relating in any way to the cost of implementing a RESPONSE TO A HAZARDOUS

SUBSTANCE at a HERCULES FACILITY to the extent exceeding the minimum cost necessary to satisfy the requirements of, or obligations under, ENVIRONMENTAL

LAWS applicable at the time a RESPONSE TO A HAZARDOUS SUBSTANCE is implemented; and


          (e)  Any and all ENVIRONMENTAL CLAIMS imposed on, incurred by, or asserted against HERCULES INDEMNITEES, or for which HERCULES INDEMNITEES may be liable or obligated, arising from or relating to HEXCEL's breach of its obligations under this Annex, or from HEXCEL's breach of its obligations under any lease or services agreement, including, but not limited to, its obligations pursuant to Parts E or F hereof.


          (f) Any and all ENVIRONMENTAL CLAIMS imposed on, incurred by, or asserted against HERCULES INDEMNITEES, or for which HERCULES INDEMNITEES may be liable or obligated, resulting from HEXCEL's breach of or default from the provisions of Part I or Part J of this ENVIRONMENTAL ANNEX.


G.   PROCEDURES FOR NOTIFICATION OF ENVIRONMENTAL INDEMNIFICATION CLAIMS


     1.   Hazardous Substances Identified At or Prior to Closing
          HEXCEL shall not be required to provide notice to HERCULES of any

ENVIRONMENTAL CLAIM identified in PHASE I ESA or Schedule C.2(a)(i) attached to this Annex.

     2.   Hazardous Substances Not Identified Before Closing
          (a)  With respect to any AREA OF ENVIRONMENTAL CONCERN or

ENVIRONMENTAL CLAIM not identified in PHASE I ESA, if elected by both HEXCEL and HERCULES, or any Schedule attached to this Annex as to which HEXCEL is seeking or may seek indemnification from HERCULES pursuant to this Annex, HEXCEL shall promptly provide to HERCULES a Notice of Claim upon receiving knowledge of the AREA OF ENVIRONMENTAL CONCERN or ENVIRONMENTAL CLAIM. In any event, HEXCEL shall provide such Notice of the AREA OF ENVIRONMENTAL CONDITION OR

ENVIRONMENTAL CLAIM within forty-five (45) days from the day upon which HEXCEL receives such KNOWLEDGE provided that failure to give such notice in a timely manner shall only relieve HERCULES from liability under this Agreement if an only to the extent HERCULES is actually prejudiced by such failure. The Notice of Claim shall set forth, to the extent known by HEXCEL, the nature and the location of the HAZARDOUS SUBSTANCE, the source and cause of the HAZARDOUS

SUBSTANCE, the identity and estimated quantity of the HAZARDOUS SUBSTANCE present, and any response taken or planned to be taken by HEXCEL to address the

AREA OF ENVIRONMENTAL CONCERN OR ENVIRONMENTAL CLAIM.


     3.   THIRD PERSON CLAIMS
          The procedures for indemnification with respect to THIRD PERSON CLAIMS shall be governed by Article 13.42 of the AGREEMENT; provided, however, that in
                                                     --------
the event any Party is required by any ENFORCEMENT NOTICE or any judgment,

order, settlement, agreement, or other resolution of any THIRD PERSON CLAIM to perform a REMEDIAL ACTION or to correct non-compliance with ENVIRONMENTAL LAWS on the date of CLOSING, the performance of such action shall be governed by this Annex.


     4.   Environmental Indemnification Claims

          (a) The Parties shall confer in good faith to resolve any dispute with respect to an Indemnification Claim.


          (b)  In the event a Party disputes an Indemnification Claim and the

Parties, after conferring pursuant to Part G4(a) of this Annex, are unable to resolve the dispute within ninety (90) days after delivery of an Indemnification

Claim, either Party may initiate the dispute resolution procedure established by
Article XII of the AGREEMENT.

H.   REMEDIAL ACTIONS UNDER THIS AGREEMENT
     1. Performance of Response to an Area of Environmental Concern or Environmental Claim

          HERCULES shall perform, pay for, and maintain control over such Response to an AREA OF ENVIRONMENTAL CONCERN or ENVIRONMENTAL CLAIM, if any,

which the results of PHASE I ESA indicate to be necessary or appropriate at such HERCULES FACILITY, or which HERCULES has agreed to perform pursuant to Part F(1)

of this Annex. In performing such RESPONSE to an AREA OF ENVIRONMENTAL CONCERN on a former HERCULES FACILITY, HERCULES shall:


          (a)  Perform reasonable restoration of any disturbance to the LAND resulting from such activities;


          (b) Use reasonable efforts to ensure that such activities will be performed in a manner which does not unreasonably interfere with any ongoing activities at the former HERCULES FACILITY; and


          (c) Ensure that any contractors hired on its behalf to perform such activities at a former HERCULES FACILITY procure and maintain insurance coverage and provide indemnification to HERCULES and HEXCEL in accordance with the requirements set forth in Schedule H.1.

     2.   Obligation to Cooperate
          HEXCEL shall cooperate in any reasonable manner with HERCULES in connection with HERCULES' implementation of such RESPONSE to an AREA OF ENVIRONMENTAL CONCERN or ENVIRONMENTAL CLAIM or other action required by this

Annex. HEXCEL's cooperation shall include: (i) all actions reasonably necessary to allow the implementation of the RESPONSE to an AREA OF

ENVIRONMENTAL CONCERN or ENVIRONMENTAL CLAIM at the minimum cost necessary to satisfy the requirements of ENVIRONMENTAL LAWS applicable at the time a RESPONSE

TO HAZARDOUS SUBSTANCES is implemented; (ii) the institution or imposition and maintenance of reasonable institutional and/or ENGINEERING CONTROLS associated with such actions; and (iii) giving HERCULES reasonable access to allow HERCULES to conduct such actions.


I.   HEXCEL'S WASTE DISPOSAL OBLIGATIONS AFTER CLOSING

     HEXCEL is obligated to immediately discontinue as of and after the CLOSING all use of those waste hauling and disposal entities used by the HERCULES

FACILITIES prior to CLOSING as listed on Schedule I hereto to the extent that commercially reasonable alternatives to the entities used by the HERCULES

FACILITIES prior to CLOSING exist.


J.   BACCHUS POND
     HERCULES shall retain ownership of Bacchus Pond and shall permit HEXCEL to discharge waste water to Bacchus Pond for a period of five (5) years from the date of CLOSING. HERCULES shall hold HEXCEL harmless from any and all

ENVIRONMENTAL CLAIMS asserted against HEXCEL or for which HEXCEL may be liable or obligated, (without limitation as to amount and subject to no threshold amount or minimum payable CLAIM amount or as set forth in F2(a) + (b)), but only to the extent that HEXCEL's discharge to the Pond after CLOSING is (i) in the same or lower volume, (ii) contains the same constituents, and (iii) contains the same or lower concentrations as discharged by HERCULES prior to the date of

CLOSING. HEXCEL shall provide to HERCULES or any other owner of the Bacchus Pond reasonable access (including ingress and egress) at all times. The Parties shall enter into a Bacchus Pond Agreement to be executed and delivered at the CLOSING on terms substantially the same as those set forth in Schedule J.

                                    TAX ANNEX
                                    ---------


          This Tax Annex is part of the DEFINITIVE AGREEMENTS referred to in the Sale and Purchase Agreement between HERCULES and HEXCEL INCORPORATED dated

 ___________ ___, 1996 (the "AGREEMENT"). Except as otherwise provided in this Tax Annex, terms used herein and defined in the AGREEMENT shall have the meanings ascribed to such terms in the AGREEMENT.


I.   Definitions
     -----------


     A.    "CODE" means the Internal Revenue Code of 1986, as amended.


     B. "INCOME TAXES" means TAXES one or more of the alternative bases for which are measured, in whole or in part, on income, whether such

           TAXES are imposed by a federal, state, local or foreign AUTHORITY.


     C. "TAXES" shall mean taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including,

           without limitation, income, alternative minimum, gross receipts, ad valorem, stamp, profits, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, windfall profits, transfer and gains taxes or governmental taxes imposed or payable to any AUTHORITY, and in each instance such term shall include any interest, penalties or additions to TAXES.


     D. "TAX RETURNS" means all tax returns, statements, reports, estimates, declarations and forms.

     E.


II.  Representations and Warranties
     ------------------------------


     A.    In General


           HERCULES represents and warrants that, except as set forth on Schedule T-1:


           1.      HERCULES, with respect to its ownership and operations of the

                   CPD BUSINESS, has timely filed with the appropriate AUTHORITIES all TAX RETURNS required to be filed by or with respect to it, its operations and its assets. As of the time of filing, such TAX RETURNS correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of the CPD BUSINESS and any other information required to be shown thereon. No extensions of time to file any TAX RETURN have been requested or granted.


           2. With respect to all amounts of TAXES imposed on HERCULES with respect to the CPD BUSINESS or for which HERCULES is or could be liable, whether to any AUTHORITY or to other persons or entities (as, for example, under a tax allocation agreement),

                   and with respect to all taxable periods or portions of periods ending on or before the CLOSING DATE, (i) all applicable TAX laws and agreements have been fully complied with, and (ii) all such amounts required to be paid by

                   HERCULES to AUTHORITIES or others on or before the CLOSING DATE have or will be paid in a timely manner, and (iii)

                   reserves have been established for the payment of all TAXES relating to the CPD BUSINESS not yet due and payable, which reserves are reflected on HERCULES' books and records and are adequate and in accordance with the past custom and practice of HERCULES.


           3. With respect to the CPD BUSINESS, there are no claims by any AUTHORITY in jurisdictions where TAX RETURNS are not filed that the CPD BUSINESS may be subject to taxation by that jurisdiction.


           4.      With respect to the CPD BUSINESS, HERCULES has withheld and paid and will
                   withhold and pay timely and properly all TAXES required to be withheld and paid to the proper AUTHORITIES in connection with amounts paid or owing to any employee, creditor, independent contractor or third party.


           5.      There are no liens for TAXES (other than liens for current

                   TAXES not yet due and payable) on the CPD BUSINESS ITEMS. No deficiency for any TAXES has been proposed, asserted or assessed against HERCULES with respect to the CPD BUSINESS which has not been resolved and paid in full. There are no outstanding waivers or consents given by HERCULES or any of its AFFILIATES regarding the application of the statute of limitations with respect to any TAXES or TAX RETURNS relating to the CPD BUSINESS.


           6.      All transactions that could give rise to a penalty under

                   Section 6662 of the CODE have been adequately disclosed in accordance with Section 6662 of the CODE.


           7.      No CPD BUSINESS ITEM is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the CODE or otherwise pursuant to the Code.


           8. No CPD BUSINESS ITEM directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the CODE.


           9. No CPD BUSINESS ITEM is "tax-exempt use property" within the meaning of Section 168(h) of the CODE.


           10.     HERCULES is not a person other than a United States person within the meaning of the CODE.


           11. The transaction contemplated in the AGREEMENT is not subject to the tax withholding provisions of Section 3406 of the

                   CODE, Subchapter A of Chapter 3 of the CODE or any other provision of law.

     B.    Additional Representations for Stock Purchase of HAESA


           1.      HAESA has timely filed with the appropriate AUTHORITIES all

                   TAX RETURNS required to be filed by or with respect to it, its operations and its assets. As of the time of filing,

                   such TAX RETURNS correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of HAESA and any other information required to be shown thereon. Except as provided in Schedule II.B.1., no extensions of time to file any TAX RETURN have been requested or granted.


           2.      (1)With respect to all amounts of TAXES imposed on HAESA or for which HAESA is or could be liable, whether to any AUTHORITY or to other persons or entities (as, for example,

                   under a tax allocation agreement), and with respect to all taxable periods or portions of periods ending on or before the CLOSING DATE, (i) all applicable TAX laws and agreements have been fully complied with, (ii) all such amounts required to be paid by HAESA to AUTHORITIES or others on or before the CLOSING DATE have been or will be paid in a timely manner,

                   and (iii) reserves have been established for the payment of all TAXES not yet due and payable, which reserves are reflected on HAESA'S books and records and are adequate and in accordance with the past custom and practice of HAESA.


           3.      HAESA has withheld and paid and will withhold and pay timely and properly all TAXES required to be withheld and paid to the proper AUTHORITIES in connection with amounts paid or owing to any employee, creditor, independent contractor or third party.


           4.      Except as provided in Schedule II.B.4., as of the date

                   hereof, HAESA has not requested, executed or filed with any AUTHORITY any agreement or other document extending or having the effect of extending the period for assessment or collection of any TAXES for which HAESA could be liable.


           5.      HAESA has not executed or entered into any closing agreement pursuant to Section

                   7121 of the Code (or any similar agreement under foreign law).


           6.      Schedule II.B.6. sets forth (i) the taxable years of HAESA as to which the respective statutes of limitations with respect to TAXES have not expired, and (ii) with respect to such taxable years, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not yet been initiated, and those years for which required TAX

                   RETURNS have not yet been filed.  Except as disclosed in
                   Schedule II.B.6., no federal, state, local or foreign TAX

                   audits or other administrative proceedings or court proceedings are presently pending or have been conducted, or,

                   to the best of the knowledge of HAESA, are threatened with regard to any TAXES for which HAESA could be liable. Except to the extent disclosed in Schedule II.B.6., all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of HAESA, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of HAESA. No issues have been raised (and are currently pending) by any AUTHORITY in connection with any of the TAX RETURNS, and neither HAESA nor any director, officer or employee of HAESA responsible for TAX matters, expects any AUTHORITY to assess any additional TAXES for any period for which TAX RETURNS have been filed.


           7.      There are no liens for TAXES (other than for current TAXES not yet due and payable) on the assets of HAESA.


           8. HAESA is not, was not, nor will be a party to, bound by or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement.


           9. HAESA does not hold any debt instrument with respect to which it is reporting the income under the installment method or that has an adjusted basis that is less than 90 percent of the stated redemption price at maturity.

              10.  All material elections with respect to TAXES affecting HAESA as of the date hereof are set forth in Schedule II.B.10. After the date hereof, no election with respect to TAXES will be made without the written consent of Buyer.


           11. None of HAESA'S assets are required to be treated as owned by any other person pursuant to the "safe harbor lease"

                   provisions of former Section 168(f)(8) of the Code or otherwise pursuant to the Code.


           12.     None of HAESA'S assets directly or indirectly secure any debt the interest on which is tax-exempt under Section 103(a) of the Code.


           13.     None of HAESA'S assets are "tax-exempt use property" within the meaning of Section 168(h) of the Code.


           14. HAESA has not participated in nor will it participate in an international boycott within the meaning of Section 999 of the Code.


           15. HAESA is not nor has it been a United States real property holding corporation (as defined in Section 897(c)(2) of the

                   Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.


           16.     HAESA does not and will not have any income that is income from sources within the United States under the Code.


           17. HAESA is not and will not be engaged in a trade or business in the United States under the Code.


           18.     The transaction contemplated in the AGREEMENT is not subject to the tax withholding provisions of Section 3406 of the Code, Subchapter A of Chapter 3 of the Code or any other provision of law.


           19. Except as set forth in Schedule II.B.19, HAESA does not have and has not had either a permanent establishment, as defined in any applicable tax treaty, in any foreign country (other than

                   Spain) or any business activity in any country other than Spain that would subject it to a TAX in such country.


           20.     Except as set forth in Schedule II.B.20, HAESA is not a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.


III. Certain Tax Matters
     -------------------


     A.    Taxes, Fees and Similar Items


           1. All current ad valorem taxes on real, immovable or intangible property comprising the CPD BUSINESS ITEMS shall be prorated between HERCULES and HEXCEL INCORPORATED as of the CLOSING DATE.


           2.      Except as otherwise provided in this Tax Annex, each PARTY shall pay 50 percent at the CLOSING, or, if due thereafter promptly when due all transfer taxes, sales taxes, and stamp taxes relating to the transfer of the CPD BUSINESS ITEMS. At the CLOSING DATE, to the extent permitted by applicable law,

                   HEXCEL INCORPORATED will provide HERCULES with such duly executed resale exemption certificates with respect to the jurisdictions where the transfer of INVENTORIES would otherwise be taxable as HERCULES has requested in writing be obtained and HEXCEL INCORPORATED has received prior to the CLOSING DATE.


           3.      After the CLOSING DATE, HERCULES and HEXCEL INCORPORATED each shall make available to the other, as reasonably requested, all information, records or documents relating to tax liabilities or potential tax liabilities of or relating to the CPD BUSINESS for all periods prior to or including the

                   CLOSING DATE and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. For the tax years 1995 and 1996, each PARTY shall provide with reasonable dispatch to the other PARTY any federal, state, local or foreign tax information package received by such PARTY and relating to the CPD BUSINESS reasonably for use in the requesting PARTY'S preparation of tax returns.


           4. HEXCEL INCORPORATED shall promptly give a NOTICE to HERCULES upon receipt by HEXCEL INCORPORATED, or any AFFILIATE of

                   HEXCEL INCORPORATED, of notice or any pending or threatened federal, state, local or foreign tax audits or assessments of or relating to the CPD BUSINESS for taxable periods ending prior to or including the CLOSING DATE and HERCULES shall promptly give NOTICE to HEXCEL INCORPORATED upon receipt by HERCULES, or any AFFILIATE of HERCULES, of notice of any pending or threatened federal, state, local or foreign tax audits or assessments of or relating to the CPD BUSINESS for taxable periods ending prior to or after the CLOSING DATE. HERCULES shall have the sole right to represent the CPD

                   BUSINESS' interest in any tax audit or administrative or court proceeding relating to taxable periods for which

                   HERCULES is solely responsible for the payment of TAXES, and to employ counsel of its choice at its expense. HEXCEL

                   INCORPORATED agrees that it will cooperate fully with HERCULES and its counsel at HERCULES' expense in the defense against or compromise of any claim in any said proceeding.


     B.    Allocation of Purchase Price


           The aggregate consideration prescribed by Article III of the AGREEMENT, including the ASSUMED LIABILITIES will be allocated among the CPD BUSINESS ITEMS and the non-competition covenant contained in
           Article VIII, Section 8.1 in accordance with Section 1060 of the

           CODE and the regulations promulgated thereunder. An allocation of the amounts specified in Section 3.1 shall be set forth on a schedule which shall be prepared by HEXCEL INCORPORATED and mutually agreed to by both HERCULES and HEXCEL INCORPORATED within 90 days after the CLOSING DATE, which agreement shall not be unreasonably withheld or delayed. Such schedule will subsequently be adjusted pursuant to the PURCHASE PRICE ADJUSTMENT prescribed in Section 3.2. The allocations set forth on such adjusted schedule shall be used by each PARTY and their AFFILIATES in preparing all relevant income and franchise TAX RETURNS and forms subject to adjustment to reflect (a) HERCULES' selling expenses as a reduction of sales proceeds, and (b) HEXCEL INCORPORATED'S acquisition expenses as an addition to purchase price.


     C.    Refunds


           Any refunds of INCOME TAXES received by HEXCEL INCORPORATED or the CPD BUSINESS attributable to TAXES paid by HERCULES or its

           AFFILIATES for any period ending on or before the CLOSING DATE and not reflect in the CPD BUSINESS FINANCIAL STATEMENTS shall be for the benefit of HERCULES. HEXCEL INCORPORATED shall cause any such refund (net of any TAX liability resulting from such refund) to be paid to HERCULES within 30 days of HEXCEL INCORPORATED'S or the CPD BUSINESS' receipt thereof.


           IN WITNESS WHEREOF, each Party has caused this Tax Annex to be executed by its duly authorized officer on its behalf as of the date of the Sale and Purchase Agreement, dated ________ ___, 1996, between HERCULES and HEXCEL

INCORPORATED.



Attested:                         HERCULES




By:___________________________    By:___________________________


Name and Title:_______________    Name and Title:_______________

Attested:                         HEXCEL INCORPORATED




By:___________________________    By:___________________________


Name and Title:_______________    Name and Title:_______________